Registration No. 333-213405

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

JERRICK MEDIA HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-0645394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

202 S Dean Street,

Englewood, NJ 07631

Tel: (201) 308-8060

Fax: (201)-608-7536

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Jeremy Frommer

Chief Executive Officer

202 S Dean Street

Englewood, NJ 07631.

Tel: (201) 308-8060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock underlying Series A Cumulative Convertible Preferred Stock	18,335,010	$0.164	(4)	$3,006,941.64	(4)	$374.36
Common Stock underlying Series B Cumulative Convertible Preferred Stock	4,096,936	$0.197	(5)	$807,096	(5)	$100.48
Common Stock underlying Warrants	550,000	$0.30		165,000		20.55
Common Stock underlying Warrants	8,360,000	$0.23	(3)	$1,922,800	(3)	$239.39
Common Stock underlying Warrants	1,600,000	$0.26	(3)	$416,000	(3)	51.79
Common Stock	641,407	$0.19	(2)	$737,235	(2)	$91.79
Common Stock, $0.001 par value per share, issuable upon conversion of Convertible Notes (6)(7)	27,953,619	(7)		5,576,557.20		694.28
Common Stock underlying Warrants(3)	36,169,884	0.20		7,233,976.80		900.63
Total	97,706,856			$19,865,606.64		$2,473.27	(8)

(1)	Includes up to an aggregate of 97,706,856 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) consisting of 641,407 shares of Common Stock, 18,335,010 shares of Common Stock issuable upon conversion of the Company’s Series A Cumulative Convertible Preferred Stock Preferred Stock, up to 4,096,936 shares of Common Stock issuable upon conversion of the Company’s Series B Cumulative Convertible Preferred Stock, 27,953,619 shares issuable upon conversion of Convertible Notes held by certain selling shareholders and 46,679,884 shares of Common Stock issuable upon exercise of warrants that may be sold from time to time pursuant to this registration statement by the selling shareholders identified herein.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the OTC Marketplace on March 26, 2016.

(3)	Fee based on exercise price applicable to shares issuable upon exercise of warrants in accordance with Rule 457(g)

(4)	This offering price per share of $0.164 is calculated based upon the price at which the common stock underlying the preferred may be converted pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(5)

This offering price per share of $0.197 is calculated based upon the price at which the common stock underlying the preferred may be converted pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(6)	Represents shares of the Registrant’s common stock being registered for resale that will be acquired upon the conversion of Convertible Notes issued to certain selling stockholder

(7)	Proposed Maximum Aggregate Offering Price is calculated based upon the price at which the common stock underlying the preferred may be converted pursuant to Rule 457(g)(1) of the Securities Act, as amended. Out of the 27,953,619 shares underlying convertible notes to be registered, 27,870,286 convert at a price of $0.20 per share and 83,333 shares convert at a price of $0.30 per share. For purposes of calculation 27,870,281 multiplied by $0.20 equals a proposed maximum aggregate offering price of $5,574,057.20. 83,333 multiplied by $0.30 equals a proposed maximum aggregate offering price of $2,500.

(8)	$825.97 Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED March 9, 2018

18,335,010 Shares of Common Stock issuable upon Conversion of Series A Cumulative Convertible Preferred Stock

4,096,936 Shares of Common Stock issuable upon Conversion of Series B Cumulative Convertible Preferred Stock

27,953,619 Shares of Common Stock issuable upon Conversion of certain Convertible Notes

46,679,884 Shares of Common Stock Issuable upon Exercise of Warrants

641,407 Shares of Common Stock

This prospectus relates to the offering and resale by the selling security holders (the “Selling Security Holders”) identified herein of up to 97,706,856 shares of Common Stock, of Jerrick Media Holdings, Inc (the “Company”).  These shares include 18,335,010 shares of Common Stock underlying the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”), 4,096,936 shares of Common Stock underlying the Series B Cumulative Convertible Preferred stock (the “Series B Preferred”), 27,953,619 shares of Common Stock underlying Convertible Notes issued in favor of certain Selling Shareholders, 46,679,884 shares of Common Stock Issuable upon Exercise of Warrants, and 641,407 shares of Common Stock.

The Selling Security Holders may sell the shares of Common Stock on the OTCQB, in one or more transactions otherwise than on the OTCQB, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Security Holders may sell or otherwise dispose of their shares of Common Stock hereunder.

The Selling Security Holders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Security Holders may sell their shares of Common Stock hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of our Common Stock by the Selling Security Holders in the offering described in this prospectus.

Our Common Stock is quoted for trading on the OTCQB Marketplace (OTCQB) under the symbol “JMDA”. As of March 8, 2018, the closing bid price for our Common Stock as reported on the OTCQB was $0.18 per share.

Investing in our Common Stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 7 to read about the risks you should consider before buying shares of our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained no underwriter in connection with this offering.

The date of this prospectus is March __, 2018

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

ABOUT THIS PROSPECTUS

Neither we, nor the Selling Security Holders, have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  The Selling Security Holders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock.  Our business, financial condition, results of operations, and prospects may have changed since that date.

The information in this preliminary prospectus is not complete and is subject to change.  No person should rely on the information contained in this document for any purpose other than participating in this offering, and only the preliminary prospectus dated March 8, 2018, is authorized by us to be used in connection with this offering.  The preliminary prospectus will only be distributed by us and the Selling Security Holders and no other person has been authorized by us to use this document to offer or sell any of our securities.

References in this prospectus to “we,” “us,” “our,” the “Company” and “Jerrick” refer to Jerrick Media Holdings, Inc., together with its consolidated subsidiaries, unless we specify otherwise or unless the context requires otherwise.

This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

1

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, specifically including the section entitled “Risk Factors,” before making a decision to invest in our Common Stock.

Our Company

General

Jerrick Media is a technology company focused on the development of digital communities, and the targeted marketing of branded digital content, and e-commerce opportunities algorithmically derived in relevance for each community. Jerrick’s product is Vocal, a proprietary software publishing platform that enables creators of long form content to reach an engaged audience through a growing portfolio of genre-specific branded websites. By creating communities of engaged, topically focused users through our content creation and interaction, we help advertisers and marketers find innovative ways to target and engage customers.

Through Vocal, and other associated social media channels and outlets, we produce and distribute a variety of digital media content. The content for each branded website in our portfolio and for distribution through other media channels, is derived from internal generation, user contributions, and external collaborations. The content includes, but is not limited to: videos, imagery, articles, e-books, film, and television projects. Revenue is generated in a variety of ways, including: (i) the sale of advertising and marketing services related to our content, including but not limited to pre-roll videos, text and image advertisements, native advertisements, and affiliate marketing; (ii) the sale of genre-specific products related to our brands and, licensing of our content for download-to-own services; and (iii) royalties and production fees for original content, created for either film, television, or digital end-markets. Demand and pricing for our advertising depends on our user base and overall market conditions. We also drive additional demand through integrated sales of digital advertising inventory, through our marketing services, and by providing unique branded entertainment and custom sponsorship opportunities to our advertisers. Our advertising and e-commerce revenues may be affected by the strength of advertising markets and general economic conditions and may fluctuate depending on the success of our content, as measured by the number of people visiting our websites at any given time.

Our Market

According to Forrest Research's “Using eCommerce To Monetize Digital Content In The Media Industry” report, content driven e-commerce proves to be one of the most profitable options for media companies to create a new revenue channel, enhance engagement with their audience base, and differentiate themselves from other media companies without a digital e-commerce platform. Forrester Research estimates that online consumers will increase their spending to $327 billion by 2016 from $202 billion in 2011. In addition, 52% of U.S. consumers buy directly from brands online. We believe we can capitalize on a content to commerce model as advances in technology and declining barriers to entry have allowed for cost effective construction of commerce infrastructure outside of the traditional Amazon and eBay models.

2

Our Strategy

We have developed a proprietary patent-pending technology platform, Vocal, designed to develop and cost-effectively acquire content that reaches audiences through our portfolio of genre-specific communities, as well as through other social and digital distribution channels. In addition to providing relevant and refreshing content, our technology is centered on efficiency and scalability in both input of content across a growing variety of topics, and output through a growing number of distribution methods. We believe our content-to-commerce model is an integral part of digital monetization. We focus on distribution of content through the Vocal platform that optimizes user-generated content through an algorithmically derived moderation process. Through the moderation process, we reduce manpower costs, and simultaneously increase our ability to publish content and rapidly produce genre-specific websites driven by usage data. Through these genre-specific websites, we are able to provide advertisers with a more transparent and targeted community for their brands, which we believe offers a very high value proposition. The Vocal platform and its proprietary technology can be white-labeled or licensed, to provide seamless integration to independent media companies and brands. We also use the Vocal platform for distribution and monetization of a substantial inventory of content featuring unpublished photographs, negatives, trademarks, videos, scripts, short stories, and articles across various genres. We believe we have a competitive advantage in the ownership of merchandising rights of such content which allows us to sell or license these properties.

As part of our strategy, we develop transmedia assets internally, in collaboration with other production and media companies, as well as with our expanding user base. The transmedia assets we produce, such as film, television, digital shorts, books, and comic series can be leveraged beyond digital media and can be distributed across multiple platforms and formats.

Our Website Communities

We are developing an ever-increasing number of genre-specific websites, designed to create self-sustaining communities, with each revolving around a specific topic or theme. The creation of these websites is driven by two factors: (i) the potential for monetization opportunities, and (ii) by the topical content provided by our users. All of these sites are powered by Vocal, our proprietary long-form digital publishing and content distribution platform.

Risks Related to our Business

●	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	We are not profitable and may never be profitable.

●	We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.

●	We face intense competition. If we do not provide digital content that is useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

●	Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

●	We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.

●	Security breaches could harm our business.

●	If any of our relationships with internet search websites terminate, if such websites' methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

●	Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

3

Recent Developments

February 2018 Offering

Effective February 12, 2018, Jerrick Media Holdings, Inc. (the “Company”), through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), completed a private placement offering in the aggregate amount of $750,000 (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), at a price of $0.20 per share (the “Conversion Price”), and a five-year warrant to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into securities purchase agreements (each a “Securities Purchase Agreement”) with 22 accredited investors (the “Investors”). The aggregate gross proceeds of the Offering is $750,000.00.

The Notes issued to the Investors bear interest at a rate of fifteen percent (15%) per annum and mature on the second (2nd) anniversary of their issuance dates. The Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

If while any of the securities are outstanding, there is not an effective registration statement covering all of the shares underlying the Warrants and shares of the Company’s Common Stock issuable pursuant to the terms of the Note and the Company shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Note such Investor requests to be registered.

December 2017 Financing

On December 21, 2017 and December 27, 2017, Jerrick Media Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements with two accredited investors (the “Investors”) for the issuance and sale of (i) 15% Secured Convertible Promissory Notes (the “Notes”) in the principal aggregate amount of $200,000, convertible into shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”), at a price of $0.20 per share (the “Conversion Price”), and (ii) five-year warrants (the “Warrants”) to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”).

The Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

4

The Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

The Warrants are immediately exercisable at the Exercise Price, subject to adjustment.

If while any of the Notes and Warrants are outstanding, there is not an effective registration statement covering all of the shares of Common Stock underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes, and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such shares underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes such Investor requests to be registered.

2017 Debt Offering

From August 25, 2017 through November 8, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “2017 Debt Offering Note” and collectively the “2017 Debt Offering Notes” together with the Notes the “Convertible Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “2017 Debt Offering Conversion Shares”), at a price of $0.20 per share (the “2017 Debt Offering Conversion Price”), and a five-year warrant (the “2017 Debt Offering Warrants”) to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the 2017 Debt Offering Notes can be converted into (“2017 Debt Offering Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into subscription agreements (each a “Subscription Agreement”) with accredited investors (the “Investors”).

The Company terminated the Offering on November 9, 2017 (the “Termination Date”).

In connection with the Offering, the Company entered into that certain Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall prepare and, as soon as practicable, but in no event later than one hundred twenty days from the Termination Date (the “Filing Date”), file a Registration Statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the Registrable Securities (as defined in the Securities Purchase Agreement) for an offering to be made on a continuous basis pursuant to SEC Rule 415. The Company shall use its best efforts to cause the Registration Statement to become effective no later than one hundred twenty days after the Filing Date (the “Mandatory Effectiveness Date”).

Series A and Series B Offerings

From February 13, 2015 through September 30, 2015, the Company, through its wholly owned subsidiary, Jerrick Ventures, Inc., conducted a private placement offering (the “Series A Offering”) of its Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) and warrants to purchase shares of the Company’s common stock (the “Series A Warrants,” and together with the Series A Preferred, the “Series A Securities”). Upon issuance, the conversion price of the Series A Preferred was $0.25 (the “Series A Conversion Price”) and the exercise price of the Series A Warrants was $0.35 (the “Series A Warrant Exercise Price”).

From December 21, 2015 through February 1, 2016, the Company conducted a private placement offering (the “Series B Offering”) of its Series B Cumulative Convertible Preferred Stock (the “Series B Preferred”) and warrants to purchase shares of the Company’s common stock (the “Series B Warrants,” and together with the Series B Preferred, the “Series B Securities”). Upon issuance, the conversion price of the Series B Preferred was $0.30 (the “Series B Conversion Price”) and the exercise price of the Series B Warrants was $0.40 (the “Series B Warrant Exercise Price”).

Pursuant to the terms and conditions of the Series A Offering and the Series B Offering, both the Series A Securities and the Series B Securities are subject to penalty provisions (the “Penalty Provisions”) upon the Company’s late filing of a registration statement on form S-1 (the “Resale Registration Statement”) to register for the resale of the Series A and B Securities causing an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series A Warrant Exercise Price and the Series B Warrant Exercise Price (collectively the “Adjustments”).

The Company’s late filing of the Resale Registration Statement triggered the Penalty Provisions and during the nine months ended September 30, 2016, the Company (i) accrued $3,318,353 for liquidated damages associated with the Penalty Provisions on the Series A Preferred and $309,665 in connection with such penalties on the Series A Warrants; and (ii) accrued $667,313 for liquidated damages associated with the Penalty Provisions on the Series B Preferred and $51,159 in connection with such penalties on the Series B Warrants (collectively the “Liquidated Damages”).

On November 29, 2016, the Board of Directors (the “Board”) of the Company approved and authorized the Adjustments, such that the new conversion prices of the Series A Preferred and Series B Preferred are $0.164 and $0.197, respectively, and the new exercise price of the Series A Warrants and Series B Warrants are $0.23 and $0.262, respectively. These Adjustments eliminated the need to accrue for the Liquidated Damages.

5

Corporate Organization

We were incorporated in Nevada in 1999.  Our corporate headquarters are located at 202 S Dean Street, Englewood, NJ 07631.  As described above, in February 2016, we engaged in a reverse triangular merger through which we acquired the business of Jerrick Ventures, Inc., a Nevada corporation, and changed our corporate name to “Jerrick Media Holdings, Inc.”  Prior to the merger, our corporate name was “Great Plains Holdings, Inc.”  Our telephone number is (201) 258-3770.  Our website address is www.jerrickmedia.com.  The information on or accessible through our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Security Holders	97,706,856 shares, including (i) 18,335,010 shares of Common Stock underlying the Company’s Series A Preferred (ii) 4,096,936 shares of Common Stock underlying the Company’s Series B Preferred (iii) 27,953,619 shares for common Stock underlying Convertible Notes (iii) 46,679,884 shares of Common Stock underlying warrants and (iv) 641,407 shares of Common Stock

Common Stock Outstanding Before the Offering	39,539,432 shares of Common Stock as of March 6, 2018.

Common Stock Outstanding After the Offering	137,246,288 shares of Common Stock.(1)

Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the Common Stock has been sold pursuant to the registration statement.

Use of Proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by Selling Security Holders. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

OTCQB Symbol	JMDA

(1) Assumes the exercise of all shares underlying the warrants and conversion of the Series A Preferred, Series B Preferred, and Convertible Notes being registered hereunder.

6

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus and the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering.  If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed.  This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.  The risks described below and in the documents referenced above are not the only ones that we face.  Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

RISKS RELATED TO OUR BUSINESS

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

As reflected in the accompanying audited consolidated financial statements, the Company had a net loss of approximately $7.4 million for the year ended December 31, 2016, and a working capital deficit and accumulated deficit of approximately $3.3 million and approximately $13.3 respectively, at December 31, 2016. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

In response to these problems, management has taken the following actions:

●	seeking additional third party debt and/or equity financing;

●	execute a plan to recapitalize the company;

●	continue with the implementation of the business plan;

●	generate new sales from international customers; and

●	allocate sufficient resources to continue with advertising and marketing efforts.

In their report dated March 31, 2017, our independent auditors stated that our financial statements for the period ended December 31, 2016, were prepared assuming that we would continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

7

We are not profitable and may never be profitable.

Since inception through the present, we have been dependent on raising capital to support our working capital needs. During this same period, we have recorded net accumulated losses and are yet to achieve profitability. Our ability to achieve profitability depends upon many factors, including its ability to develop and commercialize our websites. There can be no assurance that we will ever achieve any significant revenues or profitable operations.

Our operating expenses exceed our revenues and will likely continue to do so for the foreseeable future.

We are in an early stage of our development and we have not generated sufficient revenues to offset our operating expenses. Our operating expenses will likely continue to exceed our operating income for the foreseeable future, until such time as we are able to monetize our brands and generate substantial revenues, particularly as we undertake payment of the increased costs of operating as a public company.

Our Operating subsidiary has a limited operating history.

Our operating subsidiary has been in existence for approximately two years. Our limited operating history means that there is a high degree of uncertainty in our ability to: (i) develop and commercialize our products; (ii) achieve market acceptance; or (iii) respond to competition. Additionally, even if we do implement our business plan, we may not be successful. No assurances can be given as to exactly when, if at all, we will be able to recognize profits high enough to sustain our business. We face all the risks inherent in a new business, including the expenses, difficulties, complications, and delays frequently encountered in connection with conducting operations, including capital requirements. Given our limited operating history, we may be unable to effectively implement our business plan, which would result in a loss of your investment.

WE have assumed A significant  amount of debt and our operations may not be able to generate sufficient cash flows to meet our debt obligations, which could reduce our financial flexibility and adversely impact our operations.

Currently the Company has considerable convertible notes, related party notes and lines of credit outstanding with various debtors. Our ability to make payments on such indebtedness will depend on our ability to generate cash flow. The Company may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness;

●	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.

We expect that we will have adequate financing for the next 6 months. However, in the event that we exceed our expected growth, we would need to raise additional capital. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms or even at all. Our limited operating history makes investor evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be on terms or conditions which are not acceptable. In the event that we are not able to secure financing, we may have to scale back our growth plans or cease operations.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of Jeremy Frommer, our Chief Executive Officer, and our other executive officers and directors. Though no individual is indispensable, the loss of the services of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently maintain key man life insurance on the lives of these individuals.

8

We have not adopted various corporate governance measures, and as a result stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Among these measures is the establishment of independent committees of the Board of Directors. However, to the extent a public market develops for our securities, such legislation will require us to make changes to our current corporate governance practices. Those changes may be costly and time-consuming. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our shareholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

We face intense competition. If we do not provide digital content that is useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technologies, shifting user needs, and frequent introductions of new products and services. Our ability to compete successfully depends heavily on providing digital content that is useful and enjoyable for our users and delivering our content through innovative technologies in the marketplace.

We have many competitors in the digital content creation industry and media companies. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and websites. Emerging start-ups may be able to innovate and provide products and services faster than we can.

Additionally, our operating results would suffer if our digital content is not appropriately timed with market opportunities, or if our digital content is not effectively brought to market. As technology continues to develop, our competitors may be able to offer user experiences that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive. If our competitors are more successful than we are in developing compelling content or in attracting and retaining users and advertisers, our revenues and operating results could be adversely affected.

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to Internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

We believe that maintaining and enhancing the “Filthy Media”, “OMNI Media”,  “Longevity Media”, “Potent Media” brands is critical to expanding our base of users, advertisers and affiliates. Maintaining and enhancing our brands' profiles may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the “Filthy Media”, “OMNI”, and “Longevity” “Potent” brands' profiles, or if we incur excessive expenses in this effort, our business and operating results could be harmed. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands' profiles may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and to continue to provide attractive products and services, which we may not do successfully.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations, resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

9

In order to achieve the general strategies of our company we need to maintain and search for hard-working employees who have innovative initiatives, while at the same time, keep a close eye on any and all expanding opportunities in our marketplace.

We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.

We plan to generate a substantial portion of our revenues from advertisers. Our advertisers may be able to terminate prospective contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would adversely affect our revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can also have a material negative impact on the demand for advertising and cause our advertisers to reduce the amounts they spend on advertising, which could adversely affect our revenues and business.

Security breaches could harm our business.

Security breaches have become more prevalent in the technology industry. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect, use, store and disclose, but there is no guarantee that inadvertent (e.g., software bugs or other technical malfunctions, employee error or malfeasance, or other factors) or unauthorized data access or use will not occur despite our efforts. Although we have not experienced any material security breaches to date, we may in the future experience attempts to disable our systems or to breach the security of our systems. Techniques used to obtain unauthorized access to personal information, confidential information and/or the systems on which such information are stored and/or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures.

If an actual or perceived security breach occurs, the market perception of our security measures could be harmed and we could lose sales and customers and/or suffer other negative consequences to our business. A security breach could adversely affect the digital content experience and cause the loss or corruption of data, which could harm our business, financial condition and operating results. Any failure to maintain the security of our infrastructure could result in loss of personal information and/or other confidential information, damage to our reputation and customer relationships, early termination of our contracts and other business losses, indemnification of our customers, financial penalties, litigation, regulatory investigations and other significant liabilities. In the event of a major third-party security incident, we may incur losses in excess of their insurance coverage.

Moreover, if a high profile security breach occurs with respect to us or another digital entertainment company, our customers and potential customers may lose trust in the security of our business model generally, which could adversely impact our ability to retain existing customers or attract new ones.

The laws and regulations concerning data privacy and data security are continually evolving; our or our platform providers’ actual or perceived failure to comply with these laws and regulations could harm our business.

Customers view our content online, using third-party platforms and networks and on mobile devices. We collect and store significant amounts of information about our customers—both personally identifying and non-personally identifying information. We are subject to laws from a variety of jurisdictions regarding privacy and the protection of this player information. For example, the European Union (EU) has traditionally taken a broader view than the United States and certain other jurisdictions as to what is considered personal information and has imposed greater obligations under data privacy regulations. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines.

10

Data privacy protection laws are rapidly changing and likely will continue to do so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices and the EU has proposed reforms to its existing data protection legal framework. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our players that is necessary for compliance with these various types of regulations.

Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of confidence in our products and ultimately in a loss of customers, which could adversely affect our business and impact our financial condition. This could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

If any of our relationships with internet search websites terminate, if such websites' methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

We depend in part on various internet search websites, such as Google.com, Bing.com, Yahoo.com and other websites to direct a significant amount of traffic to our websites. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings generally are determined and displayed as a result of a set of unpublished formulas designed by search engine companies in their discretion. Purchased listings generally are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other internet websites, to direct a substantial share of visitors to our websites and to direct traffic to the advertiser customers we serve. If these internet search websites modify or terminate their relationship with us or we are outbid by our competitors for purchased listings, meaning that our competitors pay a higher price to be listed above us in a list of search results, traffic to our websites could decline. Such a decline in traffic could affect our ability to generate advertising revenue and could reduce the desirability of advertising on our websites.

Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

As a distributor of media content, we face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, obscenity, violation of rights of publicity and/or obscenity laws and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with content available through our internet websites could require us to take steps that would substantially limit the attractiveness of our internet websites and/or their availability in certain geographic areas, which could adversely affect our ability to generate revenue and could increase our operating expenses.

11

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We may be subject to claims of infringement of third party patents and trademarks and other violations of third party intellectual property rights. Intellectual property disputes are generally time-consuming and expensive to litigate or settle, and the outcome of such disputes is uncertain and difficult to predict. The existence of such disputes may require us to set-aside substantial reserves, and has the potential to significantly affect our overall financial standing. To the extent that claims against us are successful, they may subject us to substantial liability, and we may have to pay substantial monetary damages, change aspects of our business model, and/or discontinue any of our services or practices that are found to be in violation of another party's rights. Such outcomes may severely restrict or hinder ongoing business operations and impact the value of our business. Successful claims against us could also result in us having to seek a license to continue our practices. Under such conditions, a license may or may not be offered or otherwise made available to us. If a license is made available to us, the cost of the license may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Although we have been and are currently involved in multiple areas of commerce, internet services, and high technology where there is a substantial risk of future patent litigation, we have not obtained insurance for patent infringement losses. If we are unsuccessful at resolving pending and future patent litigation in a reasonable and affordable manner, it could disrupt our business and operations, including by negatively impacting areas of commerce or putting us at a competitive disadvantage.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. We currently own more than 252 domain names. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users' experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

Because some of our brands contain adult content, companies providing products and services on which we rely may refuse to do business with us.

Many companies that provide products and services we need are concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and services. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. There can be no assurance that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the internet or the privacy of users may inhibit the growth of the internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses and other attacks transmitted via the internet.  As a payment processor, we are required to comply with PCI DSS and a credit card information breach could subject us to penalties or fines, litigation, regulatory investigation or regulatory action. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption. Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would adversely affect our business.

Risk Factors Related to our Potent Media Brand

12

Cannabis remains illegal under Federal law.

Our Potent Media brand is a website devoted to exploring the history of marijuana, the cannabis culture and its effect on pop culture today. The site keeps its user base informed on all things involving cannabis culture including movies, tv and books and festivals, conventions and politics. However, despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a schedule-I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. Yet, there is no guarantee that the Obama Administration will not change its stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. A new administration could introduce a less favorable policy or decide to enforce the Federal laws strongly. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operation of our Potent Media brand. Such an action could have a material negative effect on our business and operations.

13

Federal enforcement practices could change with respect to services provided to participants in the cannabis industry, which could adversely impact us. If the Federal government were to change its practices, or were to expend its resources on enforcement actions against service providers in the cannabis industry, such actions could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis and cannabis related products, and, if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, and our revenues would decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant use and advertise on our products, which would be detrimental to the Company. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Operating a network open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our network and services are only to be used by users who are over 18 years old and located where the use of cannabis is permissible under state law and only in a manner which would be permissible under the applicable state law. However, it is impractical to independently verify that all activity occurring on our network fits into this description. As such, we run the risk of federal and state law enforcement prosecution.

Although the Obama Administration has determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those following certain state laws allowing for the use and distribution of medical and recreational cannabis, there can be no assurance that the administration, or future administrations, will not change its stated policy and begin enforcement of the Federal laws against us or our users. Additionally, there can be no assurance that we will not face criminal prosecution from states where the use of cannabis is permitted for the use of cannabis in ways which do not fall under the state law. Finally, even if we attempt to prevent the use of our product in states where cannabis use is not permitted under state law, use of our websites by those in such states may still occur and state authorities may still bring an action against us for the promotion of cannabis related material by those residing in such states.

Risks Related to FILTHY MEDIA

Changes in laws regulating adult content could materially adversely affect our business, financial condition and results of operations.

Our brand, Filthy Media, presents content related to culture of erotic art. Regulation, investigations and prosecutions of adult content could prevent us from making such content available in certain jurisdictions and may otherwise have a material adverse effect on our business, financial condition and results of operations. Government officials may also place additional restrictions on adult content affecting the way people interact on the internet. The governments of some countries, such as China and India, have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or “immoral” influences. Regulation aimed at limiting minors’ access to adult content both in the United States and abroad could also increase our cost of operations and introduce technological challenges by requiring development and implementation of age verification systems. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business. Court rulings may place additional restrictions on adult content affecting how people interact on the internet, such as mandatory web labeling.

RISKS RELATED TO OUR COMMON STOCK

The price of our Common Stock may be subject to wide fluctuations.

Even though we have our shares quoted on the OTCQB, a consistently active trading market for our Common Stock may not exist.  You may not be able to sell your shares quickly or at the current market price if trading in our stock is not active.  You may lose all or a part of your investment.  The market price of our Common Stock may be highly volatile and subject to wide fluctuations in response to a variety of factors and risks, many of which are beyond our control.  In addition to the risks noted elsewhere in this prospectus, some of the other factors affecting our stock price may include:

●	variations in our operating results;

●	the level and quality of securities analysts’ coverage of our Common Stock;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	announcements by third parties of significant claims or proceedings against us; and

●	future sales of our Common Stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.  In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company.  Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

14

We may, in the future, issue additional SHARES OF COMMON STOCK, which would reduce investors’ percent of ownership and dilute our share value

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock. Currently the Company has issued 30,449 shares of Series A Preferred, 8,064 shares of Series B Preferred and 0 of Series D Convertible Preferred Stock (the “Series D Preferred”). Additionally, the Company has issued warrants to purchase 52,299,656 shares of our common stock at a weighted average exercise price of $0.22. As of March 8, 2016, the Series A Preferred, Series B Preferred and Series D Preferred, are convertible into 22,660,570 shares of the Company’s common stock, subject to adjustment. In addition, the Company has convertible notes outstanding that convert into 28,529,114 shares of the Company’s common stock at conversion rates between $0.20 - $0.30. Assuming all of the Company’s currently outstanding preferred stock be converted and all outstanding warrants be exercised and all convertible notes be converted, the Company would have to issue an additional 103,489,340 shares of common stock representing 262% of our current issued and outstanding common stock. The future issuance of this Common Stock would result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held  by our investors, and might have an adverse effect on any trading market  for our Common Stock.

OUR COMMON SHARES ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

(a)	that a broker or dealer approve a person’s account for transactions in penny stocks; and

(b)	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination, and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits which they successfully defend (NRS 78.7502).

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to issue up to 20,000,000 shares of preferred stock in various classes. As of March 8, 2018 there are 33,974,582 outstanding shares of common stock. Currently, the Company has issued 30,449 shares of Series A Preferred, 8,064 shares of Series B Preferred and 0 shares of Series D Preferred stock outstanding. As of March 8, 2018, our outstanding preferred stock is convertible into 22,660,570 shares of the Company’s Common Stock. Our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue additional shares, without further stockholder approval. As a result, our  board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our Common Stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the Common Stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of Common Stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of Common Stock.

15

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this registration statement, including in the documents incorporated by reference into this registration statement, includes some statements that are not purely historical and that are forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes, “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this registration statement are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Security Holders. All of the net proceeds from the sale of our Common Stock will go to the Selling Security Holders as described below in the sections entitled Selling Security Holders” and Plan of Distribution”. We may, however, receive proceeds in the event that some or all of the warrants held by a selling stockholder are exercised for cash. There can be no assurance that any of the Selling Security Holders will exercise their warrants or that we will receive any proceeds therefrom. We intend to use any net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our Common Stock currently trades on the OTCQB under the symbol “JMDA”. The offering price of the shares of Common Stock and the Common Stock underlying the Series A Preferred and Series B Preferred is $0.164 and $0.197, respectively, and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the closing bid price of Common Stock of the Company as reported on the OTCQB on March 8, 2018, and are not the offering prices of the securities. The offering price of the shares underlying the warrants registered hereunder is based upon the price at which the warrants may be exercised pursuant to Rule 457(g)(1) of the Securities Act.

SELLING SECURITY HOLDERS

The 97,706,856 shares being offered for resale in this registration statement include: (i) 641,407 shares of the Company’s Common Stock, (ii) 18,335,010 shares underlying the Company’s Series A Preferred (iii) 4,096,936 shares underlying the Company’s Series B Preferred (iv) 27,953,619 shares underlying the Convertible Notes and (v) 46,679,884 shares underlying warrants held by certain shareholders who purchased the Series A Preferred, Series B Preferred, Convertible Notes and warrants in private transactions (the “Jerrick Private Placements”)

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

16

The following table sets forth the name of the Selling Security Holders, the number of shares of Common Stock beneficially owned by each of the Selling Security Holders as of the date hereof and the number of share of Common Stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
Adam Templeton	2,000,000	2,000,000	(2)		* %
Airmont Trust	100,000	100,000	(3)	-	0%
Allen Rosen	212,416	212,416	(4)	-	0%
Alpha Capital Anstalt	700,000	700,000	(5)	-	* %
Andrew Schwartz	339,429	339,429	(6)	-	0%
Andrew Taffin	2,468,555	2,018,555	(7)	-
Antoine Bethea	300,00	300,000	(8)
Arthur Rosen	9,887,343	8,100,683	(9)	1,786,660	1.12%
Austin Gleason	424,832	424,832	(10)	-	0%
Barry Koff	300,000	300,000	(11)
Benzion Frommer	168,680	168,860	(12)	-	0%
Brio Capital Master Fund Ltd.	2,365,982	1,656,551	(13)	709,431	0%
Centaurian Fund LP	262,407	262,407	(14)	-	0%
Charles Knapp	100,000	100,000	(15)
Charles Merkel	32,550	32,550	(16)
Cheryl Schwartz	50,000	50,000	(17)
Chris Gordon	13,109,995	12,609,995	(18)	500,000	.31%
Christopher Davis	5,749,086	5,749,086	(19)		%
Clive Caunter	1,311,947	1,311,947	(20)
Crossover Capital	460,000	460,000	(21)		%
David Freilich MD PLLC Profit Sharing Plan FBO David Freilich	202,416	202,416	(22)	-	0%
David Nagelberg	1,087,500	1,087,500	(23)
Diamond Bridge Investments LLC	2,164,000	2,164,000	(24)
Diamond Rock Capital	863,553	863,553	(25)
Dirk Horn	3,946,987	3,946,987	(26)
Douglas Wertheimer	4,727,245	4,727,245	(12)	-	* %
Elaine Ziner	375,000	375,000	(27)
Elicia W. David	758,973	758,973	(13)	-	0%
Elliot Tuckel	100,000	100,000	(28)
Eubulus J Kerr III	2,716,662	2,716,662	(14)	-	0%
Frank Straw	35,000	35,000	(29)
Frederic Sommer III	297,382	297,382	(15)	-	0%

17

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering
George L. Thompson Co. A Partnership	533,165	533,165	(16)	-	0%
Georgeanna Gleason	254,486	254,486	(17)	-	0%
Gregory Castaldo	750,000	750,000	(30)
Hans Peter Lanz	212,416	212,416	(18)	-	0%
Harry Mittelman	575,000	575,000	(31)
Horacio Lavallen	849,663	849,663	(19)	-	0%
HSS Holdings	1,191,112	1,191,112	(32)
Investors League Special Opportunity Fund 1 LP	100,000	100,000	(33)
Iroquois Master Fund	750,000	750,000(34)
JAG Asset Management	375,000	375,000(35)
James Adametz	424,832	424,832	(20)	-	0%
James Robinson & Jennifer Robinson JTWROS	2,675,000	2,675,000(36)
Jane Schwartz & Norman Schwartz	212,416	212,416	(21)	-	0%
Jeffrey Miller & Judith Miller	212,416	212,416	(22)	-	0%
Joanne Gambi	400,000	400,000(37)
Jo-Bar Enterprises	1,011,849	1,011,849	(23)	-	0%
Joel Stone	500,000	500,000(38)
John R. and Maria Moeller	100,000	100,000(39)
Joyce Westmoreland	424,832	424,832	(24)	-	0%
Lawrence K. Cagney & Barbara Cagney	849,663	849,663	(25)	-	0%
Leonard M. Schiller Revocable Trust Dtd	3,278,760	2,678,760	(26)	600,000	1.18%
Lori Capon & Josh Capon	212,416	212,416	(27)	-	0%
L. Van Le Rev Trust	300,000	300,000	(40)
Mark Standish	2,081,750	2,081,750(41)
Markus Eberle	499,580	499,580(42)
McLain Capital	1,168,612	1,168,612(43)
Michael Drennan	1,087,500	1,087,500(44)
Michael Stunden	343,046	343,046(45)
Mulkey II Limited Partnership	2,630,219	2,630,219	(29)	-	0%
Naftali Schuss & Lauren Schuss	212,416	212,416	(30)	-	0%
Neurological Surgery Associates	300,000	300,000(46)
Nunley Investments LLC	2,768,228	2,768,228	(31)	-	0%
Patricia Cunningham	500,000	500,000(47)
Patrick Keating	518,680	518,680	(32)	-	0%
Peak One Capital	560,000	560,000(48)
Pearl Digital Opportunities Fund LLC	1,000,000	1,000,000(49)
Pepper Grove Holdings	2,676,470	2,676,470(50)
Philip David	1,008,973	1,008,973	(33)	-	0%
Pierce Dalton Nunley	2,172,862	2,172,862	(34)	-	0%
Richard G. David	474,832	474,832	(35)	-	0%
Richard Galterio	329,486	329,486(51)
Richard W. Hunt & William R. Hunt, Jr. TEN COM	100,000	100,000(52)
Robert Kimball III	424,832	424,832	(36)	-	0%
Ryan Sylvester	1,000,000	1,000,000(53)
Sam Capon	212,416	212,416	(37)	-	0%
Scott Jasper	35,000	35,000(54)
SEG Reda-Shex, LLC	750,000	750,000(55)
Sharon Standowski	637,247	637,247	(38)	-	0%
Shefts Family LP	100,000	100,000(56)
Special Equities Group (JSchecter)	250,000	250,000(57)
Steve and Diane Schwimmer	100,000	100,000(58)
Tariq Masood	3,475,000	3,475,000(59)
Thomas and Theresa Ann Ciano	100,000	100,000	(60)	-	0%
Thomas Seward	424,832	424,832(61)

* less than 1%

18

(1)	This number assumes each Selling Security Holder sells all of its shares being offered pursuant to this prospectus.
(2)	This amount includes 1,000,000 shares of Common Stock underlying Convertible Notes and 1,000,000 shares of Common Stock underlying warrants.
(3)	This amount includes 50,000 shares of Common Stock underlying Convertible Notes and 50,000 shares of Common Stock underlying warrants
(4)	This amount includes 152,416 shares of Common Stock underlying shares pf Series A Preferred and 60,000 shares of Common Stock underlying warrants
(5)	This amount includes 100,000 shares of Common Stock and 600,000 shares of Common Stock underlying warrants
(6)	This amount includes 152,416 shares of Common Stock underlying shares of Series A Preferred, 127,013 shares of Common Stock underlying Series B Preferred, and 60,000 shares of Common Stock underlying warrants
(7)	This amount includes 678,555 shares of Common Stock underlying shares of Series A Preferred, 500,000 shares underlying Convertible Notes, and 840,000 shares of Common Stock underlying warrants
(8)	This amount includes 150,000 shares of Common Stock underlying Convertible Notes and 150,000 shares of Common Stock underlying warrants
(9)	This amount includes 3,714,466 underlying Convertible Notes and 4,386,217 shares of Common Stock underlying warrants
(10)	This amount includes 304,832 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants
(11)	This amount includes 150,000 shares of Common Stock underlying Convertible Notes and 150,000 shares of Common Stock underlying warrants
(12)	This amount includes 1,828,989 shares of Common Stock underlying shares of Series A Preferred, 1,008,611

19

(13)	This amount includes 338,973 shares of Common Stock underlying shares of Series A Preferred, 125,000 shares of Common Stock underlying Convertible Notes, and 295,000 shares of Common Stock underlying warrants
(14)	This amount includes 1,896,662 shares of Common Stock underlying shares of Series A Preferred and 820,000 shares of Common Stock underlying warrants
(15)	This amount includes 213,382 shares of Common Stock underlying shares of Series A Preferred and 84,000 shares of Common Stock underlying warrants
(16)	This amount includes 304,832 shares of Common Stock underlying shares of Series A Preferred, 145,000 shares of Common Stock underlying warrants, and 83,333 shares of Common Stock underlying Convertible Notes
(17)	This amount includes 169,486 shares of Common Stock underlying shares of Series A Preferred and 85,000 shares of Common Stock underlying warrants
(18)	This amount includes 152,416 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants
(19)	This amount includes 609,663 shares of Common Stock underlying shares of Series A Preferred and 240,000 shares of Common Stock underlying warrants
(20)	This amount includes 304,832 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants
(21)	This amount includes 152,416 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants
(22)	This amount includes 152,416 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants
(23)	This amount includes 671,849 shares of Common Stock underlying shares of Series A Preferred and 340,000 shares of Common Stock underlying warrants
(24)	This amount includes 304,832 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants
(25)	This amount includes 609,663 shares of Common Stock underlying shares of Series A Preferred and 240,000 shares of Common Stock underlying warrants
(26)	This amount includes 832,190 shares of Common Stock underlying shares of Series A Preferred, 697,035 shares of Common Stock underlying Convertible Notes, and 1,149,535 shares of Common Stock underlying warrants
(27)	This amount includes 152,416 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants
(28)	This amount includes 50,000 shares of Common Stock underlying Convertible Notes and 50,000 shares of Common Stock underlying warrants
(29)	This amount includes 609,663 shares of Common Stock underlying shares of Series A Preferred, 840,278 shares of Common Stock underlying Convertible Notes, and 1,180,278 shares of Common Stock underlying warrants
(30)	This amount includes 152,416 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants
(31)	This amount includes 1,219,326 shares of Common Stock underlying shares of Series A Preferred, 509,450 shares of Common Stock underlying Convertible Notes, and 1,119,452 shares of Common Stock underlying Warrants
(32)	This amount includes 127,013 shares of Common Stock underlying shares of Series B Preferred, 175,000 shares of Common Stock underlying Convertible Notes, and 216,667 shares of Common Stock underlying warrants
(33)	This amount includes 338,973 shares of Common Stock underlying shares of Series A Preferred, 250,000 shares of Common Stock underlying Convertible Notes, and 420,000 shares of Common Stock underlying warrants

20

(34)	This amount includes 1,289,438 shares of Common Stock underlying shares of Series A Preferred, 139,212 shares of Common Stock underlying Convertible Notes, and 744,212 shares of Common Stock underlying warrants
(35)	This amount includes 304,832 shares of Common Stock underlying shares of Series A Preferred and 170,000 shares of Common Stock underlying warrants
(36)	This amount includes 304,832 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants
(37)	This amount includes 152,416 shares of Common Stock underlying shares of Series A Preferred and 60,000 shares of Common Stock underlying warrants
(38)	This amount includes 457,247 shares of Common Stock underlying shares of Series A Preferred and 180,000 shares of Common Stock underlying warrants
(39)	This amount includes 50,000 shares of Common Stock underlying Convertible Notes and 50,000 shares of Common Stock underlying warrants
(40)	This amount includes 150,000 shares of Common Stock underlying Convertible Notes and 150,000 shares of Common Stock underlying warrants
(41)	This amount includes 1,040,875 shares of Common Stock underlying Convertible Notes and 1,040,875 shares of Common Stock underlying warrants
(42)	This amount includes 249,790 shares of Common Stock underlying Convertible Notes and 249,790 shares of Common Stock underlying warrants
(43)	This amount includes 534,306 shares of Common Stock underlying Convertible Notes and 634,306 shares of Common Stock underlying warrants
(44)	This amount includes shares of Common Stock underlying warrants
(45)	This amount includes 143,635 shares of Common Stock underlying Convertible Notes and 199,411 shares of Common Stock underlying warrants
(46)	This amount includes 150,000 shares of Common Stock underlying Convertible Notes and 150,000 shares of Common Stock underlying warrants
(47)	This amount includes 250,000 shares of Common Stock underlying Convertible Notes and 250,000 shares of Common Stock underlying warrants
(48)	This amount includes 210,000 shares of Common Stock and 350,000 shares of Common Stock underlying warrants
(49)	This amount includes 500,000 shares of Common Stock underlying Convertible Notes and 500,000 shares of Common Stock underlying warrants
(50)	This amount includes 1,088,235 shares of Common Stock underlying Convertible Notes and 1,588,235 shares of Common Stock underlying warrants
(51)	This amount includes 169,486 shares of Common Stock underlying shares of Series A Preferred and 160,000 shares of Common Stock underlying warrants
(52)	This amount includes 50,000 shares of Common Stock underlying Convertible Notes and 50,000 shares of Common Stock underlying warrants
(53)	This amount includes 500,000 shares of Common Stock underlying Convertible Notes and 500,000 shares of Common Stock underlying warrants
(54)	This amount includes shares of Common Stock underlying warrants
(55)	This amount includes 375,000 shares of Common Stock underlying Convertible Notes and 375,000 shares of Common Stock underlying warrants
(56)	This amount includes 50,000 shares of Common Stock underlying Convertible Notes and 50,000 shares of Common Stock underlying warrants
(57)	This amount includes 125,000 shares of Common Stock underlying Convertible Notes and 125,000 shares of Common Stock underlying warrants
(58)	This amount includes 50,000 shares of Common Stock underlying Convertible Notes and 50,000 shares of Common Stock underlying warrants
(59)	This amount includes 1,250,000 shares of Common Stock underlying Convertible Notes and 2,225,000 shares of Common Stock underlying warrants
(60)	This amount includes 50,000 shares of Common Stock underlying Convertible Notes and 50,000 shares of Common Stock underlying warrants
(61)	This amount includes 304,832 shares of Common Stock underlying shares of Series A Preferred and 120,000 shares of Common Stock underlying warrants

21

PLAN OF DISTRIBUTION

We are registering the resale of certain shares of Common Stock, including shares of our Common Stock issuable upon conversion of certain preferred stock and the exercise of certain outstanding warrants to purchase Common Stock, offered by this prospectus on behalf of the Selling Security Holders. As used in this prospectus, the term “Selling Security Holders” include donees, pledges, transferees and other successors in interest selling shares received from the Selling Security Holders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer.  All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of Common Stock will be borne by the Selling Security Holders.

As of the date of this prospectus, our Common Stock is quoted for trading on the OTCQB and, for so long as our Common Stock continues to be quoted for trading in that venue, we expect that sales made in the over-the-counter market will likely be effected through that quotation system. As March 8, 2018, the last reported bid price for our Common Stock on the OTCQB was $0.18 per share, and as such represented the market price for our Common Stock as of that date. However, as described under the heading “Risk Factors” in this prospectus, our Common Stock is currently very thinly traded and its market price is subject to a high degree of volatility. Further, sales of the Common Stock to be registered hereunder could be made at prevailing market prices at the time of the sale, at fixed prices, at negotiated prices, or at varying prices determined at the time of sale. As a result, we cannot know the price at which any of our Common Stock to be registered hereunder may ultimately be sold by the holders thereof.

Sales of shares of Common Stock offered hereby may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions):

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale, and

●	any other method permitted pursuant to applicable law.

The Selling Security Holders may effect sales of shares of Common Stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of shares of Common Stock for whom those broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock by the Selling Security Holders.

The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and registered hereby and, if any such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

22

In connection with the sale of our Common Stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Security Holders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Security Holders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Security Holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Security Holders may in the future also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, including paragraph (i) of that rule, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Security Holders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, each broker-dealer selling under this prospectus for its own account or the account of an affiliate is an “underwriter” under Section 2(11) of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Security Holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Regulation M

We have informed each of the selling shareholders that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, or the Exchange Act, with respect to any purchase or sale of the common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the resale shares or any right to purchase the resale shares, for a period of one trading day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits each of the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised each of the selling shareholders that it should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by such selling shareholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the resale shares. Under Regulation M, neither the selling shareholders nor their agents may bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock while they are distributing resale shares. Regulation M may prohibit the selling shareholders from covering short sales by purchasing resale shares while the distribution is taking place, despite any contractual rights to do so pursuant to conversion of the Note. We intend to advise each of the selling shareholders that it should consult with its own legal counsel to ensure compliance with Regulation M.

We are unable to predict with certainty the effect that sales of the shares of Common Stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our Common Stock.

23

 MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our shares of Common Stock are quoted on the OTCQB under the symbol “JMDA”. Prior to March 3, 2016, our shares of Common Stock were quoted on the OTCQB under the symbol “GTPH”. The OTCQB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTCQB equity security is not listed or traded on a national securities exchange.

The following table sets forth the high and low bid price for our common stock for each quarter during the 2018, 2017, 2016 and 2015 fiscal years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Fiscal 2018	High	Low
First Quarter through March 5, 2018	$0.24	$0.15

Fiscal 2017	High	Low
First Quarter (January 1 – March 31)	$0.30	$0.07
Second Quarter (April 1 – June 30)	$0.31	$0.13
Third Quarter (July 1 – September 30)	$0.19	$0.05
Fourth Quarter (October 1 – December 31	$0.23	$0.10

Fiscal 2016	High	Low
First Quarter (January 1 – March 31)	$0.51	$0.35
Second Quarter (April 1 – June 30)	$0.61	$0.36
Third Quarter (July 1 – September 30)	$0.89	$0.10
Fourth Quarter (October 1 – December 31	$0.89	$0.22

Fiscal 2015	High	Low
First Quarter (January 1 – March 31)	$0.12	$0.07
Fourth Quarter (April 1 – June 30)	$0.10	$0.06
Third Quarter (July 1 – September 30)	$0.08	$0.06
Fourth Quarter (October 1 – December 31)	$0.28	$0.03

(b) Holders of Common Equity

As of September 30, 2017, there were approximately 166 stockholders of record. An additional number of stockholders are beneficial holders of our Common Stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

(d) Securities Authorized for Issuance under Equity Compensation Plans

There are currently 17,649,990 outstanding options to purchase our securities with a weighted exercise price of $0.42 per option. Currently, the Company has no available options to issue under the plan.

24

Option Plan

Pursuant to the Merger, on February 5, 2016, the Company assumed Jerrick’s 2015 Stock Incentive and Award Plan (the “Plan”) which provides for the issuance of up to 18,000,000 shares of the Company’s common stock.

The purpose of the Plan is to provide additional incentive to those officers, employees, consultants and non-employee directors of the Company and its parents, subsidiaries and affiliates whose contributions are essential to the growth and success of the Company’s business.

Eligible recipients of option awards are employees, officers, consultants or directors (including non-employee directors) of the Company or of any parent, subsidiary or affiliate of the Company. Upon recommendation from the board or the Compensation Committee, the board has the authority to grant to any eligible recipient any options, restricted stock or other awards valued in whole or in part by reference to, or otherwise based on, our common stock.

The provisions of each option granted need not be the same with respect to each option recipient. Option recipients shall enter into award agreements with us, in such form as the board shall determine.

The Plan shall be administered by the Compensation Committee consisting of two or more independent, non-employee and outside directors. In the absence of such a Committee, the board of the Company shall administer the Plan.

Each Option shall contain the following material terms:

(i)	the purchase price of each share of Common Stock with respect to Incentive Options shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Company, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value;

(ii)	The purchase price of each share of Common Stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of Common Stock on the date the Non-qualified Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value.

(iii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iv)	subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Company through the four (4) year anniversary of the date on which the Option was granted;

(vi)	no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(vii)	with respect to Incentive Options, the aggregate Fair Market Value of Common Stock exercisable for the first time during any calendar year shall not exceed $100,000.

25

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock are granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Compensation Committee;

(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Compensation Committee at the time of grant;

(iii)	recipients of Restricted Stock have the rights of a stockholder of the Company as of the date of the grant of the Restricted Stock;

(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v)	the Restricted Stock is not transferable until the date on which the Compensation Committee has specified such restrictions have lapsed.

Transfer Agent

Our stock transfer agent is Pacific Stock Transfer with an address as 173 Keith Street, Suite 3, Warrenton, Virginia, 20186.

26

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

●	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

●	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act;

●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

●	Contains a toll-free number for inquiries on disciplinary actions;

●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	The bid and offer quotations for the penny stock;

●	The compensation of the broker-dealer and its salesperson in the transaction;

●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

27

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the consolidated financial statements and accompanying notes and the information contained in other sections of this prospectus, particularly under the headings “Risk Factors” and “Business.”  This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management.  The statements in this discussion and analysis concerning expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements in this discussion and analysis, are forward-looking statements.  See “Risk Relating to Forward-Looking Statements” above.  These forward-looking statements are subject to numerous risks and uncertainties, including those described under “Risk Factors.”  Our actual results could differ materially from those suggested or implied by any forward-looking statements.

Overview

Jerrick is a technology company focused on the development of genre specific communities, sponsored digital content, and e-commerce opportunities. Jerrick’s flagship product Vocal is a proprietary long-form social publishing platform, capable of hosting multiple forms of rich media content. Creators of content are given the opportunity to monetize that content and expand their digital footprint beyond multiple sources such as blog sites, Spotify, YouTube, and Amazon.

Millions of bloggers creating content such as short videos, podcasts, music, and written word are posting long-form content online every day. This activity is increasing rapidly, experiencing particularly strong growth in the last three years. Of these creators, only a very small fraction achieve meaningful visibility for their content, and even fewer are rewarded financially as the content is typically not structured to generate search engine optimization for organic traffic.

Jerrick’s specific focus is to work with content creators and corporate brands that recognize the continuous decay of margins in the digital advertising space and are looking to participate in the next generation of platforms built without the need to achieve revenues through display advertising. Display ads can be blocked by ad blockers, some of which are created by the very same companies feeding the ads. This has resulted in a progressive margin deterioration over the last five years, creating what Jerrick sees as an unprecedented opportunity for companies in the long-form space.

After two years of research and development, Jerrick’s product, Vocal, was launched on November 30, 2016. Today Jerrick’s platform has attracted over 85,000 registered content creators. The Company believes this number will grow to over 100,000 registered users before year end. The Company believes the technology upgrades implemented in the third quarter of 2017, have secured Vocal’s position as one of the premier platforms in its space.

Vocal has filed a number of technology patents and digital intellectual property trademarks. Creators need tools; We believe that Vocal provides one of the best in class editors available in the publishing space. As a social platform, Vocal amplifies creators’ content by providing a proprietary search engine optimization process in combination with a user’s current digital audience. Amplification of the content facilitates organic search rankings for content at a significantly higher pace than other similar platforms. Vocal allows content creators to monetize this amplification through a read algorithm of views. Vocal uses Stripe for its payment transactions. Registered users submit content to one of Vocal’s communities and can track earning per view on their individual internal dashboards.

Vocal enables content creators to reach an engaged audience through its growing portfolio of genre-specific communities. By creating communities of engaged, topically focused users through the platform’s content creation process, Jerrick provides advertisers and marketers access to targeted groups of engaged consumers.

Dashboard statistics	Q2 2017 Average	Q3 2017 Average	Q4 2017 Average	January 31, 2018
Communities	14	20	28	30
Page Views per Month	1.4mm	2.1mm	4.1mm	6.1mm
Total Bloggers Signed Up	7,588	26,008	89,208	155,000
Average # of Submissions /Day	44	183	350	493
Average # of Published Articles /Day	25	91	213	289

28

CURRENT BUSINESS METRICS

● User Device:	76% Mobile / 18% Desktop / 6% Tablet
● Traffic Source:	55% Search / 25% Social
● Geographic:	53% U.S. / 28% Europe / 8% Canada

Thus far, the Company’s revenues have been generated from legacy businesses related to traditional media opportunities as well as sales from the Jerrick’s image library. While management expects these business lines and legacy assets to continue to contribute to revenues and generate strong margins for many years to come, we expect that the majority of revenues going forward will be generated by the Company’s technology. Jerrick’s platform Vocal is positioned to generate revenues along a number of lines.

Starting November 1, 2017, we launched branded content campaigns that we expect to average $500 per published article. Our salesforce expects to close on over 20 individual sales engagements in the month of November. We believe that such numbers, as well as the proceeds per published article, will rise over the upcoming year, as we complete important features for content scalability and the creation processes.

In the first quarter of 2018, Jerrick plans to launch additional revenue lines including affiliated sales  which has been recently implemented and is growing, in-house agency production, and platform processing fees across Vocal’s entire network. We believe that these new streams of revenue should begin contributing meaningful high-margin revenue in 2018. The Company also intends to release further enhancements to the Vocal editor and introduce social features.

In the second quarter of 2018, the Company plans to introduce SaaS subscriptions to the Vocal platform, which we believe will further develop into revenues and increase the platform’s user base exponentially. Newly introduced features will include user analytics updates as well as iOS and Android applications.

In the third quarter of 2018, Jerrick intends to introduce a self-serve native advertising structure that will facilitate transitioning brands off their dependence on traditional display advertising and into a native content advertising model. Jerrick also intends to release an open API and further enhancements to the machine learning capabilities of the Vocal engine toward the end of 2018.

The Company believes that the completion of this roadmap in 2018 will lead to its platform supporting over 100 in-network niche oriented communities, publishing 1,000 pieces of long-form content daily across the network from over 250,000 registered content creators, reaching over 20,000,000 page views per month.

For the first nine months of 2017, the Company has continued to lay the foundation to support the rapid growth of its Vocal platform. The Company expects to progressively transition from development to execution of scaling its business through organic growth and strategic partnerships with synergistic companies to maximize its business and revenue generating opportunities.

Results of Operations

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2017 compared to December 31, 2016:

	September 30, 2017	December 31, 2016	Increase/ (Decrease)
Current Assets	$94,678	$184,494	$(89,816)
Current Liabilities	$6,050,038	$3,544,996	$2,505,042
Working Capital Deficit	$(5,955,360)	$(3,360,502)	$(2,594,858)

At September 30, 2017, we had a working capital deficit of $(5,955,360), as compared to a working capital deficit of $(3,360,502) at December 31, 2016, a decrease of $(2,594,858). The increase is primarily attributable to the derivative liability of $1,543,678 recorded as of September 30, 2017.

29

Net Cash

Net cash used in operating activities for the nine-month period ended September 30, 2017 and 2016, was $2,476,844 and $1,928,242, respectively. The net loss for the nine-month period ended September 30, 2017 and 2016 was $5,762,470 and $7,087,938, respectively. This change is primarily attributable to the net loss for the current period offset by the change in prepaid expenses of $10,000, depreciation expense of $28,211, share-based compensation of $751,215, the accretion of debt discount and debt issuance costs of $2,025,484, the loss on settlement of vendor liabilities of $110,674, and the derivative expense of $254,470. These increases were offset by change in fair value of the derivative liability of $(1,257,716), respectively.

Net cash used in investing activities for the nine-month period ended September 30, 2017 and 2016 was $0 and $43,956 for the purchase of property and equipment.

Net cash provided by financing activities for the nine-month period ended September 30, 2017 and 2016 was $2,397,028 and $1,539,699. During the 2017 period, the Company was predominantly financed by issuance of notes and related party notes of $2,208,085 and $1,034,000, respectively. These increases were offset by repayment of related party notes and line of credit of $120,000 and $125,324, respectively. The Company also paid $151,956 for debt issuance costs during the 2017 nine-month period. During the 2016 period, the Company was predominantly financed by issuance of notes and preferred stock.

Summary of Statements of Operations for the Three-Month Period Ended September 30, 2017 and 2016:

	Three Month Period Ended
	September 30, 2017	September 30, 2016
Net revenue	$11,244	$16,389
Gross margin	$11,244	$16,389
Operating expenses	$(1,418,387)	$(949,026)
Loss from operations	$(1,407,143)	$(932,637)
Other expenses	$(1,502,376)	$(106,729)
Net loss	$(2,909,519)	$(1,039,366)
Loss per common share – basic and diluted	$(0.07)	$(0.03)

Net Revenue

Net revenue was $11,244 for the three-month period ended September 30, 2017, as compared to $16,389 for the comparable three-month period ended September 30, 2016, a decrease of $5,145. The decrease in net revenue is primarily attributable to the Company’s transitioning its ecommerce business from direct sale of products and Company owned memorabilia, through various web-based distribution channels, toward generating revenue through native advertising, branded marketing, and affiliate sales, resulting from the creation of genre specific, user generated content community websites. As part of that transition, the Company focused its efforts throughout 2017 on the development of its proprietary Vocal software platform to support the scalability of its business model. The Company expects revenue derived from its Vocal platform websites as well as sales of artwork and memorabilia related to the Guccione Acquisition to increase in the fourth quarter and into 2018.

Gross Profit

Gross profit percentage was 100% during the three-month periods ended September 30, 2017 and 2016. Gross margin is primarily attributable to the Company’s higher margin advertising and branded content revenue resulting from increased traffic on its websites, as well as media sales with little to no associated cost. The Company expects its gross margins to fluctuate as its business model continues to evolve.

Operating Expenses

Operating expenses for the three-month period ended September 30, 2017 were $1,418,387 as compared to $949,026 for the three-month period ended September 30, 2016. The increase of $469,361 in operating expenses is a result of a $179,193 increase in General and Administrative expenses related to the continued development of the Vocal platform, including the launch of additional content, a $236,501 increase in consulting and professional fees related to being a publicly traded company and a $53,667 increase in compensation which includes charges of $97,177 related to option grants to company executives and employees during the three months ended September 30, 2017.

30

Loss from Operations

Loss from operations for the three-month period ended September 30, 2017 was $1,407,143 as compared to loss of $932,637 for the three-month period ended September 30, 2016. The increase in the loss from operations is primarily attributable to an increase in expenses related to the continued development of the Vocal platform, including the launch of additional content and operating as a publicly traded company and the decrease in sales.

Other Income (Expenses)

Other income (expenses) for the three-month period ended September 30, 2017 was $(1,502,376), as compared to $(106,729) for the three-month period ended September 30, 2016. Other expenses during the three-month period ended September 30, 2017 was comprised of interest expense of $(228,120) on notes payable, accretion of debt discount and issuance cost of (1,074,002) and loss on extinguishment of debt of (876,038). These expenses were offset by the gain on derivative liability of $673,705 and a gain on settlement of debt of 2,079 as recorded during the three-month period ended September 30, 2017. During the three-month period ended September 30, 2016, other expenses were comprised of interest expense of $61,382, accretion of debt discount and issuance cost of $55,347. These expenses were offset by the gain on the sale of asset of $10,000 as recorded during the three-month period ended September 30, 2017.

Net Loss

Net loss attributable to common shareholder for three-month period ended September 30, 2017, was $2,909,519, or loss per share of $0.07, as compared to a net loss of $1,039,366, or loss per share of $0.03, for the three-month period ended September 30, 2016.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Summary of Statements of Operations for the Nine-Month Period Ended September 30, 2017 and 2016:

	Nine Month Period Ended
	September 30, 2017	September 30, 2016
Net revenue	$105,345	$201,029
Gross margin	$105,345	$157,708
Operating expenses	$(3,488,117)	$(2,725,329)
Loss from operations	$(3,382,772)	$(2,567,621)
Other expenses	$(2,379,698)	$(4,520,317)
Net loss	$(5,762,470)	$(7,087,938)
Loss per common share – basic and diluted	$(0.15)	$(0.23)

Net Revenue

Net revenue was $105,345 for the nine-month period ended September 30, 2017, as compared to $201,029 for the comparable nine-month period ended September 30, 2016, a decrease of $95,684. The decrease in net revenue is primarily attributable to the Company’s transitioning its ecommerce business from direct sale of products and Company owned memorabilia, through various web-based distribution channels, toward generating revenue through native advertising, branded marketing, and affiliate sales, resulting from the creation of genre specific, user generated content community websites. As part of that transition, the Company focused its efforts throughout 2017 on the development of its proprietary Vocal software platform to support the scalability of its business model. The Company expects revenue derived from its Vocal platform websites as well as sales of artwork and memorabilia related to the Guccione Acquisition to increase in the fourth quarter and into 2018.

Gross Profit

Gross profit percentage increased from a gross profit of 78% during the nine-month period ended September 30, 2016, to a gross profit of 100% during the nine-month period ended September 30, 2017. The increase in gross margin is primarily attributable to the Company’s higher margin advertising and branded content revenue resulting from increased traffic on its websites, as well as media sales with little to no associated cost. The Company expects its gross margins to fluctuate as its business model continues to evolve.

31

Operating Expenses

Operating expenses for the nine-month period ended September 30, 2017 were $3,488,117 as compared to $2,725,329 for the nine-month period ended September 30, 2016. The increase of $762,788 in operating expenses is a result of a $431,635 increase in compensation, which includes charges of $560,794 related to option grants to company executives and employees, $268,089 increase in General and Administrative expenses related to continued development of the Vocal platform, including the launch of additional content, and $63,064 increase in consulting and professional fees related to becoming a publicly traded company.

Loss from Operations

Loss from operations for the nine-month period ended September 30, 2017 was $3,382,772 as compared to loss of $2,567,621 for the nine-month period ended September 30, 2016. The increase in net loss is primarily attributable to a decrease in revenue and the increase in operating expenses related to the continued development of the Vocal platform, including the launch of additional content and the operating as a publicly traded company.

Other Income (Expenses)

Other income (expenses) for the nine-month period ended September 30, 2017 was $(2,379,698), as compared to $(4,520,317) for the nine-month period ended September 30, 2016. Other expenses during the nine-month period ended September 30, 2017 was comprised of interest expense of $(372,825) on notes payable, accretion of debt discount and issuance cost of $(2,025,486), loss on extinguishment of debt the settlement of $(876,038) and vendor liabilities of $(110,674) recorded by the Company. These expenses were offset by the gain on derivative liability of $1,257,716 and a gain on settlement of debt of 2,079 as recorded during the nine-month period ended September 30, 2017. During the nine-month period ended September 30, 2016, other expenses were comprised of interest expense of $(4,458,996), accretion of debt discount and issuance cost of $(71,321). These expenses were offset by the Gain on the sale of assets of $10,000.

Net Loss

Net loss attributable to common shareholder for nine-month period ended September 30, 2017, was $5,912,470, or loss per share of $0.15, as compared to a net loss of $7,087,938, or loss per share of $0.23, for the nine-month period ended September 30, 2016.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Summary of Statements of Operations for the Year Ended December 31, 2016 and 2015:

	Year Ended
	December 31, 2016	December 31, 2015
Net revenue	$223,927	$767,527
Gross margin	$180,606	$583,999
Operating expenses	$(3,872,362)	$(3,435,042)
Loss from operations	$(3,691,756)	$(2,851,043)
Other expenses	$(3,700,151)	$(488,725)
Net loss	$(7,391,907)	$(3,339,768)
Loss per common share – basic and diluted	$(0.23)	$(0.12)

Net Revenue

Net revenue was $223,927 for the year ended December 31, 2016, as compared to $767,527 for the comparable year ended December 31, 2015, a decrease of $543,600. The decrease in net revenue is primarily attributable to the Company's transitioning its ecommerce business from direct sale of products and Company owned memorabilia, through various web-based distribution channels, toward generating revenue through native advertising, branded marketing, and affiliate sales, resulting from the creation of genre specific, user generated content community websites. As part of that transition, the Company focused its efforts throughout 2016 on the development of its proprietary Vocal software platform to support the scalability of its business model. Revenue was also negatively impacted by management's decision to reduce its marketing efforts in selling artwork and memorabilia related to the Guccione Acquisition in the second half of 2016, while it negotiated an agreement to conduct future sales of Guccione artwork and memorabilia as well as certain other products through Everything But The House ("EBTH"), a premier online marketplace for estate sales. The Company reached an agreement with EBTH in the fourth quarter of 2016 and resumed sales through EBTH based on an auction revenue sharing model in December 2016. The Company expects revenue derived from its Vocal platform websites as well as its EBTH relationship to increase in 2017.

32

Gross Profit

Gross profit percentage increased from a gross profit of 76% during the year ended December 31, 2015, to a gross profit of 81% during the year ended December 31, 2016. The increase in gross margin is primarily attributable to the Company's higher margin advertising and branded content revenue resulting from increased traffic on its websites. The Company expects its gross margins to fluctuate as its business model continues to evolve in 2017.

Operating Expenses

Operating expenses for the year ended December 31, 2016, were $3,872,362 as compared to $3,435,042 for the year ended December 31, 2015. The increase of $437,320 in operating expenses is a result of a $534,728 increase in G&A expenses related to the development and launch of its Vocal platform, a $216,584 increase in employee compensation, and a $173,949 increase in professional fees related to the Company’s reverse acquisition of a public vehicle, partially offset by a $487,941 decrease in stock based compensation.

Loss from Operations

Loss from operations for the year ended December 31, 2016, was $(3,691,756) as compared to loss of $(2,851,043) for the year ended December 31, 2015. The increase in net loss is primarily attributable to a decrease in revenue and the increase in operating expenses associated with the development and launch of its Vocal platform and the Company’s reverse acquisition of a public vehicle.

Other Expenses

Other expense for the year ended December 31, 2016, was $(3,700,151), as compared to $(488,725) for the year ended December 31, 2015. Other expenses during the year ended December 31, 2016 was comprised of interest expense of $169,075 on notes payable, liquidating damages of $3,329,993, and debt discount of $211,198 recorded by the Company. During the year ended December 31, 2015, other expenses were comprised of interest expense of $475,481 on the bridge loans which were converted into equity during 2015 and dividends of $13,244 recorded by the Company.

Net Loss

Net loss attributable to common shareholder for year ended December 31, 2016, was $(7,391,907), or loss per share of $(0.23), as compared to $(3,339,768) or loss per share of $(0.12), for the year ended December 31, 2015.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2016, compared to December 31, 2015:

	December 31, 2016	December 31, 2015	Increase/(Decrease)
Current Assets	$184,494	$438,629	$(254,135)
Current Liabilities	$3,544,996	$966,837	$2,578,159
Working Capital Deficit	$(3,360,502)	$(528,208)	$(2,832,294)

At December 31, 2016, we had a working capital deficit of $(3,360,502), as compared to a working capital deficit of $(528,208) at December 31, 2015, an increase of $(2,832,294). The decrease is primarily attributable to an increase of $708,031 to accounts payable and accrued liabilities and $1,660,093 to an increase of debt.

33

Net Cash

Net cash used in operating activities for the year ended December 31, 2016 and 2015, was $(2,517,113) and $(2,287,682), respectively. The net loss for the year ended December 31, 2016 and 2015 was $(7,391,907) and $(3,339,768), respectively. Net cash used in operations for the current period is due primarily to an increase in infrastructure, continued develop of the business plan, and the Company’s move toward being a publicly traded company.

Net cash used in investing activities for the year ended December 31, 2016 and 2015 was $43,957 and $69,198.

Net cash provided by financing activities for the year ended December 31, 2016 and 2015 was $2,296,936 and $2,970,446. During 2016, the Company was predominantly financed by issuance of notes, related party notes, convertible notes and preferred stock. During 2015, the Company was financed by preferred stock.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Under Commission regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. As of December 31, 2016, we have no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates

We use estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

34

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1 – Quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 – Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company recognizes income and expenses based on the accrual method of accounting.

Advertising

The Company expenses all advertising costs as they are incurred.

Cash and Cash Equivalents

Cash and cash equivalents are defined as demand deposits, money market accounts and overnight investments at banks. Cash is maintained in banks insured by the FDIC for an aggregate of up to $250,000. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentrations of Risk

Financial Instruments which potentially subject the Company to concentrations of risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents with major financial institutions. At December 31, 2016, the Company has $0 in excess of federally insured limits.

Dividend Policy

The Company has not yet adopted a policy regarding dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows, or external appraisals, as applicable. The Company reviews long-lived assets for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified.

35

Long Term Investments

Non-marketable equity investments are carried at cost. Investments held by the Company are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the investment may not be recoverable. In the event that facts and circumstances indicate that the cost may be impaired, an evaluation of recoverability would be performed. Impairment expenses of $83,333 and $17,788 have been recorded on long term investments for the years ended December 31, 2016 and 2015, respectively.

Principles of Consolidation

The accompanying consolidated financials include the accounts of the Company and its subsidiaries from its inception. All significant intercompany accounts and balances have been eliminated in consolidation.

Property & Equipment

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the various classes of property, as follows:

Machinery & Equipment	5 to 7 years

Furniture & Fixtures	5 to 7 years

Improvements	10 to 20 years

Building	40 years

Income Producing Properties	40 years

Expenditures for additions, improvements and betterments that extend the useful lives of existing assets, if material, are generally capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Recognition of Rental Income

Revenue from lease of residential and commercial properties is recognized when earned with the passage of time per the terms of the leases in effect.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the basic and diluted per share amounts are the same.

Recent Accounting Pronouncements

The Company does not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2017, we have no off-balance sheet arrangements.

36

BUSINESS

Our Company

Corporate History and Overview

Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Jerrick Media”) (formerly Great Plains Holdings, Inc. or “GTPH”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plan to diversify its business through the acquisition and operation of commercial real estate, including, but not limited to, self-storage facilities, apartment buildings, 55+ senior manufactured home communities, and other income producing properties. Historically, the Company has principally engaged in the manufacture and marketing of the LiL Marc, a plastic boys’ toilet-training device, which we discontinued as of December 31, 2014.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of GTPH’s common stock. GTPH assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”).

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick Media.

On February 28, 2016, GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

Jerrick Media Business

Jerrick Media is a technology company focused on the development of digital communities, and the targeted marketing of branded digital content, and e-commerce opportunities algorithmically derived in relevance for each community. Jerrick’s product is Vocal, a proprietary software publishing platform, that enables creators of long form content to reach an engaged audience through a growing portfolio of genre-specific branded websites. By creating communities of engaged, topically focused users through our content creation and interaction, we help advertisers and marketers find innovative ways to target and engage customers.

Through Vocal, and other associated social media channels and outlets, we produce and distribute a variety of digital media content. The content for each branded website in our portfolio and for distribution through other media channels, is derived from internal generation, user contributions, and external collaborations. The content includes, but is not limited to: videos, imagery, articles, e-books, film, and television projects. Revenue is generated in a variety of ways, including: (i) the sale of advertising and marketing services related to our content, including but not limited to pre-roll videos, text and image advertisements, native advertisements, and affiliate marketing; (ii) the sale of genre-specific products related to our brands and, licensing of our content for download-to-own services; and (iii) royalties and production fees for original content, created for either film, television, or digital end-markets. Demand and pricing for our advertising depends on our user base and overall market conditions. We also drive additional demand through integrated sales of digital advertising inventory, through our marketing services, and by providing unique branded entertainment and custom sponsorship opportunities to our advertisers. Our advertising and e-commerce revenues may be affected by the strength of advertising markets and general economic conditions and may fluctuate depending on the success of our content, as measured by the number of people visiting our websites at any given time.

37

Our Strategy

We have developed a proprietary patent-pending technology platform, Vocal, designed to develop and cost-effectively acquire content that reaches audiences through our portfolio of genre-specific communities, as well as through other social and digital distribution channels. In addition to providing relevant and refreshing content, our technology is centered on efficiency and scalability in both input of content across a growing variety of topics, and output through a growing number of distribution methods. We believe our content-to-commerce model is an integral part of digital monetization. We focus on distribution of content through the Vocal platform that optimizes user-generated content through an algorithmically derived moderation process. Through the moderation process, we reduce manpower costs, and simultaneously increase our ability to publish content and rapidly produce genre-specific websites driven by usage data. Through these genre-specific websites, we are able to provide advertisers with a more transparent and targeted community for their brands, which we believe offers a very high value proposition. The Vocal platform and its proprietary technology can be white-labeled or licensed, to provide seamless integration to independent media companies and brands. We also use the Vocal platform for distribution and monetization of a substantial inventory of content featuring unpublished photographs, negatives, trademarks, videos, scripts, short stories, and articles across various genres. We believe we have a competitive advantage in the ownership of merchandising rights of such content which allows us to sell or license these properties.

As part of our strategy, we develop transmedia assets internally, in collaboration with other production and media companies, as well as with our expanding user base. The transmedia assets we produce, such as film, television, digital shorts, books, and comic series can be leveraged beyond digital media and can be distributed across multiple platforms and formats.

Our Website Communities

We are developing an ever-increasing number of genre-specific websites, designed to create self-sustaining communities, with each revolving around a specific topic or theme. The creation of these websites is driven by two factors: (i) the potential for monetization opportunities, and (ii) by the topical content provided by our users.

Examples of our current websites include the following:

Intellectual Property

We regard our technology and other proprietary rights as essential to our business. We rely on trade secrets, confidentiality procedures, contract provisions, and trademark law to protect our technology and intellectual property. We have also entered into confidentiality agreements with our consultants and corporate partners and intend to control access to and distribution of our products, documentation, and other proprietary information.

Protecting our Content from Copyright Theft

The theft of pictures, video and other entertainment content presents a significant challenge to our industry, and we take many steps to address this concern. Where possible, we make use of technological protection tools, such as encryption, to protect our content. Notwithstanding these efforts and the many legal protections that exist to combat piracy, the proliferation of content theft and technological tools with which to carry it out continue to escalate. The failure to obtain enhanced legal protections and enforcement tools could make it more difficult for us to adequately protect our intellectual property, which could negatively impact its value.

Competition

We face significant competition from many other websites. We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information on the web similar to ours, and provide them with relevant advertising. Although we face severe competition, we believe we have a competitive advantage in that the majority of our content is timeless, as opposed to many of our competitors, who focus mainly on providing timely content that has a limited lifespan, and therefore negligible long term monetization value. Competitive factors include:

●	community cohesion, interaction and size;
●	website or mobile platform and application ease-of-use and accessibility;
●	user engagement;
●	system reliability;
●	reliability of delivery and payment; and
●	quality of content.

We may be unable to compete successfully against current and future competitors. Some current and potential competitors have longer operating histories, larger user bases and greater brand recognition in other internet sectors than we do. Other online sites with similar business models may be acquired by, receive investments from, or enter into other commercial relationships with well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can.

In addition, we compete with internet advertising companies, particularly in the areas of pay-for-performance and keyword-targeted internet advertising. Also, we may compete with companies that sell products and services online because these companies, like us, are trying to attract users to their websites to search for information about products and services and content like ours.

38

We also compete with destination websites that seek to increase their search-related traffic. These destination websites may include those operated by internet access providers, such as cable and DSL service providers. Because our users need to access our services through internet access providers, they have direct relationships with these providers. If an access provider or a computer or computing device manufacturer offers online services that compete with ours, the user may find it more convenient to use the services of the access provider or manufacturer. In addition, the access provider or manufacturer may make it hard to access our services by not listing them in the access provider’s or manufacturer’s own menu of offerings. Also, because the access provider gathers information from the user in connection with the establishment of a billing relationship, the access provider may be more effective than we are in tailoring services and advertisements to the specific tastes of the user.

There has been a trend toward industry consolidation among our competitors, and so smaller competitors today may become larger competitors in the future. If our competitors are more successful than we are at generating traffic, our revenues may decline.

Employees

As of March 6, 2018, we had 29 full-time employees, and 2 full-time contractors. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Description of Property

As of March 6, 2018, our corporate headquarters which houses operations and support personnel, is located at 202 S Dean Street, Englewood, NJ 07631, an office consisting of a total of 12,000 square feet. The current lease term is effective from January 8, 2014 through May 1, 2018 (the “Term”) with monthly rent of $8,500 until December 31, 2015 and $14,165 for each subsequent year of the Term thereafter.

We anticipate relocating our headquarters in 2018 and expect that our new facilities will consist of approximately 5,000-7,000 square feet, which will result in a reduction in annual rental costs. Should we be unable to secure rental of a new facility, we intend to remain in our current facility on a month-to-month basis.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

39

MANAGEMENT

Directors and Executive Officers

The name, age and positions of our current executive officers and directors are as follows:

Name	Age	Positions
Jeremy Frommer	50	Chief Executive Officer, Director
Rick Schwartz	50	President
Leonard Schiller	74	Director
Andrew Taffin	52	Director

The biographies of the above-identified individuals are set forth below.

Jeremy Frommer, age 50, Chief Executive Officer and Director

Jeremy Frommer’s career includes two decades in the financial technology industry, working as a hedge fund and portfolio manager, as well as on the sell-side of the financial industry.

Jeremy started NextGen Trading, a software development company building proprietary equity trading platforms. NextGen was acquired by Carlin Financial Group of which Jeremy became CEO. RBC Capital Markets Corporation eventually bought Carlin. At RBC, he was managing director, head of the Global Prime Services group, and a member of the RBC Global Equities Operating Committee.

After two years of investing in the digital media space, Jeremy partnered with longtime friend and Hollywood Producer Rick Schwartz in 2012, forming Jerrick Media.

Rick Schwartz, age 50, President

Rick Schwartz is an award-winning film and tv producer. Throughout his career, he has worked on a wide range of critically acclaimed and commercially successful films including Gangs of New York, Machete, The Departed, and Black Swan. Rick has been involved with movies that have grossed over $1 billion dollars in worldwide box office sales and earned 31 Academy Award Nominations.

His most recent tv show, Lip Sync Battle, is the highest rated show in Spike’s history and continues to set digital records for the network’s online channel. He is a member of the Producers Guild of America and the Screen Actors Guild, as well as a published writer whose work has appeared in such outlets as The Times of London, The Huffington Post, The Washington Times, and Grantland.

After the success of Spike TV’s Lip Sync Battle, Rick partnered with longtime friend and Wall Street executive Jeremy Former to form Jerrick Media.

Leonard Schiller, age 74, Director

President and Managing Partner since 1977 of Chicago based law firm Schiller Strauss Lavin PC. In addition, Mr. Schiller has served as the President of The Dearborn Group, a residential property management and real estate company (Midwest). Mr.Schiller has acted as a principal in numerous private loan transactions and has been responsible for the structure, and management of these transactions.

Mr. Schiller has also served on the Board of Directors of IMALL, an internet search engine company (acquired by Excite@Home); Board of AccuMed International, Inc., a manufacturer of medical diagnostic screening products (acquired by Molecular Diagnostics, Inc.). Currently serves as a director of Milestone Scientific, Inc; and a principal of Gravitas Capital Partners LLC, a private hedge fund.

40

Andrew Taffin, age 52, Director

25+ years entrepreneurial and executive leadership experience. Chief Executive Officer and co-founder of Tallen Technology Rentals, a leading provider of technology services and short-term rental AV equipment for businesses and organizations – Tallen has experienced consistent revenue growth, secured multimillion dollar contracts with Fortune 100 companies, expanded into multiple business categories including pharmaceutical and financial services, globally. Mr. Taffin was the founding member and former president of the International Technology Rental Associations (“ITRA”). Mr. Taffin is a consistent speaker at industry conferences and events and contributes regularly to several technology publications.

The members of the Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.  With regard to Mr. Frommer, the Board of Directors considered his significant experience, expertise and background with regard to the Company’s business and his prior experience as a chief executive for other business enterprises.  With regard to Mr. Schiller, the Board of Directors considered his background and experience as an investor in many different businesses, together with his prior experience serving on the boards of public and private companies. With regard to Mr. Taffin, the Board of Directors considered his experience as an entrepreneur and as an executive that has overseen the growth of various companies.

Director Independence and Corporate Governance Matters

Our Board of Directors will periodically review relationships that directors have with the Company to determine whether the directors are independent.  Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Company, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors will use the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. However, this is for disclosure purposes only. It should be understood that, as a corporation whose shares are not listed for trading on any securities exchange, our Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

As of the date of this prospectus, the Board of Directors has determined that Leonard Schiller and Andrew Taffin are independent within the meaning of the Nasdaq listing rule cited above.

Our Board of Directors does not have any committees formed. As independent directors are added to our board, we intend to form a formal Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and adopt appropriate written charters for such committees. Presently, however, there are no plans to appoint certain directors to specific committees. Until such time as an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is formed, the full Board of Directors fulfills the functions normally undertaken by committees of that sort.

41

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Kent Campbell (1) Chief Executive Officer and	2017	$0	$0	$0	$0	$0	$0	$0	$0
Chief Financial Officer	2016	$0	$0	$0	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0	$0	$0	$0

Denis Espinoza (1) President and Chief Operating	2017	$0	$0	$0	$0	$0	$0	$0	$0
Officer	2016	$0	$0	$0	$0	$0	$0	$0	$0
	2015	$0	$0	$0	$0	$0	$0	$0	$0

Jeremy Frommer (2) Chief Executive	2017	$126,010	$160,350	$0	$189,650	$0	$0	$132,792	$608,802
Officer	2016	$127,895	$137,500	$0	$0	$0	$0	$81,000	$346,395
	2015	$46,735	$0	$0	$0	$0	$0	$48,460	$95,195

Rick Schwartz (2)	2017	$119,151	$0	$0	$189,650	$0	$0	$12,944	$321,745
President	2016	$136,105	$0	$0	$0	$0	$0	$12,000	$148,105
	2015	$76,923	$0	$0	$0	$0	$0	$0	$112,900

(1)	Effective February 5, 2016, Kent Campbell resigned as our Chief Executive Officer and Chief Financial Officer and Denis Espinoza resigned as our President and Chief Operating Officer.
(2)	Effective February 5, 2016, Jeremy Frommer was appointed as our Chief Executive Officer and Rick Schwartz was appointed as our President.

Employment Agreements and Change-in-Control Provisions

Executive Employment Agreements

As of March 6, 2018, the Company has not entered into any employments agreements, but intends on entering into such agreements with its Chief Executive Officer and President in fiscal 2018.

42

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2016, we had outstanding equity awards as follows:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Weighted Average Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kent Campbell (1)	-	-	-	$-	-	-	-	-	-

Denis Espinoza (1)	-	-	-	$-	-	-	-	-	-

Jeremy Frommer (2)	-	-	-	$-	-	-	-	-	-

Rick Schwartz (2)	-	-	-	$-	-	-	-	-	-

(1)	Effective February 5, 2016, Kent Campbell resigned as our Chief Executive Officer and Chief Financial Officer and Denis Espinoza resigned as our President and Chief Operating Officer.
(2)	Effective February 5, 2016, Jeremy Frommer was appointed as our Chief Executive Officer and Rick Schwartz was appointed as our President.

Director Compensation

During fiscal year 2016 directors were not paid for their service in such capacity. In 2016, non-employee directors received options to purchase 250,000 shares of the Company’s Common Stock, exercisable for five years at $0.25 per share, and (b) options granted under the Stock Plan on the first day of each calendar quarter thereafter, to purchase 50,000 shares of the Company’s Common Stock, exercisable for five years. In 2017, non-employee directors continued to reveive options granted under the Stock Plan on the first day of each calendar quarter thereafter, to purchase 50,000 shares of the Company’s Common Stock, exercisable for five years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions

Upon completion of the Merger, as of February 5, 2016, the Company has a commercial lease agreement with 202 S Dean, LLC for its current office building located at 202 S Dean Street, Englewood, NJ 07631. Under the agreement, the Company pays monthly rent to 202 S. Dean LLC, which is 50% owned by our Chief Executive Officer, Jeremy Frommer. Monthly rent is $8,500 through 2015. Commencing 2016 through 2023, monthly rent will be $14,165. The lease expires February 28, 2024.

On May 26, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on May 26, 2016 (the “Closing Date”), the Lender issued the Company a secured term loan of $1,000,000 (the “Loan”). In connection with the Loan Agreement, on May 26, 2016, the Company and Lender entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted to Lender a senior security interest in substantially all of the Company’s assets as security for repayment of the Loan.

The maturity date of the Loan is May 26, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the Maturity Date. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 1,000,000 shares of the Company’s Common Stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years and contains anti-dilution provisions as further described therein.

43

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business March 2, 2018, we had outstanding 39,539,432 shares of common stock.  Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders.  The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of March 2, 2018, by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;
●	each of our current directors;
●	each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and
●	all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership before this offering is based on 39,539,432 shares of common stock outstanding as of March 2, 2018

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares.  In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.  Unless otherwise indicated, the address of each of the following persons is 202 S Dean Street, Englewood, NJ 07631, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares Beneficially Owned (1)	Percentage Beneficially Owned
5% or Greater Stockholders

Chris Gordon	13,109,995	24.90%
Arthur Rosen	10,172,593	20.70
All 5% or Greater Stockholders as a Group	23,282,588	37.40%

Named Executive Officers and Directors
Jeremy Frommer	15,495,884	35.59%
Rick Schwartz	3,110,486	7.12%
Leonard Schiller	3,028,760	7.66%
Andrew Taffin	2,468,555	5.88%
All current directors and officers as a group (3)	28,103,685	53.04%

* less than one percent

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

Changes in Control

We are not aware of any arrangements that may result in changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

44

DESCRIPTION OF SECURITIES

The following is a description of our capital stock and the material provisions of our Amended and Restated Certificate of Incorporation, corporate bylaws and other agreements to which we and our stockholders are parties, in each case upon the closing of this offering. The following is only a summary and is qualified by applicable law and by the text of the actual documents, copies of which are available as set forth under “Where You Can Find More Information.”

General

The Company is authorized to issue an aggregate number of 320,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, $0.001 par value per share and 300,000,000 shares are Common Stock, $0.001 par value per share.

A description of the material terms and provisions of our Amended and Restated Certificate of Incorporation and corporate bylaws is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and corporate bylaws that have been filed with the SEC.

Common Stock

The Company is authorized to issue 300,000,000 shares of Common Stock, $0.001 par value per share. As of March 8, 2018 we have 39,539,432 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

We have reserved an aggregate of 22,660,570 shares of Common Stock for issuance upon conversion of outstanding Series A Preferred (30,449), conversion of outstanding Series B Preferred (8,064), conversion of outstanding Series D Preferred (0 shares), upon exercise of outstanding warrants (52,299,656 shares) and pursuant to the 2015 Stock Incentive and Award Plan (2,050,000 shares).

Preferred Stock

The Company is also authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. Currently we have 30,449 shares of Series A Preferred issued and outstanding, 8,064 shares of Series B Preferred issued and outstanding and 0 shares of Series D Preferred issued and outstanding.

45

Series A Cumulative Convertible Preferred Stock

As of March 8, 2018 there were 30,449 shares of our Series A Preferred issued and outstanding.  Each share of our Series A Preferred has a stated value equal to $100, as adjusted for stock dividends, combinations, splits and certain other events (the “Series A Stated Value”).

Voting Rights

The holders of our Series A Preferred vote together with the holders of our Common Stock, and Series B Preferred on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A Preferred shall be equal to the number of Series A Conversion Shares (defined below) on the record date for determining those stockholders entitled to vote on the matter.

In addition, the affirmative vote of the holders of a majority of our outstanding Series A Preferred is required to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series A Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series A Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series A Preferred), (v) issue shares of Series A Preferred other than as dividends on the Series A Preferred, and (vi) issue any securities in parity or senior to the rights of the Series A Preferred.

Dividends

The holders of our Series A Preferred are entitled to receive preferential dividends at the rate of 6% per share per annum of the Series A Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock.  Upon the occurrence and during the pendency of an event of default, the dividend rate will increase to 15% per annum on the Series A Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series A Preferred, and are payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A Preferred is issued (i) in cash; (ii) at our option, in additional shares of Series A Preferred computed on the Series A Stated Value in an amount equal to 100% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series A Preferred. The Company may not pay dividends in Series A Preferred Stock unless, on the payment due date, there is no event of Default under the Certificate of Designations governing the Series A Preferred and there is an effective resale registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred and shares of Common Stock issuable upon the exercise of certain warrants.

Liquidation

Upon the occurrence of a “liquidation event”, the holders of our Series A Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to two (2) times the Series A Stated Value and all accrued and unpaid dividends.  If the assets available is insufficient to pay the holders of our Series A Preferred in full, then the assets will be distributed pro rata among the holders of our Series A Preferred.

A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series A Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series A Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series A Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made.  “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

46

Conversion

Each registered holder of Series A Preferred shall have the right, at any time commencing after the issuance, to convert such shares, as well as accrued but unpaid declared dividends on the Series A Preferred (collectively “Series A Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Series A Conversion Shares”). The number of Series A Conversion Shares issuable upon conversion of the Series A Conversion Amount shall equal the Series A Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series A Preferred shall be $0.25, subject to adjustment (the “Series A Conversion Price”).

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less than the then current conversion price of our Series A Preferred, then the Series A Conversion Price of our Series A Preferred will be reduced to such lower price.

The Series A Conversion Price for our Series A Preferred is further adjusted in the event of:  (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series A Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series A Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series A Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series A Preferred will have the right to convert each of their shares of Series A Preferred into the same kind and amount of shares of stock receivable upon the merger.  A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series A Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Series A Stated Value. We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Series A Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series A Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The holder of our Series A Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

47

Events of Default

For so long as the Series A Preferred is outstanding, unless waived in writing, the occurrence of certain events of default (each, a “Series A Event of Default”) or until such Series A Event of Default has been cured, if such Series A Event of Default is permitted to be cured hereunder, shall cause the dividend rate to become 15% from and after the occurrence and during the pendency of such event with respect to the Series A Preferred. Series A Events of Default include but are not limited to (i) the Company failing to timely pay any dividend payment or the failure to timely pay any other sum of money due (ii) breach any material covenant or other material term or condition of the Subscription Agreement or Certificate of Designation (iii) any material misrepresentation made herein, or in connection herewith (iv) any dissolution, liquidation or winding up of the Company or any substantial portion of its business (v) the merger, consolidation or reorganization of the Company with or into another company or person or entity (other than with or into a wholly owned subsidiary of the Company), or sale of the capital stock of the Company by the Company or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of Company immediately prior to such transaction owning less than a majority in voting power of the outstanding capital stock of Company or the surviving or resulting company or other entity, as the case may be, immediately following such transaction (vi) the failure by the Company to have reserved for issuance upon conversion of the Series A Preferred the number of shares of Common Stock as required in the Subscription Agreement; and (vii) the Company’s failure to timely deliver to the holder of Series A Preferred Common Stock issuable upon conversion of the Series A Preferred or a replacement preferred stock certificate (if required) within five (5) business days after the required delivery date.

Series B Cumulative Convertible Preferred Stock

As of March 8, 2018 there were 8,064 shares of our Series B Preferred issued and outstanding.  Each share of our Series B Preferred has a stated value equal to $100, as adjusted for stock dividends, combinations, splits and certain other events (the “Series B Stated Value”).

Voting Rights

The holders of our Series B Preferred vote together with the holders of our Common Stock, and the Series A Preferred on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B Preferred shall be equal to the number of Series B Conversion Shares (defined below) issuable upon conversion of such holder’s Series B Preferred on the record date for determining those stockholders entitled to vote on the matter.

In addition, the affirmative vote of the holders of a majority of our outstanding Series B Preferred is required to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series B Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series B Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series B Preferred), (v) issue shares of Series B Preferred other than as dividends on the Series B Preferred, and (vi) issue any securities in parity or senior to the rights of the Series B Preferred.

Dividends

The holders of our Series B Preferred are entitled to receive preferential dividends at the rate of 6% per share per annum of the Series B Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock.  Upon the occurrence and during the pendency of an event of default, the dividend rate will increase to 15% per annum on the Series B Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series B Preferred, and are payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B Preferred is issued (i) in cash; (ii) at our option, in additional shares of Series B Preferred computed on the Series B Stated Value in an amount equal to 100% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series B Preferred. The Company may not pay dividends in Series B Preferred unless, on the payment due date, there is no event of default under the Certificate of Designations governing the Series B Preferred and there is an effective resale registration statement covering the shares of Common Stock issuable upon conversion of the Series B Preferred and shares of Common Stock issuable upon the exercise of certain warrants.

48

Liquidation

Upon the occurrence of a “liquidation event”, the holders of our Series B Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to the Series B Stated Value and all accrued and unpaid dividends.  If the assets available is insufficient to pay the holders of our Series B Preferred in full, then the assets will be distributed pro rata among the holders of our Series B Preferred.

A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series B Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series B Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series B Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made.  “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

Conversion

Each registered holder of Series B Preferred shall have the right, at any time commencing after the issuance, to convert such shares, as well as accrued but unpaid declared dividends on the Series B Preferred (collectively “Series B Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Series B Conversion Shares”). The number of Series B Conversion Shares issuable upon conversion of the Series B Conversion Amount shall equal the Series B Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series B Preferred shall be $0.30, subject to adjustment (the “Series B Conversion Price”).

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less than the then current conversion price of our Series B Preferred, then the Conversion Price of our Series B Preferred will be reduced to such lower price.

The Conversion Price for our Series B Preferred is further adjusted in the event of:  (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series B Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series B Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series B Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series B Preferred will have the right to convert each of their shares of Series B Preferred into the same kind and amount of shares of stock receivable upon the merger.  A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series B Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Series B Stated Value.  We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Series B Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series B Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The holder of our Series B Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

49

Events of Default

For so long as the Series B Preferred is outstanding, unless waived in writing, the occurrence of certain events of default (each, a “Series B Event of Default”) or until such Series B Event of Default has been cured, if such Series B Event of Default is permitted to be cured hereunder, shall cause the dividend rate to become 15% from and after the occurrence and during the pendency of such event with respect to the Series B Preferred. Series B Events of Default include but are not limited to (i) the Company failing to timely pay any dividend payment or the failure to timely pay any other sum of money due (ii) breach any material covenant or other material term or condition of the Subscription Agreement or Certificate of Designation (iii) any material misrepresentation made herein, or in connection herewith (iv) any dissolution, liquidation or winding up of the Company or any substantial portion of its business (v) the merger, consolidation or reorganization of the Company with or into another company or person or entity (other than with or into a wholly owned subsidiary of the Company), or sale of the capital stock of the Company by the Company or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of Company immediately prior to such transaction owning less than a majority in voting power of the outstanding capital stock of Company or the surviving or resulting company or other entity, as the case may be, immediately following such transaction (vi) the failure by the Company to have reserved for issuance upon conversion of the Series B Preferred the number of shares of Common Stock as required in the Subscription Agreement; and (vii) the Company’s failure to timely deliver to the holder of Series B Preferred Common Stock issuable upon conversion of the Series B Preferred or a replacement preferred stock certificate (if required) within five (5) business days after the required delivery date.

Series D Convertible Preferred Stock

As of March 8, 2018, there were 0 shares issued and outstanding of Series D Convertible Preferred Stock.

The designations, rights and preferences of the Series D Preferred include:

(i) the shares have no voting rights.

(ii) each share is convertible at the option of the holder into one share of our Common Stock. The rate of conversion is subject to adjustment as discussed below.

(iii) at any time during the 12 months after the Series D preferred is issued, the conversion price of the Series D Preferred is subject to proportional adjustment in the event the company issues, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than $0.25 per share subject to certain exclusions. In addition, the Series D Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

Notes

On December 21, 2017 and December 27, 2017, the Company entered into Securities Purchase Agreements with two accredited investors (the “Investors”) for the issuance and sale of (i) 15% Secured Convertible Promissory Notes (the “Notes”) in the principal aggregate amount of $200,000, convertible into shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”), at a price of $0.20 per share (the “Conversion Price”).

The Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

The Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

2017 Debt Offering

From August 25, 2017 through November 8, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “2017 Debt Offering Note” and collectively the “2017 Debt Offering Notes” together with the Notes the “Convertible Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “2017 Debt Offering Conversion Shares”), at a price of $0.20 per share (the “2017 Debt Offering Conversion Price”), and a five-year warrant (the “2017 Debt Offering Warrants”) to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the 2017 Debt Offering Notes can be converted into (“2017 Debt Offering Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into subscription agreements (each a “Subscription Agreement”) with accredited investors (the “Investors”).

50

The 2017 Debt Offering Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

The 2017 Debt Offering Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

Warrants

The Company has as of March 6, 2018 outstanding warrants to purchase an aggregate of up to 52,299,656 shares of the Company’s Common Stock. These warrants are exercisable immediately, have a weighted-average remaining life of 3.87 years and a weighted-average exercise price of $0.22  as of March 6, 2018.

Options

As of March 6, 2018, there are 17,649,990 outstanding options to purchase our securities.

Dividends

We have not paid any cash dividends to our holders of Common Stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Market for our Securities

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Markets OTCQB under the symbol “JMDA”.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Certain Anti-Takeover Effects

Charter and Bylaw Provisions

Certain provisions set forth in our Amended and Restated Certificate of Incorporation, in our corporate bylaws and in Nevada law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

●	Special Meetings of Stockholders. Our corporate bylaws provide that special meetings of stockholders may be called only by our Chairman or by a majority of the directors of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the Chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

●	Advance Nominations for Directors. Our bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of any such advance notice from a stockholder. These provisions may preclude our stockholders from making nominations for directors at our stockholder meetings.

●	Blank Check Preferred Stock. Our Amended and Restated Certificate of Incorporation contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 20 million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

51

Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

52

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

INCORPORATION BY REFERENCE

We incorporate by reference all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the securities that may be offered by this prospectus are sold. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC. Any statements contained in this prospectus, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents that have been or that may be incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company included in this prospectus and in the registration statement have been audited by KLJ & Associates, LLP., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the Common Stock hereby will be passed upon for us by Lucosky Brookman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, and, as a result, we file annual, quarterly and current reports, and other information with the SEC.  You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC.  The SEC maintains an Internet site that contains periodic and current reports, information statements, and other information regarding issuers that file electronically with the SEC.  The address of the SEC’s website is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

53

JERRICK MEDIA HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

Jerrick Media Holdings, Inc.

September 30, 2017 and 2016

F-1

Jerrick Media Holdings, Inc.
Condensed Consolidated Balance Sheet

	September 30, 2017	December 31, 2016
	(unaudited)
Assets

Current Assets
Cash	$94,678	$174,494
Prepaid expenses	-	10,000
Total Current Assets	94,678	184,494

Property and equipment, net	43,618	71,829

Security deposit	38,445	38,445

Minority investment in business	83,333	83,333

Total Assets	$260,074	$378,101

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued liabilities	$1,318,390	$1,387,068
Accrued dividends	414,144	259,170
Demand loan	10,366	10,366
Convertible Notes - related party, net of debt discount	25,000	-
Convertible Notes, net of debt discount and issuance costs	375,482	268,823
Current portion of capital lease payable	4,732	3,524
Notes payable - related party, net of debt discount	1,659,000	1,365,325
Notes payable, net of debt discount and issuance costs	450,000	15,579
Derivative liability	1,543,678	-
Line of credit - related party	130,000	-
Line of credit	119,246	235,141

Total Current Liabilities	6,050,038	3,544,996

Non-current Liabilities:
Capital lease payables	-	1,208
Convertible Notes - related party, net of debt discount	639,457	-
Convertible Notes, net of debt discount and issuance costs	1,351,661	-

Total Non-current Liabilities	1,991,118	1,208

Total Liabilities	8,041,156	3,546,204

Commitments and contingencies

Stockholders' Deficit
Series A Preferred stock, $0.001 par value, 31,581 and 33,314 shares issued and outstanding, respectively	31	33
Series B Preferred stock, $0.001 par value, 8,063 and 8,063 shares issued and outstanding, respectively	8	8
Series D Preferred stock, $0.001 par value, 0 and 914 shares issued and outstanding, respectively	-	1
Common stock par value $0.001: 300,000,000 shares authorized; 39,520,682 and 33,894,592 issued and outstanding as of September 30, 2017 and December 31, 2016 respectively	39,521	33,895
Additional paid in capital	11,379,493	10,075,941
Accumulated deficit	(19,200,135)	(13,277,981)
Total stockholders' deficit	(7,781,082)	(3,168,103)

Total Liabilities and Stockholders' Deficit	$260,074	$378,101

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Jerrick Media Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net revenue	$11,244	$16,389	$105,345	$201,029

Cost of revenue	-	-	-	43,321

Gross margin	11,244	16,389	105,345	157,708

Operating expenses
Compensation	444,675	391,008	1,536,082	1,104,447
Consulting fees	561,486	324,985	903,056	839,992
General and administrative	412,226	233,033	1,048,979	780,890

Total operating expenses	1,418,387	949,026	3,488,117	2,725,329

Loss from operations	(1,407,143)	(932,637)	(3,382,772)	(2,567,621)

Other income (expenses)
Interest expense	(228,120)	(61,382)	(372,825)	(4,458,996)
Accretion of debt discount and issuance cost	(1,074,002)	(55,347)	(2,025,486)	(71,321)
Derivative expense	-	-	(254,470)	-
Change In derivative liability	673,705	-	1,257,716	-
Settlement of vendor liabilities	-	-	(110,674)	-
Loss on extinguishment of debt	(876,038)	-	(876,038)	-
Gain on settlement of debt	2,079	-	2,079	-
Gain on the sale of assets	-	10,000	-	10,000

Other income (expenses), net	(1,502,376)	(106,729)	(2,379,698)	(4,520,317)

Loss before income tax provision	(2,909,519)	(1,039,366)	(5,762,470)	(7,087,938)

Income tax provision	-	-	-	-

Net loss	$(2,909,519)	$(1,039,366)	$(5,762,470)	$(7,087,938)

Per-share data
Basic and diluted loss per share	$(0.07)	$(0.03)	$(0.15)	$(0.23)

Weighted average number of common shares outstanding	39,469,670	32,359,841	38,343,241	31,489,608

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

Jerrick Media Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2017	September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,762,470)	$(7,087,938)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	28,211	31,717
Accretion of debt issuance costs	234,989	-
Accretion of debt discount	1,790,495	95,746
Share-based compensation	751,215	360,220
Loss on settlement of vendor liabilities	110,674	-
Gain on settlement of debt	(2,079)
Change in fair value of derivative liability	(1,257,716)	-
Derivative expense	254,470	-
Loss on extinguishment of debt	876,038	-
Changes in operating assets and liabilities:
Prepaid expenses	10,000	(10,000)
Security deposit	-	(32,775)
Accounts payable and accrued expenses	489,329	368,298
Accrued liquidating damages	-	4,346,490
Net Cash Used In Operating Activities	(2,476,844)	(1,928,242)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	-	(43,956)
Net Cash Used In Investing Activities	-	(43,956)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans	-	(107,415)
Net proceeds from issuance of notes	1,141,585	106,000
Repayment of notes	(100,000)
Net proceeds from issuance of preferred stock	-	344,248
Proceeds from issuance of demand loan	-	86,866
Proceeds from issuance of convertible note	1,066,500	50,000
Repayment of convertible notes	(477,777)	(50,000)
Proceeds from issuance of convertible notes - related party	555,000	-
Proceeds from issuance of note payable - related party	479,000	1,110,000
Repayment of note payable - related party	(120,000)	-
Proceeds from issuance of line of credit - related party	130,000	-
Repayment of line of credit	(125,324)	-
Cash paid for debt issuance costs	(151,956)	-
Net Cash Provided By Financing Activities	2,397,028	1,539,699
Net Change in Cash	(79,816)	(432,499)
Cash - Beginning of Period	174,494	438,629
Cash - End of Period	$94,678	$6,130
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$3,534	$-
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Settlement of vendor liabilities	$353,732	$-
Conversion of interest	$-	$108,843
Debt discount on convertible note	$646,212	$24,425
Debt discount on related party note payable	$13,627	$188,852
Debt discount on note payable	$5,683	$-
Accrued dividends	$159,684	$132,545
Warrants at issuance of debt	$1,542,523	$-
Reclassification of derivative liability to equity	$356,288	$-
Debt discount paid in the form of common shares	$34,725	$-
Conversion of note payable and interest into convertible notes	$700,383	$-
Conversion of note payable - related party and interest into convertible notes - related party	$327,893	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Jerrick Media Holdings, Inc.

September 30, 2017 and 2016

Notes to the Condensed Consolidated Financial Statements

(unaudited)

Note 1 - Organization and Operations

Jerrick Media Holdings, Inc. (“we,” “us,” the “Company,” or “Jerrick Media”) (formerly Great Plains Holdings, Inc. or “GTPH”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 to Great Plains Holdings, Inc. as part of its plan to diversify its business through the acquisition and operation of commercial real estate, including, but not limited to, self-storage facilities, apartment buildings, 55+ senior manufactured home communities, and other income producing properties. Historically, the Company has principally engaged in the manufacture and marketing of the LiL Marc, a plastic boys’ toilet-training device, which we discontinued as of December 31, 2014.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of GTPH’s common stock. GTPH assumed 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick Media.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

Jerrick Media is a technology company focused on the development of digital communities, marketing branded digital content, and e-commerce opportunities. Jerrick’s content distribution platform, Vocal, delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Jerrick’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests.

Note 2 - Significant and Critical Accounting Policies and Practices

The Company’s significant accounting policies are disclosed in Note 2 - Summary of Significant Accounting Policies in the 2016 Annual Report. Since the date of the 2016 Annual Report, there have been no material changes to the Company’s significant accounting policies. The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and the accompanying notes to the condensed consolidated financial statements. These estimates and assumptions include valuing equity securities and derivative financial instruments issued in financing transactions, deferred taxes and related valuation allowances, and the fair values of long lived assets. Actual results could differ from the estimates.

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

The unaudited condensed consolidated financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2017. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 10-K for the year ended December 31, 2016 has been omitted. The results of operations for the interim periods presented are not necessarily indicative of results for the entire year ending December 31, 2017 or any other period.

F-5

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(iv)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-6

Principles of consolidation

The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

As of September 30, 2017, the Company’s consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company interest

Jerrick Ventures LLC	The State of Delaware	100%

All inter-company balances and transactions have been eliminated.

On May 12, 2017, the Company assigned the right, title and interest to all of the membership interests of certain of it’s inactive business subsidiaries, with the exception of Jerrick Ventures, LLC, to the Company’s Chief Executive Officer, Jeremy Frommer, in consideration for Mr. Frommer’s assumption of all liabilities of such subsidiaries, if any, with such assignment and assumption effected entirely in the interest of corporate efficiency. The Board reviewed the transaction and believes it to be fair in all respects, deeming it to advance the Company’s business interests by allowing the Company to divest non-producing and non-operating subsidiaries at no cost to the Company. All of the Company’s operations have been, and will continue to be, run through its operating subsidiary, Jerrick Ventures LLC.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities and accrued liquidating damages approximate their fair value because of the short maturity of those instruments.

F-7

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

The Company recorded a markdown of $0 and $0 as of September 30, 2017 and 2016, respectively, due to slow moving inventory.

There was no lower of cost or market adjustments for the reporting period ended September 30, 2017 or 2016.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3
Furniture and fixture	5

F-8

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Investments - Cost Method, Equity Method and Joint Venture

In accordance with sub-topic 323-10 of the FASB ASC (“Sub-topic 323-10”), the Company accounts for investments in common stock of an investee for which the Company has significant influence in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock.

On January 2, 2013, the Company purchased a minority interest in a business for proceeds of $83,333. The interest is accounted for under the cost method. The Company tests the carrying value annually for impairment.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 FASB Accounting Standards, the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15 FASB Accounting Standards, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company and members of their immediate families; (e) management of the Company and members of their immediate families; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Pursuant to ASC Paragraphs 850-10-50-1 and 50-5 financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

F-9

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes an option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the condensed consolidated statements of operations.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted to employees in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

F-10

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the three months ended September 30, 2017 and 2016 presented in these condensed consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at September 30, 2017 and 2016:

	September 30, 2017	September 30, 2016
Options	17,749,990	2,050,000
Warrants	34,457,024	14,735,000
Convertible notes	13,681,425	-
Totals	65,888,439	16,785,000

F-11

Reclassifications

Certain prior year amounts in the condensed consolidated financial statements and the notes thereto have been reclassified where necessary to conform to the current year presentation. These reclassifications did not affect the prior period total assets, total liabilities, stockholders’ deficit, net loss or net cash used in operating activities.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15 provides guidance on management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016 and for annual and interim periods thereafter. The Company has adopted the methodologies prescribed by ASU 2014-15, the adoption of ASU 2014-15 did not have a material effect on its financial position or results of operations.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements, the Company had an accumulated deficit at September 30, 2017, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	September 30, 2017	December 31, 2016
Computer Equipment	$219,653	$219,653
Furniture and Fixtures	61,803	61,803
	281,456	281,456
Less: Accumulated Depreciation	(237,838)	(209,627)
	$43,618	$71,829

Depreciation expense was $9,507 and $10,933 for the three months ended September 30, 2017 and 2016, respectively. Depreciation expense was $28,211 and $31,717 for the nine months ended September 30, 2017 and 2016, respectively.

F-12

Note 5 – Line of Credit

Line of credit as of September 30, 2017 and December 31, 2016 is as follows:

	Outstanding Balances as of
	September 30, 2017	December 31, 2016
March 19, 2009	119,246	203,988
October 4, 2016	0	31,153
	$119,246	$235,141

On March 19, 2009 Astoria Surgical Supplies North LLC signed a revolving note (the “Revolving Note”) at PNC Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000 and expired March 19, 2010. The outstanding balance accrues interest at a variable rate. The interest rate is subject to change based on changes in an independent index which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal. Interest is payable monthly and the rate as of December 31, 2016 and 2015 was 3.75% and 4.50%, respectively. The Company had been in payment default since March 19, 2010; however, on May 3, 2017, the Company agreed to pay back the line of credit by December 1, 2017.

The balance outstanding on the Revolving Note at September 30, 2017 and December 31, 2016 was $119,246 and $203,988, respectively.

On October 4, 2016, the Company signed a revenue based factoring agreement (the “Factoring Agreement”) with Imperial Advance, LLC. The company received proceeds of $40,000 and agreed to pay $52,400 of future receivables. The note issued in connection with the Factoring Agreement is secured by an officer of the Company. On August 21, 2017, the Company and Imperial Advance, LLC entered into a Settlement Agreement pursuant to which the Company agreed to pay Imperial Advance, LLC $9,368 by August 23, 2017. The company recorded a gain on settlement of debt of $2,079.

The balance outstanding on the revenue based factoring agreement at September 30, 2017 and December 31, 2016 was $0 and $31,153, respectively.

Note 6 –Note Payable

Notes payable as of September 30, 2017 and December 31, 2016 is as follows:

	Outstanding Principal as of				Warrants
	September 30, 2017	December 31, 2016	Interest Rate	Maturity Date	Quantity	Exercise Price
October 25, 2016	-	25,000	9%	July 1, 2017	50,000	$0.30
February 22, 2017	400,000	-	12%	September 1, 2017	6,161,615	$0.20
August 18, 2017	50,000	-	15%	October 2, 2017	-	-
	450,000	25,000
Less: Debt Discount	-	(9,421)
Less: Debt Issuance Costs	-	-
	$450,000	$15,579

From February 24, 2017 through March 17, 2017, the Company conducted multiple closings of a private placement offering (the “February 2017 Offering”) of the Company’s securities by entering into subscription agreements (the “Subscription Agreements”) with accredited investors (the “Accredited Investors”) for aggregate gross proceeds of $916,858 for which the Accredited Investors received $975,511 in principal value of secured promissory notes with an original issue discount of six percent (6%) (the “February 2017 Offering Notes”) and warrants to purchase the Company’s common stock (the “February 2017 Offering Warrants”).

The February 2017 Offering Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The February 2017 Offering Warrants have a five-year term. Investors received the February 2017 Offering Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a February 2017 Offering Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) investors purchasing at least $100,000 but less than $150,000 of the February 2017 Offering received a February 2017 Offering Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) investors purchasing less than $100,000 of the Offering received to a February 2017 Offering Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the February 2017 Offering Notes and the February 2017 Offering Warrants.

F-13

Pursuant to the Subscription Agreements, the February 2017 Offering Notes matured on September 1, 2017 (the February 2017 Offering Maturity Date). Prior to the February 2017 Offering Maturity Date, investors representing $575,511 in principal value converted their February 2017 Offering Notes into two year, 15% secured convertible promissory notes offered by the Company (the “August 2017 Convertible Note Offering”). The remaining investors representing an aggregate $400,000 in principal of the February 2017 Offering Notes agreed to forbear their right to declare an event of default until December 15, 2017 during which time they retain the right to convert their principal and any accrued but unpaid interest into the August 2017 Convertible Note Offering. In consideration of the forbearance for which the investors will receive a warrant to purchase up to fifteen percent (15%) of the shares of common stock underlying the warrant acquired with the purchase of the February 2017 Offering Notes at a purchase price of $0.20 per share, and the interest on their note would be increased to eighteen percent (18%) from September 1, 2017 through December 15, 2017 or the conversion date, whichever is sooner.

On July 21, 2017, the Company entered into a loan agreement (the “July 2017 Loan Agreement”) with an individual (the “July 2017 Lender”), the Company issued the July 2017 Lender a promissory note of $100,000 (the “July 2017 Note”). Pursuant to the July 2017 Loan Agreement, the July 2017 Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Loan Agreement, the Company issued the July 2017 Lender a five-year warrant to purchase 100,000 shares of the Company’s common stock with an exercise price of $0.20 per share. The maturity date of the July 2017 Note was April 21, 2017 (the “July 2017 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the July 2017 Note were due. . On September 28, 2017, the July 2017 Note and accrued but unpaid interest was converted into the Company’s August 2017 Convertible Note Offering.

On August 18, 2017, the Company entered into a loan agreement (the “August 2017 Loan Agreement”) with an individual (the “August 2017 Lender”), the Company issued the August 2017 Lender a promissory note of $50,000 (the “August 2017 Note”). Pursuant to the August 2017 Loan Agreement, the August 2017 Note bears interest at a rate of 15% per annum. The maturity date of the August 2017 Note was October 2, 2017 at which time all outstanding principal, accrued and unpaid interest and other amounts due under the August 2017 Note were due. During September 2017, the August 2017 Note and accrued but unpaid interest was converted into the Company’s August Convertible Note Offering.

Private Placement Offering:

From February 24, 2017 through March 17, 2017, the Company conducted multiple closings of a private placement offering (the “February 2017 Offering”) of the Company’s securities by entering into subscription agreements (the “Subscription Agreements”) with accredited investors (the “Accredited Investors”) for aggregate gross proceeds of $916,858 for which the Accredited Investors received $975,511 in principal value of secured promissory notes with an original issue discount of six percent (6%) (the “February 2017 Offering Notes”) and warrants to purchase the Company’s common stock (the “February 2017 Offering Warrants”). Pursuant to the Subscription Agreements, the February 2017 Offering Notes matured on September 1, 2017.

The February 2017 Offering Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The February 2017 Offering Warrants have a five-year term. Investors received the February 2017 Offering Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a February 2017 Offering Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) investors purchasing at least $100,000 but less than $150,000 of the February 2017 Offering received a February 2017 Offering Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) investors purchasing less than $100,000 of the Offering received to a February 2017 Offering Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the February 2017 Offering Notes and the February 2017 Offering Warrants.

F-14

Note 7 – Convertible Note Payable

Convertible notes payable as of September 30, 2017 and December 31, 2016 is as follows:

	Outstanding Principal as of					Warrants
	September 30, 2017	December 31, 2016	Interest Rate	Conversion Price	Maturity Date	Quantity	Exercise Price
November - December, 2016	200,000	400,000	10%	0.30	November 1, 2017	400,000	0.30
December 27, 2016	-	100,000	10%	0.30	December 27, 2017	100,000	0.30
June, 2017	121,500	-	12%	Not Applicable	September 1, 2017	114,700	0.20
July, 2017	-	-	8.5%	0.20(*)	April 11, 2018	350,000	0.20
August – September 2017	1,618,611	-	15%	0.20(*)	August – September 2019	8,093,052	0.20
	1,940,111	500,000
Less: Debt Discount	(177,971)	(184,398)
Less: Debt Issuance Costs	(34,997)	(46,779)
	1,727,143	268,823
Less: Current Debt	(375,482)	(268,823)
Total Long-Term Debt	$1,351,661	$-

(*) As subject to adjustment as further outlined in the notes

During the months of November and December 2016, the Company issued convertible notes to third party lenders totaling $400,000. These notes accrue interest at 10% per annum and mature with interest and principal both due on November 1, 2017 through December 29, 2017. The notes and accrued interest are convertible at a conversion price as defined therein. In addition, in connection with the notes the Company issued five-year warrants to purchase an aggregate of 400,000 shares of Company common stock at a purchase price of $0.30 per share. Subsequent to September 30, 2017, the investors converted $200,000 of principal and $16,384 of interest into the August 2017 Convertible Note Offering.

On December 27, 2016, the Company issued a convertible note to a third party lender totaling $100,000 (the “December 2016 Note”). The December 2016 Note accrues interest at 10% per annum and matures with interest and principal both due on December 27, 2017. In addition, the Company issued a warrant to purchase 100,000 shares of Company common stock. The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.40 per share for a period of five years from the issue date. The December 2016 Note and accrued interest is convertible at a conversion price of $0.30 per share, subject to adjustment. On August 31, 2017 the investor converted $100,000 of principal and $6,767 of interest into the August Offering.

During the month of June 2017, the Company issued convertible notes to third party lenders totaling $121,500. The notes accrue interest at 12% per annum and mature with interest and principal both due on September 1, 2017. The notes and accrued interest may be converted into a subsequent offering at a 15% discount to the offering price are convertible at a conversion price as defined therein. In addition, the Company issued warrants to purchase 102,550 shares of Company common stock. The warrants entitle the holders to purchase the Company’s common stock at a purchase price of $0.20 per share for a period of five years from the issue date. Subsequent to September 30, 2017, the company repaid $40,000 of the outstanding principal balance of the note. The Company is currently in default on $85,000 in principal due on the notes.

The July 2017 Convertible Offering

During the month of July 2017, the Company entered into Securities Purchase Agreements and conducted closings of a private placement offering (the “July 2017 Convertible Note Offering”) of the Company’s securities for aggregate gross proceeds of $450,000. In aggregate, the Company entered into Securities Purchase Agreements with three accredited investors for (i) the issuance and sale of 8.5% Convertible Redeemable Debentures, containing a ten percent (10%) original issuance discount, due April 18, 2018 (the “Debentures”) and (ii) the issuance and sale of five-year Common Stock Purchase Warrants to purchase up to 778,750 shares of the Company’s common stock, par value $0.001 per share. The Warrants were immediately exercisable upon issuance at an exercise price of $0.20 per share, subject to adjustment, and expire five years from the date of issuance. The accredited investors also received a total of 245,000 shares of the Company’s common stock as inducement for participating in the July 2017 Convertible Note Offering (the “Consideration Shares”).

During September 8, 2017 through September 13, 2017, the Company redeemed the 8.5% Convertible Redeemable Debentures by paying the three accredited investors an aggregate $606,812 representing 117.5% of the principal along with interest. Pursuant to such redemption, the Debentures are no longer in full force and effect.

The Company also repurchased 25,000 consideration shares of one of the accredited investors for $3,520, cancelling the accredited investor’s Consideration Shares.

F-15

Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Black Scholes model at the issuance date and the period end. The conversion feature of The July 2017 Convertible Offering issued during the nine months ended September 30, 2017, gave rise to a derivative liability of $321,231 which was recorded as a debt discount. The debt discount is charged to accretion of debt discount and issuance cost ratably over the term of the convertible note.

The Company recorded an $52,743 debt discount relating to 778,750 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The August 2017 Convertible Note Offering

During the three months ended September 30, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “August 2017 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $500,000. In addition, $992,177 of the Company’s short term debt along with accrued but unpaid interest of $24,876 was converted into the August 2017 Convertible Note Offering . The conversions resulted in the issuance of 4,377,826 warrants with a fair value of $250,036, a derivative liability from the conversion feature of $247,754 and an original issue discount of $101,561. These were recorded as a loss on extinguishment of debt.

The August 2017 Convertible Note Offering consisted of a maximum of $6,000,000 of units of the Company’s securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant (each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Black Scholes model at the issuance date and the period end. The conversion feature of The August Offering issued during the nine months ended September 30, 2017, gave rise to a derivative liability of $106,916 which was recorded as a debt discount. The debt discount is charged to accretion of debt discount and issuance cost ratably over the term of the convertible note.

The Company recorded a $138,180 debt discount relating to 2,500,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

In connection with the Offering, the Company paid a placement agent a cash fee of $49,420 to carry out the Offering on a “best-efforts” basis, which was recorded as issuance cost and is being accreted over the life of the note to accretion of debt discount and issuance cost.

Subsequent to September 30, 2017, the Company completed the August 2017 Convertible Note Offering. The aggregate principal of the Notes was $4,062,009, representing $2,104,938 in gross proceeds and $2,219,913 in the conversion of unpaid principal and interest of existing short term debt. For services in its capacity as Placement Agent, the Company paid the Placement Agent a cash fee of one hundred and fifteen thousand nine hundred and ninety-four dollars ($115,994) and warrants to purchase up to 579,969 shares of Common Stock at an exercise price of $0.20 per share.

F-16

Note 8 – Related Party Loan

Convertible notes

Convertible notes payable – related party as of September 30, 2017 and December 31, 2016 is as follows:

	Outstanding Principal as of				Warrants
	September 30, 2017	December 31, 2016	Interest Rate	Maturity Date	Quantity	Exercise Price
April 25, 2017	-	-	12%	September 1, 2017	17,500	0.20
April 25, 2017	25,000	-	12%	September 1, 2017	17,500	0.20
August – September 2017	917,893	-	15%	August – September 2019	4,589,466	0.20
	942,893	-
Less: Debt Discount	(278,436)	-
	664,457	-
Less: Current Debt	(25,000)	-
Total Long-Term Debt	$639,457	$-

On April 25, 2017, the Company issued convertible notes to Arthur Rosen, a lender, totaling $25,000 (the “April Rosen Notes”). The April Rosen Notes accrue interest at 12% per annum and mature with interest and principal both due on September 1, 2017. In addition, in connection with the April Rosen Notes, the Company issued a five-year warrant to purchase 17,500 shares of Company common stock at a purchase price of $0.20 per share. On September 7, 2017, the April Rosen Notes and accrued interest was converted into the August 2017 Convertible Note Offering.

On April 25, 2017, the Company issued a convertible note to Chris Gordon, a lender totaling $25,000 (the “April Gordon Notes”). The April Gordon Notes accrue interest at 12% per annum and matures with interest and principal both due on September 1, 2017. In addition, the Company issued a five-year warrant to purchase 17,500 shares of Company common stock at a purchase price of $0.20 per share. Subsequent to September 30, 2017. the April Gordon Notes and accrued interest were converted into the August 2017 Convertible Note Offering.

The August 2017 Convertible Note Offering – Related Party

During the three months ended September 30, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “The August 2017 Convertible Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “Investors”) for aggregate gross proceeds of $500,000. In addition, $992,177 of the Company’s short term debt along with accrued but unpaid interest of $24,876 was converted into the August 2017 Convertible Offering. The conversions resulted in the issuance of 2,064,466 warrants with a fair value of $121,800, a derivative liability from the conversion feature of $127,595 and the increase of principal of $60,000. These were recorded as a loss on extinguishment of debt.

The Company offered, through a placement agent, $6,000,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 15% Convertible Secured Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at a conversion price of $0.20 per share (the “Conversion Price”), and (b) a five-year warrant ( each a “Warrant and together the “Warrants”) to purchase common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (“Exercise Price”). The Notes mature on the second (2nd) anniversary of their issuance dates.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

F-17

Due to the fact that these convertible notes have an option to convert at a variable amount, they are subject to derivative liability treatment. The Company has applied ASC 815, due to the potential for settlement in a variable quantity of shares. The conversion feature has been measured at fair value using a Black Scholes model at the issuance date and the period end. The conversion feature of The August 2017 Convertible Offering issued during the nine months ended September 30, 2017, gave rise to a derivative liability of $127,594 which was recorded as a debt discount. The debt discount is charged to accretion of debt discount and issuance cost ratably over the term of the convertible note.

The Company recorded a $161,552 debt discount relating to 2,525,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

As of September 30, 2017, the total outstanding balance of the convertible notes - related party was $942,893, net of debt discount of $278,436.

Notes payable

Notes payable – related party as of September 30, 2017 and December 31, 2016 is as follows:

	Outstanding Principal as of				Warrants
	September 30, 2017	December 31, 2016	Interest Rate	Maturity Date	Quantity	Exercise Price
May 26, 2016	1,000,000	1,000,000	13%	November 26, 2017	1,000,000	0.40
September 12, 2016	-	100,000	12%	November 22, 2017	17,500	0.20
September 20, 2016	-	10,000	10%	March 20, 2017	235,000	0.40
October 13, 2016	50,000	50,000	12%	November 22, 2017	50,000	0.40
October 24, 2016	15,000	15,000	9%	January 1, 2018	30,000	0.30
October 31, 2016	-	10,000	10%	November 10, 2016	10,000	0.30
November 22, 2016	225,000	225,000	10%	November 22, 2017	750,000	0.30
December 21, 2016	50,000	50,000	10%	November 22, 2017	166,666	0.30
January 25, 2017	-	-	10%	January 1, 2018	50,000	0.30
March 2, 2017	10,000	-	10%	January 21, 2018	10,000	0.30
April 12, 2017	-	-	10%	January 21, 2018	17,500	0.20
April 12, 2017	10,000	-	10%	September 1, 2017	17,500	0.20
May 4, 2017	-	-	12%	September 1, 2017	10,500	0.30
May 11, 2017	20,000	-	10%	September 30, 2017	20,000	0.20
June 26, 2017	30,000	-	10%	January 21, 2018	22,500	0.20
July 6, 2017	25,000	-	10%	July 21, 2017	18,750	0.20
July 6, 2017	-	-	10%	July 21, 2017	18,750	0.20
August 24, 2017	-	-	12%	November 1, 2017	-	-
September 8, 2017	224,000	-		September 24, 2017	1,650,000	0.20
	1,659,000	1,460,000
Less: Debt Discount	(-)	(94,675)
	$1,659,000	$1,365,325

(a)	Subsequent to September 30, 2017, notes were converted into August 2017 Convertible Note Offering with maturity dates between September - October 2019.

On May 26, 2016, the Company entered into a loan agreement (the “May 2016 Rosen Loan Agreement”) with Arthur Rosen, an individual (“Rosen”), pursuant to which on May 26, 2016 (the “Closing Date”), Rosen provided the Company a secured term loan of $1,000,000 (the “May 2016 Rosen Loan”). In connection with the May 2016 Rosen Loan Agreement, on May 26, 2016, the Company and Rosen entered into a security agreement (the “Rosen Security Agreement”), pursuant to which the Company granted to Rosen a senior security interest in substantially all of the Company’s assets as security for repayment of the May 2016 Rosen Loan. Pursuant to the May 2016 Rosen Loan Agreement, the May 2016 Rosen Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the maturity date of May 26, 2017 (the “May 2016 Rosen Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the May 2016 Rosen Loan are due. The Company entered into an amendment to the May 2016 Rosen Loan extending the May 2016 Rosen Maturity Date to November 26, 2017. As additional consideration for entering in the May 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 1,000,000 shares of the Company’s common stock at a purchase price of $0.40 per share (the “May 2016 Rosen Warrant”). The May 2016 Rosen Warrant contains anti-dilution provisions as further described therein. On September 7, 2017 (the “Conversion Date”), Rosen converted all accrued but unpaid interest on the May 26 Rosen Loan from May 26, 2016 through September 6, 2017 in the amount of $150,127.97 (the “May 26 Rosen Loan Interest”) into the Company’s August Convertible Note Offering, after which May 26 Rosen Loan Interest was deemed paid in full through the Conversion Date.

F-18

On September 12, 2016, the Company entered into a loan agreement (the “September 2016 Rosen Loan Agreement”) with Rosen, pursuant to which on September 12, 2016 (the “Closing Date”), the Company issued Rosen a promissory note of $100,000 (the “September 2016 Rosen Note”). Pursuant to the September 2016 Rosen Loan Agreement, the September 2016 Rosen Note bears interest at a rate of 12% per annum. As additional consideration for entering in the September 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 150,000 shares of the Company’s common stock at a purchase price of $0.40 per share. On September 7, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On October 13, 2016, the Company entered into a loan agreement (the “October 2016 Gordon Loan Agreement”) with Chris Gordon, an individual (the “Gordon”), pursuant to which on October 13, 2016 (the “Closing Date”), the Company issued a promissory note of $50,000 to Gordon (the “October 2016 Gordon Note”). Pursuant to the October 2016 Gordon Loan Agreement, the October 2016 Gordon Note bears interest at a rate of 12% per annum. As additional consideration for entering in the October 2016 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.40 per share. Subsequent to September 30, 2017, the principal and interest of the October 2016 Gordon Note were converted into the August 2017 Convertible Note Offering.

On October 24, 2016, the Company entered into a loan agreement (the “October 2016 Schiller Loan Agreement”) with Leonard Schiller, a Board Member (the “Schiller”), pursuant to which on October 24, 2016 (the “Closing Date”), the Company issued Schiller a promissory note of $15,000 (the “October 2016 Schiller Note”). Pursuant to the October 2016 Schiller Loan Agreement, the October 2016 Schiller Note bears interest at a rate of 9% per annum. As additional consideration for entering in the October 2016 Schiller Loan Agreement, the Company issued Schiller a 5-year warrant to purchase 30,000 shares of the Company’s common stock at a purchase price of $0.30 per share. Subsequent to September 30, 2017, the principal and interest of the October 2016 Gordon Note were converted into the August 2017 Convertible Note Offering

On October 31, 2016, the Company entered into a loan agreement (the “October 2016 Rosen Loan Agreement”) with Rosen, pursuant to which on October 31, 2016 (the “Closing Date”), Company issued Rosen a promissory note of $10,000 (the “October 2016 Rosen Note”). Pursuant to the October 2016 Rosen Loan Agreement, the October 2016 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the October 2016 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. On September 7, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On December 21, 2016, the Company entered into a loan agreement (the “December 2016 Gordon Loan Agreement”) with Gordon, pursuant to which on December 21, 2016 (the “Closing Date”), the Company issued Gordon a promissory note of $275,000 (the “December 2016 Gordon Note”). Pursuant to the December 2016 Gordon Loan Agreement, the December 2016 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the December 2016 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 166,666 shares of the Company’s common stock at a purchase price of $0.40 per share. Subsequent to September 30, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

F-19

On January 25, 2017, the Company entered into a loan agreement (the “January 2017 Rosen Loan Agreement”) with Rosen pursuant to which on January 25, 2017 (the “Closing Date”), the Company issued Rosen a promissory note of $50,000 (the “January 2017 Rosen Note”). The January 2017 Rosen Note is secured by an officer of the Company. Pursuant to the January 2017 Rosen Loan Agreement, the January 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the January 2017 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.30 per share. On September 7, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On January 26, 2017, the Company entered into a loan agreement (the “January 2017 Gordon Loan Agreement”) with Gordon pursuant to which on January 26, 2017 (the “Closing Date”), the Company issued Gordon a promissory note of $50,000 (the “January 2017 Gordon Note”). The January 2017 Gordon Note is secured by an officer of the Company. Pursuant to the January 2017 Gordon Loan Agreement, the January 2017 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the January 2017 Gordon Loan Agreement, the Company issued Gordon a five-year warrant to purchase 50,000 shares of the Company’s common stock at a purchase price of $0.30 per share. Subsequent to September 30, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On February 7, 2017, the Company entered into a loan agreement (the “February 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, pursuant to which on October 24, 2016 (the “Closing Date”), the Company issued Schiller a promissory note of $10,000 (the “February 2017 Schiller Note”). The February 2017 Schiller Note is secured by an officer of the Company. Pursuant to the February 2017 Schiller Loan Agreement, the February 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the February 2017 Schiller Note Loan Agreement, the Company issued Schiller a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. Subsequent to September 30, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On April 12, 2017, the Company entered into a loan agreement (the “April 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $10,000 (the “April 2017 Schiller Note”). The April 2017 Schiller Note is secured by an officer of the Company. Pursuant to the April 2017 Schiller Loan Agreement, the April 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the April 2017 Schiller Loan Agreement, the Company issued Schiller a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. Subsequent to September 30, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On April 12, 2017, the Company entered into a loan agreement (the “April 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $10,000 (the “April 2017 Rosen Note”). The April 2017 Rosen Note is secured by an officer of the Company. Pursuant to the April 2017 Rosen Loan Agreement, the April 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the April 2017 Rosen Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,000 shares of the Company’s common stock at a purchase price of $0.30 per share. .. On September 7, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On May 4, 2017, the Company entered into a loan agreement (the “May 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $15,000 (the “May 2017 Rosen Note”). The May 2017 Rosen Note is secured by an officer of the Company. Pursuant to the May 2017 Rosen Note Loan Agreement, the May 2017 Rosen Note bears interest at a rate of 12% per annum. As additional consideration for entering in the May 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 10,500 shares of the Company’s common stock at a purchase price of $0.30 per share. On September 7, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

F-20

On May 11, 2017, the Company entered into a loan agreement (the “May 2017 Schiller Loan Agreement”) with Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $20,000 (the “May 2017 Schiller Note”). Pursuant to the May 2017 Schiller Loan Agreement, the May 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the May 2017 Schiller Note Loan Agreement, the Company issued Schiller a five-year warrant to purchase 20,000 shares of the Company’s common stock at a purchase price of $0.20 per share. Subsequent to September 30, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On June 26, 2017, the Company entered into a loan agreement (the “June 2017 Schiller Loan Agreement”) Schiller, a member of the Board, whereby the Company issued Schiller a promissory note of $30,000 (the “June 2017 Schiller Note”). Pursuant to the June 2017 Schiller Loan Agreement, the June 2017 Schiller Note bears interest at a rate of 10% per annum. As additional consideration for entering in the June 2017 Schiller Loan Agreement, the Company issued Schiller a five-year warrant to purchase 22,500 shares of the Company’s common stock at a purchase price of $0.20 per share. Subsequent to September 30, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering

On July 6, 2017, the Company entered into a loan agreement (the “July 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $25,000 (the “July 2017 Rosen Note”). The July 2017 Rosen Note is secured by an officer of the Company. Pursuant to the July 2017 Rosen Note Loan Agreement, the July 2017 Rosen Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 18,750 shares of the Company’s common stock at a purchase price of $0.20 per share. On September 7,2017 the principal and interest of this note was converted into the August 2017 Convertible Note Offering.

On July 6, 2017, the Company entered into a loan agreement (the “July 2017 Gordon Loan Agreement”) with Gordon, whereby the Company issued Gordon a promissory note of $25,000 (the “July 2017 Gordon Note”). The July 2017 Gordon Note is secured by an officer of the Company. Pursuant to the July 2017 Gordon Note Loan Agreement, the July 2017 Gordon Note bears interest at a rate of 10% per annum. As additional consideration for entering in the July 2017 Gordon Note Loan Agreement, the Company issued Gordon a five-year warrant to purchase 18,750 shares of the Company’s common stock at a purchase price of $0.20 per share. Subsequent to September 30, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On August 24, 2017, the Company entered into a loan agreement (the “August 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $20,000 (the “August 2017 Rosen Note”). The August 2017 Rosen Note is secured by an officer of the Company. Pursuant to the August 2017 Rosen Note Loan Agreement, the August 2017 Rosen Note bears interest at a rate of 12% per annum. On September 7, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

On September 8, 2017, the Company entered into a loan agreement (the “September 2017 Rosen Loan Agreement”) with Rosen, whereby the Company issued Rosen a promissory note of $224,000 (the “September 2017 Rosen Note”). The September 2017 Rosen Note is secured by an officer of the Company. As additional consideration for entering in the September 2017 Rosen Note Loan Agreement, the Company issued Rosen a five-year warrant to purchase 1,650,000 shares of the Company’s common stock at a purchase price of $0.20 per share. On September 7, 2017 the principal and interest of this note were converted into the August 2017 Convertible Note Offering.

F-21

As of September 30, 2017, the total outstanding balance of related party notes payable was $1,659,000, net of debt discount of $0. As of December 31, 2016, the total outstanding balance of related party notes payable was $1,350,325, net of debt discount of $94,675.

Line of credit

On May 9, 2017, the Company entered into a Revolving Line of Credit (the “LOC”) with Grawin, LLC, an LLC controlled by Arthur Rosen, a related party. The LOC is was established for a period of twelve months in which the Company can borrow principal up to $130,000. The LOC bears interest at a rate of 18%.

On May 09, 2017, in connection with the LOC the Company issued a promissory note in the principal aggregate amount of $56,000 in favor Grawin, LLC.

On May 16, 2017, in connection with the LOC the Company issued a promissory note in the principal aggregate amount of $30,000 in favor Grawin, LLC.

On May 22, 2017, in connection with the LOC the Company issued a promissory note in the principal aggregate amount of $6,000 in favor Grawin, LLC.

On May 25, 2017, in connection with the LOC the Company issued a promissory note in the principal aggregate amount of $35,000 in favor Grawin, LLC.

On June 16, 2017, in connection with the LOC the Company issued a promissory note in the principal aggregate amount of $3,000 in favor Grawin, LLC.

As of September 30, 2017, the total outstanding balance of line of credit - related party was $130,000.

Note 9 – Capital Leases Payable

Capital lease obligation consisted of the following:

		September 30, 2017	December 31, 2016

(i)	Capital lease obligation to a financing company for a term of five (5) years, collateralized by equipment, with interest at 10.0% per annum, with principal and interest due and payable in monthly installments of $383.10	$4,732	$4,732

	Less current maturities	(4,732)	(3,524)

	Capital lease obligation, net of current maturities	-	1,208

	TOTAL CAPITAL LEASE OBLIGATION	$4,732	$4,732

The capital leases mature as follows:

2017:	$3,524	$3,524
2018:	1,208	$1,208

Note 10 – Derivative Liabilities

The Company has identified derivative instruments arising from embedded conversion features in the Company’s convertible notes payable and warrants at September 30, 2017. The Company had no financial assets measured at fair value on a recurring basis as of September 30, 2017.

F-22

The following summarizes the Black-Scholes assumptions used to estimate the fair value of the derivative liability and warrant liability at the date of issuance and for the convertible notes converted during the three months ended September 30, 2017.

	Low	High
Annual dividend rate	0%	0%
Expected life	0.34	5.00
Risk-free interest rate	1.14%	1.93%
Expected volatility	65.38%	92.96%

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar term on the date of the grant.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the warrants’ expected term.

Remaining term: The Company’s remaining term is based on the remaining contractual maturity of the warrants.

The following are the changes in the derivative liabilities during the three months ended September 30, 2017.

	Three Months Ended September 30, 2017
	Level 1	Level 2	Level 3
Derivative liabilities as January 1, 2017	$-	$-	$-
Addition	-	-	3,157,682
Conversion	-	-
Reclassification of derivative liability to equity			(356,288)
Loss on changes in fair value	-	-	(1,257,716)
Derivative liabilities as September 30, 2017	$-	$-	$1,543,678

Note 11 - Stockholders’ Deficit

Shares Authorized

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is Three Hundred Twenty Million (320,000,000) shares of which Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.001 per share and Twenty Million (20,000,000) shall be Preferred Stock, par value $0.001 per share. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors.

Preferred Stock

Series A Cumulative Convertible Preferred Stock

On February 13, 2015, 100,000 shares of preferred stock were designated as Series A Cumulative Convertible Preferred Stock (“Series A”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series A Stated Value”).

During the year ended December 31, 2015, the Company sold 24,400 shares of Series A for proceeds of $2,450,000. In addition, $800,000 in convertible notes and $91,400 in accrued interest were converted into 8,914 shares of the Company’s Series A.

F-23

During the nine months ended September 30, 2017, the Company converted 1,733 shares of Series A for 1,146,307 shares of common stock.

The holders of the Series A shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series A Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock, as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A is issued. Upon the occurrence of an Event of Default (as defined below) and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series A Stated Value. At the Company’s option, such dividend payments may be made in (i) cash (ii) additional shares of Series A valued at the Series A Stated Value thereof, in an amount equal to 150% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series A, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series A Preferred.

The dividends on the Series A shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A or any shares of any other class of stock ranking on a parity with the Series A and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holder of Series A shall have the right at any time after the issuance, to convert such shares, accrued but unpaid declared dividends on the Series A and any other sum owed by the Corporation arising from the Series A into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”).

The number of Conversion Shares issuable upon conversion shall equal (i) the sum of (A) the Series A Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series A shall be $0.25, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty-one (61) days’ prior written notice to the Corporation.

F-24

The holders of our Series A do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder’s Series A on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series A is required to for the following actions:

(a) amending the Corporation’s certificate of incorporation or by-laws if such amendment would adversely affect the Series A

(b) purchasing any of the Corporation’s securities other than required redemptions of Series A and repurchase under restricted stock and option agreements authorizing the Corporation’s employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Series A; and

(e) issuing any additional securities having rights senior to or on parity with the Series A.

During the three months ended September 30, 2017, the Company accrued $0 for liquidating damages on the Series A and $0 on the warrants associated with the Series A.

Series B Cumulative Convertible Preferred Stock

On December 21, 2015, 20,000 shares of preferred stock were designated as Series B Cumulative Convertible Preferred Stock (“Series B”). Each share of Series B shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series B Stated Value”).

During the year ended December 31, 2015, the Company sold 7,000 shares of Series B for proceeds of $700,000.

The holders of outstanding shares of Series B shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series B Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series B, and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B is issued. Upon the occurrence of an Event of Default as defined below and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series B Stated Value. At the Corporation’s option, such dividend payments may be made in (i) cash (ii) additional shares of Series B valued at the Series B Stated Value thereof, in an amount equal to 100% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series B, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series B Preferred.

The dividends on the Series B shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B or any shares of any other class of stock ranking on a parity with the Series B and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holders of shares of Series B shall have the right at any time commencing after the issuance to convert such shares, accrued but unpaid declared dividends on the Series B into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”). All declared or accrued but unpaid dividends may be converted at the election of the Holder together with or independent of the conversion of the Series B Stated Value of the Series B.

F-25

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series B Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series B shall be $0.30, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days’ prior written notice to the Corporation.

The holders of our Series B do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder’s Series B on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series B is required to for the following actions:

(a) amending the Corporation’s certificate of incorporation or by-laws if such amendment would adversely affect the Series B

(b) purchasing any of the Corporation’s securities other than required redemptions of Series B and repurchase under restricted stock and option agreements authorizing the Corporation’s employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Company’s Series A or Series B; and

(e) issuing any additional securities having rights senior to the Series B.

During the nine months ended September 30, 2017, the Company accrued $0 for liquidating damages on the Series B and $0 on the warrants associated with the Series B.

During the nine months ended September 30, 2017, the Company issued 0 shares of Series B upon conversion of interest totaling $0.

Series D Convertible Preferred Stock

On January 29, 2016, 2,100,000 shares of preferred stock were designated as Series D Convertible Preferred Stock (“Series D”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series D Stated Value”).

Holders of shares of Series D shall have the right at any time commencing after the issuance to convert such shares into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Corporation determined in accordance with the applicable conversion price (the “Conversion Price”).

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series D Stated Value being converted and/or (B) at the Holder’s election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series D is $0.25, subject to adjustment.

F-26

The Company and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days’ prior written notice to the Corporation.

The holders of Series D Preferred shall not be entitled to a vote on matters submitted to a vote of the stockholders of the Company. Also, as long as any shares of Series D Preferred are outstanding, the Company shall not, without the affirmative vote of all of the Holders of the then outstanding shares of the Series D Preferred,

(a) alter or change adversely the powers, preferences or rights given to the Series D Preferred or alter or amend this Certificate of Designation,

(b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holders,

(c) increase the number of authorized shares of Series D Preferred, or

(d) enter into any agreement with respect to any of the foregoing.

On August 31, 2016, a holder of Series D converted 1,099 shares of Series A into 1,098,933 shares of the Company’s common stock.

During the nine months ended September 30, 2017, the Company converted 914 shares of Series D for 266,325 shares of common stock.

Common Stock

On January 30, 2017, the Company issued 2,946,740 shares of its restricted common stock to settle outstanding vendor liabilities of $353,732. In connection with this transaction the company also recorded a loss on settlement of vendor liabilities of $110,674.

On February 1, 2017, the Company issued 800,000 shares of its restricted common stock to its placement agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

On February 13, 2017, the Company issued 133,333 shares of its restricted common stock to its placement agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

Stock Options

The Company applied fair value accounting for all share based payments awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

F-27

The assumptions used for options granted during the three months ended September 30, 2017 and December 31, 2016 are as follows:

	September 30, 2017	December 31, 2016
Exercise price	0.20-0.75	0.25-0.40
Expected dividends	0%	0%
Expected volatility	63.72% - 92.14%	73.44%-90.05%
Risk free interest rate	1.74% - 2.10%	1%-1.39%
Expected life of option	5 years	4.68-5 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2016	2,250,000	$0.34	4.38
Granted	15,499,990	$0.43	4.89
Exercised	-	-	-
Cancelled/Modified	(100,000)	$0.40	-
Balance – September 30, 2017 – outstanding	17,649,990	$0.42	4.77
Balance – September 30, 2017 – exercisable	8,983,322	$0.27	4.65

Outstanding options held by related party – September 30, 2017	17,549,990	$0.42	4.77
Exercisable options held by related party – September 30, 2017	8,983,322	$0.27	4.65

At September 30, 2017, the aggregate intrinsic value of options outstanding and exercisable was $220 and $220, respectively.

Stock-based compensation for stock options has been recorded in the condensed consolidated statements of operations and totaled $560,794 and $0, for the three months ended September 30, 2017 and 2016, respectively.

The following is a summary of the Company’s stock options granted during the nine months ended September 30, 2017:

Options	Value	Purpose for Grant
15,499,990	$681,246	Service Rendered

Warrants

The Company applied fair value accounting for all share based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for warrants granted during the three months ended September 30, 2017 are as follows:

	September 30, 2017	December 31, 2016
Exercise price	$0.20-0.30	$0.40
Expected dividends	0%	0%
Expected volatility	62.63%-92.96%	73.44-91.54%
Risk free interest rate	1.64%-2.03%	1.13%-1.39%
Expected life of warrant	5 years	5 years

F-28

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2016	15,541,666	$0.36
Granted	18,915,358	$0.20
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – September 30, 2017	34,457,024	$0.27
Exercisable – September 30, 2017	34,457,024	$0.27

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.20 – 0.40	34,457,024	3.97	0.27	34,457,024	0.27

During the nine months ended September 30, 2017, a total of 5,811,360 warrants were issued with promissory notes (See Note 6 above). In addition, the placement agent was granted a total of 487,756 warrants to purchase common stock. The warrants have a grant date fair value of $1,104,731 using a Black-Scholes option-pricing model and the above assumptions.

During the nine months ended September 30, 2017, a total of 7,759,126 warrants were issued with convertible notes (See Note 7 above). In addition, the placement agent was granted a total of 12,150 warrants to purchase common stock. The warrants have a grant date fair value of $455,173 using a Black-Scholes option-pricing model and the above assumptions.

During the nine months ended September 30, 2017, a total of 255,500 warrants were issued with notes payable – related party (See Note 8 above). The warrants have a grant date fair value of $23,437 using a Black-Scholes option-pricing model and the above assumptions.

During the nine months ended September 30, 2017, a total of 4,589,466 warrants were issued with convertible notes payable – related party (See Note 8 above). The warrants have a grant date fair value of $283,352 using a Black-Scholes option-pricing model and the above assumptions.

Note 12 - Subsequent Events

Subsequent to September 30, 2017, the Company sold Units under The August 2017 Convertible Note Offering for gross proceeds of $1,954,918. In addition, $659,112 of the Company’s short term debt along with accrued but unpaid interest of $24,876 was converted. As additional consideration for entering in the private placement offering, the investors were granted a total of 13,070,148 warrants to purchase common stock. As part of the transaction, the Company incurred placement agent fees of $66,574. In addition, the placement agent was granted a total of 579,969 warrants to purchase common stock at an exercise price of $0.2.

On October 24, 2017, the Company entered into a Settlement Agreement (the “Settlement Agreement”) by and among the Company and Alpha Capital Anstalt (“Alpha Capital”) to resolve a dispute related to Alpha Capital’s claims brought against the Company on September 13, 2017 in United States District Court, Southern District of New York, for the alleged failure to honor a conversion notice submitted by Alpha Capital whereby Alpha Capital believed it was to be issued a certain amount of the Company’s Common Stock for its conversion of the Company’s Series A Cumulative Convertible Preferred Stock (the “Dispute”). Pursuant to the Settlement Agreement, the Company agreed to pay Alpha Capital $150,000. In November 2017, the Company fulfilled is settlement obligation by paying Alpha Capital a total of $150,000. Upon receipt of the payments, Alpha Capital no longer has any rights under the Series A Cumulative Convertible Preferred Stock. The payments to Alpha Capital represents the settlement of the Dispute and all of the claims related to such have been dismissed.

F-29

Jerrick Media Holdings, Inc.

December 31, 2016 and 2015

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Jerrick Media Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Jerrick Media Holdings, Inc. as of December 31, 2016 and 2015 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016 and 2015. Jerrick Media Holdings, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jerrick Media Holdings, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

Edina, MN

March 31, 2017

F-31

Jerrick Media Holdings, Inc.

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015

Assets

Current Assets
Cash	$174,494	$438,629
Prepaid expenses	10,000	-
Total Current Assets	184,494	438,629

Property and equipment, net	71,829	70,506

Security deposit	38,445	17,000

Minority investment in business	83,333	83,333

Total Assets	$378,101	$609,468

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued liabilities	$1,387,068	$678,955
Accrued dividends	259,170	81,936
Demand loan	10,366	-
Convertible Notes, net of debt discount and Issuance costs	268,823	-
Current portion of capital lease payable	3,524	3,524
Note payable - related party, net of debt discount	1,350,325	-
Note payable, net of debt discount	30,579	-
Line of credit	235,141	202,422

Total Current Liabilities	3,544,996	966,837

Non-current Liabilities:
Capital lease payables	1,208	3,095

Total Non-current Liabilities	1,208	3,095

Total Liabilities	3,546,204	969,932

Commitments and contingencies

Stockholders' Deficit
Series A Preferred stock, $0.001 par value, 33,414 and 33,314 shares issued and outstanding, respectively	33	33
Series B Preferred stock, $0.001 par value, 8,063 and 7,000 shares issued and outstanding, respectively	8	7
Series D Preferred stock, $0.001 par value, 914 and 0 shares issued and outstanding, respectively	1	-
Common stock par value $0.001: 300,000,000 shares authorized; 33,894,592 and 28,500,000 issued and outstanding as of December 31, 2016 and 2015 respectively	33,895	28,500
Additional paid in capital	10,075,991	5,319,835
Accumulated deficit	(13,277,981)	(5,708,839)
	(3,168,103)	(360,464)

Total Liabilities and Stockholders' Deficit	$378,101	$609,468

See accompanying notes to the consolidated financial statements

F-32

Jerrick Media Holdings, Inc.

Consolidated Statements of Operations

	For the Year Ended	For the Year Ended
	December 31, 2016	December 31, 2015

Net revenue	$223,927	767,527

Cost of revenue	43,321	183,528

Gross margin	180,606	583,999

Operating expenses
Compensation	1,134,170	917,586
Consulting fees	1,350,917	1,176,968
Share based payments	332,711	820,652
General and administrative	1,054,564	519,836

Total operating expenses	3,872,362	3,435,042

Loss from operations	(3,691,756)	(2,851,043)

Other income (expenses)
Interest expense	(3,710,151)	(488,725)
Gain on the sale of assets	10,000	-

Other income (expenses), net	(3,700,151)	(488,725)

Loss before income tax provision	(7,391,907)	(3,339,768)

Income tax provision	-	-

Net loss	$(7,391,907)	$(3,339,768)

Per-share data
Basic and diluted loss per share	$(0.23)	$(0.12)

Weighted average number of common shares outstanding	32,046,149	28,500,000

See accompanying notes to the consolidated financial statements

F-33

Jerrick Media Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

	Series A Preferred Stock		Series B Preferred Stock		Series D Preferred Stock		Common Stock		Additional Paid In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2015	-	$-	-	$-	-	$-	27,000,000	$27,001	$805,532	$(2,287,135)	$(1,454,602)

Common stock issued for services	-	-	-	-	-	-	1,500,000	1,500	373,500	-	375,000

Series A Preferred stock issued with warrants	24,400	24	-	-	-	-	-	-	2,449,976	-	2,450,000

Conversion of secured convertible notes and interest	8,914	9	-	-	-	-	-	-	891,391	-	891,400

Series B Preferred stock issued with warrants	-	-	7,000	7	-	-	-	-	700,000	-	700,000

Stock issuance costs padi in cash	-	-	-	-	-	-	-	-	(406,981)	-	(406,981)

Stock options and stock warrants	-	-	-	-	-	-	-	-	445,652	-	445,652

Stock warrants issued with convetible notes	-	-	-	-	-	-	-	-	60,771	-	60,771

Dividends	-	-	-	-	-	-	-	-	-	(81,936)	(81,936)

Net loss for the year ended December 31, 2015	-	-	-	-	-	-	-	-	-	(3,339,768)	(3,339,768)

Balance, December 31, 2015	33,314	33	7,000	7	-	-	28,500,000	28,500	5,319,835	(5,708,839)	(360,464)

Net proceeds from issuance of common stock and warrants	-	-	-	-	-	-	666,666	667	343,581	-	344,248

Issuance of common stock for cashless exercise of warrants	-	-	-	-	-	-	392,764	393	(393)	-	-

Conversion of series D preferred stock to common stock	-	-	-	-	(1,099)	(1)	1,098,933	1,099	(1,098)	-	-

Conversion of interest to series B preferred stock	-	-	1,063	1	-	-	-	-	108,843		108,844

Conversion of common stock to Series D preferred stock	-	-	-	-	2,013	2	-	-	-	-	2

Common stock issued commissions and placement agreement	-	-	-	-	-	-	322,015	322	-	-	322

Issuance of common stock for cash	-	-	-	-	-	-	2,626,308	2,626	-	-	2,626

Recapitalization	-	-	-	-	-	-	287,896	288	-	-	288

Liquidated damages on preferred stock and warrants	-	-	-	-	-	-	-	-	3,329,993	-	3,329,993

Stock based compensation	-	-	-	-	-	-	-	-	484,692	-	484,692

Stock warrants issued with convetible notes	-	-	-	-	-	-	-	-	255,203	-	255,203

Stock warrants issued with note payable - related party	-	-	-	-	-	-	-	-	193,652	-	193,652

Stock warrants issued with promissory note	-	-	-	-	-	-	-	-	41,633	-	41,633

Dividends	-	-	-	-	-	-	-	-	-	(177,234)	(177,234)

Net loss for the year ended December 31, 2016	-	-	-	-	-	-	-	-	-	(7,391,907)	(7,391,907)

Balance, December 31, 2016	33,314	$33	8,063	$8	914	$1	33,894,582	$33,895	$10,040,491	$(13,277,981)	$(3,168,103)

See accompanying notes to the consolidated financial statements

F-34

Jerrick Media Holdings, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	December 31, 2016	December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,391,907)	$(3,339,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	42,634	10,001
Accretion of debt issuance costs
Accretion of debt discount	235,622	211,587
Share-based compensation	463,503	820,652
Changes in operating assets and liabilities:
Prepaid expenses	(10,000)	-
Inventory	-	21,861
Security deposit	(21,445)	6,000
Accounts payable and accrued expenses	834,487	(18,015)
Liquidated damages	3,329,993	-
Net Cash Used In Operating Activities	(2,517,113)	(2,287,682)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	(43,957)	(69,198)
Net Cash Used In Investing Activities	(43,957)	(69,198)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans	(107,887)	(72,573)
Net proceeds from issuance of notes	146,000	-
Net proceeds from issuance of preferred stock	344,250	2,743,019
Proceeds from issuance of demand loan	10,366	-
Proceeds from issuance of convertible note	550,000	-
Repayment of convertible notes	(50,000)	-
Proceeds from issuance of note payable - related party	1,446,500	-
Repayment of note payable - related party	(1,500)	-
Proceeds from issuance of line of credit	39,195	-
Repayment of line of credit	(24,007)	-
Cash paid for debt issuance costs	(55,982)	-
Net Cash Provided By Financing Activities	2,296,936	2,670,446

Net Change in Cash	(264,135)	313,566

Cash - Beginning of Year	438,629	125,063

Cash - End of Year	$174,494	$438,629

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$5,738	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of interest	$108,843	$-
Debt discount on convertible note	$24,425	$-
Debt discount on related party note payable	$218,800	$-
Accrued dividends	$177,234	$-
Warrants at issuance of debt	$490,488	$-
Liquidated damages	$3,329,993	$-
Conversion of bridge notes	$-	$800,000

See accompanying notes to the consolidated financial statements

F-35

Jerrick Media Holdings, Inc.

December 31, 2016 and 2015

Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

Great Plains Holdings, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on December 30, 1999 under the name LILM, Inc. The Company changed its name on December 3, 2013 as part of its plans to diversify its business through the acquisition and operation of commercial real estate, including but not limited to self-storage facilities, apartment buildings, 55+ senior manufactured homes communities, and other income producing properties. Historically, the Company has principally engaged in manufacture and marketing of the LiL Marc urinal used in the training of young boys, but is changing its focus to residential and commercial rental real estate as well as exploring other business opportunities.

On February 5, 2016, Great Plains Holdings, Inc. a Nevada corporation (“GTPH”, or the “Company”), GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). The transaction (the “Closing”) took place on February 5, 2016 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of the Company’s common stock. GTPH shall assume 33,414.89 shares of Jerrick’s Series A Convertible Preferred Stock (the “Series A Preferred”) and 8,063.33 shares of Series B Convertible Preferred Stock (the “Series B Preferred”) and file the appropriate certificates of designation to reflect the rights, preferences and privileges of the Jerrick’s Series A Preferred and Series B Preferred. Jerrick shareholders that hold either Series A Preferred or Series B Preferred will be able to exchange such shares for the equivalent in GTPH on a one for one basis. Additionally, GTPH shall assume 12,391,667 outstanding common stock purchase warrants of Jerrick such that each Jerrick shareholder that holds a warrant to purchase shares of Jerrick common stock will by virtue of the Merger, be able to purchase the equivalent number of shares of GTPH Common Stock under the same terms and conditions.

In connection with the Merger, on February 5, 2016, the Company and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from the Company (i) all of the Company’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of the Company’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 781,818 shares of the Parent Company’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of the Company existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

On February 5, 2016 and in conjunction with the Merger, the Company entered into a Share Exchange Agreement with Kent Campbell, Denis Espinoza and Sarah Campbell (the “Exchange Agreement”). Pursuant to the Exchange Agreement, (i) Kent Campbell cancelled 363,636 shares of the Company’s common stock, 6,000 shares of the Company’s Series A Preferred Stock and 10,000 shares of the Company’s Series B Preferred Stock in exchange for 1,648,881 shares of the Company’s Series D Preferred Stock, (ii) Denis Espinoza cancelled 58,951 shares of the Company’s common stock and 4,000 shares of the Company’s Series A Preferred Stock in exchange for 265,676 shares of the Company’s Series D Preferred Stock, and (iii) Sarah Campbell cancelled 21,818 shares of the Company’s common stock in exchange for 98,933 shares of the Company’s Series D Preferred Stock.

In connection with the Statutory Merger, the Company changed its name to Jerrick Media Holdings, Inc.

Jerrick Ventures, Inc. (“Ventures”) was incorporated on November 24, 2014 under the laws of the State of Nevada. Ventures develops digital transmedia content, including videos, imagery, articles, e-books, as well as traditional film and television, for each brand in its portfolio.

Jerrick Ventures, LLC (“Jerrick LLC”) was incorporated in Delaware in 2013. On December 1, 2014, Jerrick LLC entered into a share exchange agreement whereby the members of Jerrick LLC exchanged all of their membership interests in Jerrick LLC for Common Stock in Ventures (the “Jerrick Share Exchange”). As result of the Jerrick Share Exchange, Jerrick LLC became the operating subsidiary of Ventures

The Merger is being accounted for as a “Reverse Business Combination,” and Ventures is deemed to be the accounting acquirer in the merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Reverse Business Combination will be those of Ventures, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Ventures, historical operations of Ventures and combined operations of Ventures and Jerrick Media Holdings, Inc. from the Closing Date of the Merger.

The Reverse Business Combination will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Predecessor before the Reverse Business Combination will be replaced with the historical financial statements of Ventures before the Reverse Business Combination in all future filings with the Securities and Exchange Commission (the “SEC”).

F-36

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.
(iii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(iv)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-37

Principles of consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10, all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of combined affiliate	State or other jurisdiction of incorporation or organization	Company interest

Astoria Surgical Supplies North LLC	The State of New Jersey	100%

Castle 6 Productions LLC	The State of New Jersey	100%

Filthy Gorgeous LLC	The State of Delaware	100%

Geek Room LLC	The State of Delaware	100%

Graphic Expression Corporate Collectibles LLC	The State of Delaware	100%

Guccione Stores LLC	The State of New Jersey	100%

iLongevity LLC	The State of New Jersey	100%

JAJ Enterprises LLC	The State of Delaware	100%

Jerrick Ventures LLC	The State of Delaware	100%

Miss Filthy LLC	The State of Delaware	100%

Next Geek Thing LLC	The State of Delaware	100%

No One’s Pet LLC	The State of New Jersey	100%

OMNI Reboot LLC	The State of Delaware	100%

Romper Zombie LLC	The State of Delaware	100%

Steam Wars LLC	The State of Delaware	100%

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

F-38

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities and accrued liquidating damages approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

The Company recorded a markdown of $0 and $21,861 as of December 31, 2016 and 2015, respectively, due to slow moving inventory.

There was no lower of cost or market adjustments for the reporting period ended December 31, 2016 or 2015.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3

Furniture and fixture	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

F-39

Investments - Cost Method, Equity Method and Joint Venture

The Company accounts for marketable debt and equity securities, available for sale, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale and equity securities that have readily determinable fair values that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized except an available-for-sale security that is designated as being hedged in a fair value hedge, from which all or a portion of the unrealized holding gain and loss of shall be recognized in earnings during the period of the hedge, pursuant to paragraphs 815-25-35-1 through 815-25-35-4.

The Company follows Paragraphs 320-10-35-17 through 320-10-35-34E and assess whether an investment is impaired in each reporting period. An investment is impaired if the fair value of the investment is less than its cost. Impairment indicators include, but are not limited to the following: a. a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee; b. a significant adverse change in the regulatory, economic, or technological environment of the investee; c. a significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates; d. a bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment; e. factors that raise significant concerns about the investee's ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, the impairment is either temporary or other than temporary. Pursuant to Paragraph 320-10-35-34, if it is determined that the impairment is other than temporary, then an impairment loss shall be recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The measurement of the impairment shall not include partial recoveries after the balance sheet date. The fair value of the investment would then become the new basis of the investment and shall not be adjusted for subsequent recoveries in fair value. For presentation purpose, the entity shall present the total other-than-temporary impairment in the statement of earnings with an offset for the amount of the total other-than-temporary impairment that is recognized in other comprehensive income, in accordance with paragraph 320-10-35-34D, if any, pursuant to Paragraph 320-10-45-8A; and separately present, in the financial statement in which the components of accumulated other comprehensive income are reported, amounts recognized therein related to held-to-maturity and available-for-sale debt securities for which a portion of an other-than-temporary impairment has been recognized in earnings pursuant to Paragraph 320-10-45-9A. Pursuant to Paragraphs 320-10-35-36 and 37 the entire change in the fair value of foreign-currency-denominated available-for-sale debt securities shall be reported in other comprehensive income and An entity holding a foreign-currency-denominated available-for-sale debt security is required to consider, among other things, changes in market interest rates and foreign exchange rates since acquisition in determining whether an other-than-temporary impairment has occurred. Pursuant to FASB ASC Paragraph 320-10-50-2, the entity shall disclose all of the following by major security type as of each date for which a statement of financial position is presented: (a) cost basis (net of amortization of debt discount for debt securities), aggregate fair value, total other-than-temporary impairment recognized in accumulated other comprehensive income; (b) Total gains for securities with net gains in accumulated other comprehensive income; (c) Total losses for securities with net losses in accumulated other comprehensive income; and (d) Information about the contractual maturities of those securities as of the date of the most recent statement of financial position presented.

On January 2, 2013, the Company purchased a minority interest in a business for proceeds of $83,333. The interest is accounted for under the cost method. The Company tests the carrying value annually for impairment.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 FASB Accounting Standards, the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15 FASB Accounting Standards, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company and members of their immediate families; (e) management of the Company and members of their immediate families; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-40

Pursuant to ASC Paragraphs 850-10-50-1 and 50-5 financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 “Compensation—Stock Compensation” of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A non-employee director does not satisfy this definition of employee. Nevertheless, non-employee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to non-employee directors for their services as directors. Awards granted to non-employee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges, the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-41

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term)/2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
c.	The current price of the underlying share.
d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

F-42

Pursuant to ASC paragraphs 505-50-25-6 and 505-50-25-7, a grantor shall recognize the goods acquired or services received in a share-based payment transaction when it obtains the goods or as services are received. A grantor may need to recognize an asset before it actually receives goods or services if it first exchanges share-based payment for an enforceable right to receive those goods or services. Nevertheless, the goods or services themselves are not recognized before they are received. If fully vested, nonforfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, nonforfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued; however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
c.	The current price of the underlying share.
d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

F-43

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a filer with the United States Securities & Exchange Commission (the “SEC”) considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-44

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company has elected to adopt early application of ASU No. 2014-15.

In November 2015, the FASB issued the FASB Accounting Standards Update No. 2015-17 “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). This update simplifies the presentation of deferred income taxes; the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position.

For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods.

In January 2016, the FASB issued the FASB Accounting Standards Update No. 2016-01 “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”).

This Update makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. Some of the major changes as a result of the ASU 2016-01 are summarized below.

●	Requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.
●	Simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.
●	Eliminate the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet.
●	Require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes.
●	Require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.
●	Require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements.
●	Clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.

In February 2016, the FASB issued ASU 2016-02, “Leases”, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

F-45

On March 30, 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation" which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. For public business entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption will be permitted in any interim or annual period for which financial statements have not yet been issued or have not been made available for issuance. If early adoption is elected, all amendments in the ASU that apply must be adopted in the same period. In addition, if early adoption is elected in an interim period, any adjustments should be reflected as of the beginning of the annual period that includes that interim period. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016–10 “Revenue from Contract with Customers (Topic 606): Identifying Performance Obligations and Licensing”. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgment necessary to comply with Topic 606. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The Company is currently evaluating the impact of the new standard.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company's consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at December 31, 2016, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-46

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	December 31, 2016	December 31, 2015
Computer Equipment	$219,653	175,695
Furniture and Fixtures	61,803	61,803
	281,456	237,498
Less: Accumulated Depreciation	(209,627)	(166,992)
	$71,829	$70,506

Depreciation expense was $42,634 and $10,001 for the years ended December 31, 2016 and 2015, respectively.

Note 5 – Line of Credit

On March 19, 2009 Astoria Surgical Supplies North LLC signed a revolving note (the “Note”) at PNC Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000 and expired March 19, 2010. The outstanding balance accrues interest at a variable rate. The interest rate is subject to change based on changes in an independent index which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal. Interest is payable monthly and the rate as of December 31, 2016 and 2015 was 3.75% and 4.50%, respectively.

The Company has been in payment default since March 19, 2010. The Company does not believe it is probable that the loan will be called or that the interest rate shall be increased to the default interest rate due to the fact that the Company is current and has been current since the maturity date with its monthly installment payment obligation.

The balance outstanding on the revolving note at December 31, 2016 and 2015 was $219,176 and $202,422, respectively.

Note 6 –Note Payable

On October 24, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with an individual (the “Lender”), pursuant to which on October 24, 2016 (the “Closing Date”), the Lender issued the Company a promissory note of $15,000 (the “Loan”).

The maturity date of the Loan is April 24, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 9% per annum. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 30,000 shares of the Company’s common stock with an exercise price of $0.30 per share (the “Warrant”). The Warrant has a term of five (5) years

On October 25, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with an individual (the “Lender”), pursuant to which on October 25, 2016 (the “Closing Date”), the Lender issued the Company a promissory note of $25,000 (the “Loan”).

The maturity date of the Loan is April 25, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 9% per annum. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 50,000 shares of the Company’s common stock with an exercise price of $0.30 per share (the “Warrant”). The Warrant has a term of five (5) years.

As of December 31, 2016, the total outstanding balance of notes payable was $30,579, net of debt discount of $9,421.

Note 7 – Convertible Note Payable

On December 2, 2015, the Company issued a convertible note to a third party lender totaling $100,000. The note accrues interest at 12% per annum and matures with interest and principal both due on December 1, 2016. In addition the Company issued a warrant to purchase 300,000 shares of Company common stock. The note and accrued interest are convertible at a conversion price of $0.35 per share subject to adjustment.

The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.35 per share for a period of five years from the issue date.

On December 21, 2015, the notes were automatically converted into Series B preferred stock.

On March 17, 2016, the Company issued a convertible note to a third party lender totaling $200,000. The note accrues interest at 12% per annum and matures with interest and principal both due on April 21, 2016. In addition the Company issued a warrant to purchase 150,000 shares of Company common stock. The note and accrued interest are convertible at a conversion price as defined.

The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.40 per share for a period of five years from the issue date.

F-47

On May 27, 2016, the notes and accrued interest were paid off in full satisfaction.

On August 2, 2016, the Company issued a convertible note to a third party lender totaling $50,000. The note accrues interest equal to 10% of the principal balance and matures with interest and principal both due on August 31, 2016. The note and accrued interest are convertible at a conversion price as defined. On August 22, 2016, the notes and accrued interest were paid off in full satisfaction.

During the months of November and December 2016, the Company issued a convertible notes to third party lenders totaling $400,000. The note accrues interest at 10% per annum and mature with interest and principal both due on November 1, 2017. In addition the Company issued a warrant to purchase 400,000 shares of Company common stock. The note and accrued interest are convertible at a conversion price as defined.

The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.30 per share for a period of five years from the issue date.

On December 27, 2016, the Company issued a convertible note to a third party lender totaling $100,000. The note accrues interest at 10% per annum and matures with interest and principal both due on December 27, 2017. In addition, the Company issued a warrant to purchase 100,000 shares of Company common stock. The note and accrued interest are convertible at a conversion price of $0.30 per share subject to adjustment.

The warrant entitles the holder to purchase the Company’s common stock at a purchase price of $0.40 per share for a period of five years from the issue date.

As of December 31, 2016, the total outstanding balance of convertible notes payable was $268,823, net of debt discount and debt issuance costs of $184,398 and $46,779, respectively.

Note 8 – Related Party Loan

On May 26, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on May 26, 2016 (the “Closing Date”), the Lender issued the Company a secured term loan of $1,000,000 (the “Loan”). In connection with the Loan Agreement, on May 26, 2016, the Company and Lender entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted to Lender a senior security interest in substantially all of the Company’s assets as security for repayment of the Loan.

The maturity date of the Loan is May 26, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12.5% per annum, compounded annually and payable on the Maturity Date. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 1,000,000 shares of the Company’s common stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years and contains anti-dilution provisions as further described therein.

On September 12, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on September 12, 2016 (the “Closing Date”), the Lender issued the Company a promissory note of $100,000 (the “Loan”).

The original maturity date of the Loan was October 12, 2016 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12% per annum. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date. On October 12, 2016 the Company entered into an amendment to the note. The note’s Maturity Date was extended 90 days.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 150,000 shares of the Company’s common stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years.

On September 20, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with 202 S Dean LLC, a company partially owned by an officer of the Company, (the “Lender”), pursuant to which on September 20, 2016 (the “Closing Date”), the Lender issued the Company a promissory note of $10,000 (the “Loan”).

The maturity date of the Loan is March 20, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 10% per annum.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 235,000 shares of the Company’s common stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years.

On October 13, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Chris Gordon, an individual (the “Lender”), pursuant to which on October 13, 2016 (the “Closing Date”), the Lender issued the Company a promissory note of $50,000 (the “Loan”).

The original maturity date of the Loan was November 12, 2016 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 12% per annum. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date. The Company is currently in payment default.

F-48

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 50,000 shares of the Company’s common stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years.

On October 31, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Arthur Rosen, an individual (the “Lender”), pursuant to which on October 31, 2016 (the “Closing Date”), the Lender issued the Company a promissory note of $10,000 (the “Loan”).

The original maturity date of the Loan was November 10, 2016 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 10% per annum. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date. The Company is currently in payment default.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 10,000 shares of the Company’s common stock with an exercise price of $0.30 per share (the “Warrant”). The Warrant has a term of five (5) years.

On December 21, 2016, the Company entered into a loan agreement (the “Loan Agreement”) with Chris Gordon, an individual (the “Lender”), pursuant to which on December 21, 2016 (the “Closing Date”), the Lender issued the Company a promissory note of $275,000 (the “Loan”).

The maturity date of the Loan is January 20, 2017 (the “Maturity Date”). Pursuant to the Loan Agreement, the Loan bears interest at a rate of 10% per annum. All outstanding principal, accrued and unpaid interest and other amounts due under the Loan are due on the Maturity Date. The Company is currently in payment default.

As additional consideration for entering in the Loan Agreement, the Company issued Lender a warrant to purchase 166,666 shares of the Company’s common stock with an exercise price of $0.40 per share (the “Warrant”). The Warrant has a term of five (5) years.

As of December 31, 2016, the total outstanding balance of related party notes payable was $1,350,325 net of debt discount of $94,675.

Note 9 – Capital Leases Payable

Capital lease obligation consisted of the following:

		December 31, 2016	December 31, 2015

(i)	Capital lease obligation to a financing company for a term of five (5) years, collateralized by equipment, with interest at 10.0% per annum, with principal and interest due and payable in monthly installments of $383.10	$4,732	$6,619

	Less current maturities	(3,524)	(3,524)

	Capital lease obligation, net of current maturities	1,208	3,095

	TOTAL CAPITAL LEASE OBLIGATION	$4,732	$6,619

The capital leases mature as follows:

2017:	$1,208	$3,524
2018:		$1,208

Note 10 - Stockholders’ Deficit

Shares Authorized

Upon incorporation, the total number of shares of all classes of stock which the Company is authorized to issue is Three Hundred Twenty Million (320,000,000) shares of which Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.001 per share and Twenty Million (20,000,000) shall be Preferred Stock, par value $0.001 per share. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors.

F-49

Preferred Stock

Series A Cumulative Convertible Preferred Stock

On February 13, 2015, 100,000 shares of preferred stock were designated as Series A Cumulative Convertible Preferred Stock (“Series A”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series A Stated Value").

During the year ended December 31, 2015, the Company sold 24,400 shares of Series A for proceeds of $2,450,000. In addition, $800,000 in convertible notes and $91,400 in accrued interest were converted into 8,914 shares of the Company’s Series A.

The holders of the Series A shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series A Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock, as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series A is issued. Upon the occurrence of an Event of Default (as defined below) and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series A Stated Value. At the Company's option, such dividend payments may be made in (i) cash (ii) additional shares of Series A valued at the Series A Stated Value thereof, in an amount equal to 150% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series A, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series A Preferred.

The dividends on the Series A shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A or any shares of any other class of stock ranking on a parity with the Series A and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holder of Series A shall have the right at any time after the issuance, to convert such shares, accrued but unpaid declared dividends on the Series A and any other sum owed by the Corporation arising from the Series A into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") of the Corporation determined in accordance with the applicable conversion price (the "Conversion Price").

The number of Conversion Shares issuable upon conversion shall equal (i) the sum of (A) the Series A Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series A shall be $0.25, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Corporation.

The holders of our Series A do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series A shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder's Series A on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series A is required to for the following actions:

(a) amending the Corporation's certificate of incorporation or by-laws if such amendment would adversely affect the Series A

(b) purchasing any of the Corporation's securities other than required redemptions of Series A and repurchase under restricted stock and option agreements authorizing the Corporation's employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Series A; and

(e) issuing any additional securities having rights senior to or on parity with the Series A.

During the year ended December 31, 2016, the Company accrued $3,318,353 for liquidating damages on the Series A and $309,665 on the warrants associated with the Series A.

F-50

Series B Cumulative Convertible Preferred Stock

On December 21, 2015, 20,000 shares of preferred stock were designated as Series B Cumulative Convertible Preferred Stock (“Series B”). Each share of Series B shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series B Stated Value").

During the year ended December 31, 2015, the Company sold 7,000 shares of Series B for proceeds of $700,000.

The holders of outstanding shares of Series B shall be entitled to receive preferential dividends at the rate of 6% per share per annum on the Series B Stated Value, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock as defined. Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series B, and shall be payable quarterly, in arrears, commencing on the first day of the calendar quarter following the date on which the Series B is issued. Upon the occurrence of an Event of Default as defined below and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series B Stated Value. At the Corporation's option, such dividend payments may be made in (i) cash (ii) additional shares of Series B valued at the Series B Stated Value thereof, in an amount equal to 100% of the cash dividend otherwise payable or (iii) a combination of cash and additional shares of Series B, provided there is not an existing current Event of Default on the date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series B Preferred.

The dividends on the Series B shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B or any shares of any other class of stock ranking on a parity with the Series B and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

Holders of shares of Series B shall have the right at any time commencing after the issuance to convert such shares, accrued but unpaid declared dividends on the Series B into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") of the Corporation determined in accordance with the applicable conversion price (the "Conversion Price"). All declared or accrued but unpaid dividends may be converted at the election of the Holder together with or independent of the conversion of the Series B Stated Value of the Series B.

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series B Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series B shall be $0.30, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Corporation.

The holders of our Series B do vote together with the holders of our Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. The number of votes that may be cast by a holder of Series B shall be equal to the number of shares of Common Stock issuable upon conversion of such Holder's Series B on the record date for determining those stockholders entitled to vote on the matter. In addition, the affirmative vote of the holders of a majority of our outstanding Series B is required to for the following actions:

(a) amending the Corporation's certificate of incorporation or by-laws if such amendment would adversely affect the Series B

(b) purchasing any of the Corporation's securities other than required redemptions of Series B and repurchase under restricted stock and option agreements authorizing the Corporation's employees;

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Company's Series A or Series B; and

(e) issuing any additional securities having rights senior to the Series B.

During the year ended December 31, 2016, the Company accrued $667,313 for liquidating damages on the Series B and $51,159 on the warrants associated with the Series B.

During the year ended December 31, 2016, the Company issued 1,063 shares of Series B upon conversion of interest totaling $108,844.

F-51

Series D Convertible Preferred Stock

On January 29, 2016, 2,100,000 shares of preferred stock were designated as Series D Convertible Preferred Stock (“Series D”). Each share of Series A shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series D Stated Value").

Holders of shares of Series D shall have the right at any time commencing after the issuance to convert such shares into fully paid and non-assessable shares of Common Stock (the "Conversion Shares") of the Corporation determined in accordance with the applicable conversion price (the "Conversion Price").

The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal (i) the sum of (A) the Series D Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Conversion Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series B shall be $0.25, subject to adjustment.

The Corporation and the Holder may not convert that amount of the Conversion Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of Conversion Shares issuable upon the conversion of the Conversion Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Corporation.

The holders of Series D Preferred shall not be entitled to a vote on matters submitted to a vote of the stockholders of the Company. Also, as long as any shares of Series D Preferred are outstanding, the Company shall not, without the affirmative vote of all of the Holders of the then outstanding shares of the Series D Preferred,

(a) alter or change adversely the powers, preferences or rights given to the Series D Preferred or alter or amend this Certificate of Designation,

(b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holders,

(c) increase the number of authorized shares of Series D Preferred, or

(d) enter into any agreement with respect to any of the foregoing.

On August 31, 2016, a holder of Series D converted 1,099 shares of Series A into 1,098,933 shares of the Company’s common stock.

During the year ended December 31, 2016, a holder of common stock converted to 2,013 shares of Series D.

Common Stock

During the year ended December 31, 2015, the Company awarded various employees, consultants and advisors 1,500,000 shares of common stock for services rendered. The Company recorded the shares based on the estimated fair value of the Company’s common stock at issuance ($0.25/per share). The Company recorded $375,000 in compensation expense.

On February 1, 2016, the Company issued 268,333 shares of its restricted common stock to its Placement Agent. Such shares were issued pursuant to a Placement Agent Agreement with the Company and services rendered in connection with a private placement of the Company’s securities.

On February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s common stock, par value $0.001 per share, for an aggregate purchase price of $2,626.

On August 17, 2016, the Company entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor for the sale of 666,666 shares of the Company’s Common Stock (the “Shares”) and warrants to purchase 333,333 shares of the Company’s Common Stock (the “Warrant”) for a purchase price of $250,000. The Warrant is exercisable at any time after the date of issuance and has a five year term. The Warrant is exercisable at price of $0.40 per share.

During the year ended December 31, 2016, the Company issued 392,764 common shares for cashless exercise of warrants.

F-52

Stock Options

The Company applied fair value accounting for all share based payments awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for options granted during the year ended December 31, 2016 and 2015 are as follows:

	December 31, 2016	December 31, 2015
Exercise price	$0.25 - 0.40	$0.35
Expected dividends	0%	0%
Expected volatility	73.44% - 90.05%	69.7%
Risk free interest rate	1% - 1.39%	1.35%
Expected life of option	4.68 - 5 years	5 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2014 – outstanding	-	-	-
Granted	500,000	0.25	5.0
Exercised	-	-	-
Cancelled/Modified	-	-	-
Balance – December 31, 2015 – outstanding	500,000	0.25	4.93
Balance – December 31, 2015 – exercisable	500,000	$0.25	4.93

Outstanding options held by related party – December 31, 2015	500,000	$0.25	4.93
Exercisable options held by related party – December 31, 2015	500,000	$0.25	4.93

Balance – December 31, 2015	500,000	$0.25	4.68
Granted	1,750,000	0.36	5.0
Exercised	-	-	-
Cancelled/Modified	-	-	-
Balance – December 31, 2016 – outstanding	2,250,000	$0.34	4.38
Balance – December 31, 2016 – exercisable	2,200,000	$0.34	4.38

Outstanding options held by related party – December 31, 2016	2,250,000	$0.33	4.38
Exercisable options held by related party – December 31, 2016	2,200,000	$0.30	4.38

At December 31, 2016, the aggregate intrinsic value of options outstanding and exercisable was $47,500 and $47,500, respectively.

The following is a summary of the Company’s stock options granted during the year ended December 31, 2016:

Options	Value	Purpose for Grant
1,750,000	$231,035	Service Rendered

F-53

Warrants

The Company applied fair value accounting for all share based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

The assumptions used for warrants granted during the year ended December 31, 2016 are as follows:

	December 31, 2016	December 31, 2015
Exercise price	$0.40	$0.35
Expected dividends	0%	0%
Expected volatility	73.44% - 91.54%	69.7%
Risk free interest rate	1.13% - 1.39%	1.35%
Expected life of warrant	5 years	5 years

Warrant Activities

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2014	2,470,000	$0.35
Granted	8,280,000	$0.35
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2015	10,750,000	$0.35
Exercisable – December 31, 2015	10,750,000	$0.35
Granted	4,791,666	$0.40
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2016	15,541,666	$0.36
Exercisable – December 31, 2016	14,958,333	$0.36

Warrants Outstanding				Warrants Exercisable
Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.35 – 0.40	15,541,666	3.75	$0.36	14,958,333	$0.36

During the year ended December 31, 2016, a total of 80,000 warrants were issued with promissory notes (See Note 6 above). The warrants have a grant date fair value of $41,633 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2016, a total of 575,000 warrants were issued with convertible notes (See Note 7 above). The warrants have a grant date fair value of $255,203 using a Black-Scholes option-pricing model and the above assumptions.

During the year ended December 31, 2016, a total of 226,666 warrants were issued with notes payable – related party (See Note 8 above). The warrants have a grant date fair value of $255,203 using a Black-Scholes option-pricing model and the above assumptions.

Stock Incentive Plan

On December 9, 2015, Jerrick adopted the 2015 Stock Incentive and Award Plan (the “Plan”) which will provide for the issuance of up to 18,000,000 shares of the Company’s Common Stock.

The purpose of the Plan is to provide additional incentive to those officers, employees, consultants and non-employee directors of the Company and its parents, subsidiaries and affiliates whose contributions are essential to the growth and success of the Company’s business.

Eligible recipients of option awards are employees, officers, consultants or directors (including non-employee directors) of the Company or of any parent, subsidiary or affiliate of the Company. Upon recommendation from the Compensation Committee, the board has the authority to grant to any eligible recipient any options, restricted stock or other awards valued in whole or in part by reference to, or otherwise based on, our Common Stock.

The provisions of each option granted need not be the same with respect to each option recipient. Option recipients shall enter into award agreements with us, in such form as the board shall determine.

F-54

The Plan shall be administered by the Compensation Committee consisting of two or more independent, non-employee and outside directors. In the absence of such a Committee, the Board of the Company shall administer the Plan.

Each Option shall contain the following material terms:

(i)	the purchase price of each share of Common Stock with respect to Incentive Options shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Jerrick, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Jerrick, the exercise price shall be at least 110% of the Fair Market Value;

(ii)	The purchase price of each share of Common Stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of Common Stock on the date the Non-qualified Option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value.

(iii)	the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Jerrick, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iv)	subject to acceleration in the event of a Change of Control of the Jerrick (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Jerrick through the four (4) year anniversary of the date on which the Option was granted;

(vi)	no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(vii)	with respect to Incentive Options, the aggregate Fair Market Value of Common Stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i)	no rights to an award of Restricted Stock are granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Compensation Committee;

(ii)	Restricted Stock shall not be delivered until they are free of any restrictions specified by the Compensation Committee at the time of grant;

(iii)	recipients of Restricted Stock have the rights of a stockholder of the Jerrick as of the date of the grant of the Restricted Stock;

(iv)	shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v)	the Restricted Stock is not transferable until the date on which the Compensation Committee has specified such restrictions have lapsed.

Note 11 — Income Taxes

Deferred Tax Assets

At December 31, 2016, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $9,000,000 that may be used to offset future taxable income through the fiscal year ending December 31, 2035. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $3,100,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. The valuation allowance changed by approximately $1,900,000 and $1,200,000 for the years ended December 31, 2016 and 2015, respectively.

F-55

Components of deferred tax assets are as follows:

	December 31, 2016	December 31, 2015
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$3,100,000	$1,910,000
Less valuation allowance	(3,100,000)	(1,910,000)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%

Effective income tax rate	0.0%	0.0%

Note 12 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.

Private Placement Offering:

On February 22, 2017, the Company  conducted the initial closing (the “Initial Closing”) of a private placement offering (the “Offering”) of the Company’s securities by entering into a subscription agreement (the “Subscription Agreement”) for gross proceeds of $140,605.

On March 17, 2017, the Company conducted the final closing of the Offering by entering into Subscription Agreements with eight accredited investors for additional gross proceeds of $775,980. In the aggregate, the Company entered into Subscription Agreements offering up to $1,000,000 of face value in secured promissory notes with an original issue discount of six percent (6%) and warrants to purchase the Company’s common stock. Pursuant to the Subscription Agreements, the Company issued $975,511 aggregate principal amount of the Notes due on September 1, 2017 and warrants to purchase shares of the Company’s common stock for aggregate gross proceeds of $916,585.

The Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The Warrants have a five-year term. Investors received Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) Investors purchasing at least $100,000 but less than $150,000 of the Offering received a Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) Investors purchasing less than $100,000 of the Offering received to a Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the Notes and Warrants.

Issuance of Related Party Notes:

On January 25, 2017, the Company issued a related party an unsecured convertible promissory note in the amount fo $50,000.  The Note matures on April 14, 2017 and bears interest at 10%.  The Note is convertible at a rate of $0.30.

On January 26, 2017, The Company issued a related party an unsecured promissory note in the amount of $50,000.  The Note matures on November 22, 2017 and bears interest at a rate of 10%.

On February 7, 2017, the Company issued a related party an unsecured promissory note in the amount of $10,000.  The Note matures on February 7, 2018 and bears interest at a rate of 10%.

F-56

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant estimates that expenses payable by the registrant is connection with the offering described in this Registration Statement will be as follows:

Securities and Exchange Commission registration fee		$825.37
Accounting fees and expenses	$	[●]*
Legal fees and expenses	$	[●]*
Transfer agent and registrar fees	$	[●]*
Printing expenses	$	[●]*
Miscellaneous	$	[●]*
Total	$	[●]*

*To be included by amendment

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Certificate of Incorporation provides that it will indemnify our officers and directors to the full extent permitted by Nevada state law. Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the terms of the Merger, the Company assumed 33,415 shares of Jerrick’s Series A Cumulative Convertible Preferred Stock (the “Jerrick Ventures Series A Preferred”) and 8,064 shares of Series B Cumulative Convertible Preferred Stock (the “Jerrick Ventures Series B Preferred”). Jerrick shareholders that held either Jerrick Ventures Series A Preferred or Jerrick Ventures Series B Preferred exchanged such shares on a one for one basis for Jerrick Media Series A Preferred and Jerrick Media Series B Preferred.

In addition, on February 6, 2016, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with three investors providing for the issuance and sale of an aggregate of 2,626,308 shares of the Company’s Common Stock, par value $0.001 per share, for an aggregate purchase price of $2,626.

On February 5, 2016, the Company, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of the Company (the “Merger”). The transaction (the “Closing”) took place on February 5, 2016 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 28,500,000 shares of the Company’s Common Stock.

During the six months ended June 30, 2016, the company has issued 1,233,932 shares of the Company’s Common Stock to advisors and consultants.

II-1

February 2018 Offering

Effective February 12, 2018, Jerrick Media Holdings, Inc. (the “Company”), through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), completed a private placement offering in the aggregate amount of $750,000 (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “Note” and together the “Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), at a price of $0.20 per share (the “Conversion Price”), and a five-year warrant to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into securities purchase agreements (each a “Securities Purchase Agreement”) with 22 accredited investors (the “Investors”). The aggregate gross proceeds of the Offering is $750,000.00.

The Notes issued to the Investors bear interest at a rate of fifteen percent (15%) per annum and mature on the second (2nd) anniversary of their issuance dates. The Notes are secured by a second priority security interest in the Company’s assets up to $1,000,000.

If while any of the securities are outstanding, there is not an effective registration statement covering all of the shares underlying the Warrants and shares of the Company’s Common Stock issuable pursuant to the terms of the Note and the Company shall determine to prepare and file with the United States Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Note such Investor requests to be registered.

During the period of the Offering certain existing note holders of the Company that were issued notes totaling $290,925 in unpaid principal and interest (the “Old Debt Obligations”), extinguished such notes in favor of the issuance of Units in the principal aggregate amount of $290,925 (the “New Debt Obligations”).

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

December 2017 Offering

On December 21, 2017 and December 27, 2017, Jerrick Media Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements with two accredited investors (the “Investors”) for the issuance and sale of (i) 15% Secured Convertible Promissory Notes (the “Notes”) in the principal aggregate amount of $200,000, convertible into shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”), at a price of $0.20 per share (the “Conversion Price”), and (ii) five-year warrants (the “Warrants”) to purchase the number of shares of Common Stock equal to one hundred percent (100%) of the shares into which the Notes can be converted into (“Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”).

The Notes pay interest at the rate of 15% per annum and mature on the second anniversary of the date of issuance. For so long as the Notes are outstanding, if the Company issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances (as defined in the Notes), for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Notes immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Notes shall be reduced to such other lower price.

II-2

The Notes are secured indebtedness of the Company and shall be secured by a second priority lien on all the assets of the Company and its subsidiaries; provided, however, that the Company will be permitted to enter into a traditional revolving credit facility secured by receivables with a maximum borrowing capacity of $1,000,000.

The Warrants are immediately exercisable at the Exercise Price, subject to adjustment.

If while any of the Notes and Warrants are outstanding, there is not an effective registration statement covering all of the shares of Common Stock underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes, and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such shares underlying the Warrants and shares of Common Stock issuable pursuant to the terms of the Notes such Investor requests to be registered.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

2017 Debt Offering

From August 25, 2017 through November 8, 2017, the Company conducted multiple closings of a private placement offering to accredited investors (the “Offering”) whereby the Company sold units of its securities (the “Units”) with each Unit consisting of a 15% Secured Convertible Promissory Note (each a “2017 Debt Offering Note” and collectively the “2017 Debt Offering Notes” together with the Notes the “Convertible Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “2017 Debt Offering Conversion Shares”), at a price of $0.20 per share (the “2017 Debt Offering Conversion Price”), and a five-year warrant (the “2017 Debt Offering Warrants”) to purchase the Company’s common stock equal to one hundred percent (100%) of the shares into which the 2017 Debt Offering Notes can be converted into (“2017 Debt Offering Warrant Shares”) at an exercise price of $0.20 per share (the “Exercise Price”) by entering into subscription agreements (each a “Subscription Agreement”) with accredited investors (the “Investors”).

The Company terminated the Offering on November 9, 2017 (the “Termination Date”).

In connection with the Offering, the Company entered into that certain Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall prepare and, as soon as practicable, but in no event later than one hundred twenty days from the Termination Date (the “Filing Date”), file a Registration Statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the Registrable Securities (as defined in the Securities Purchase Agreement) for an offering to be made on a continuous basis pursuant to SEC Rule 415. The Company shall use its best efforts to cause the Registration Statement to become effective no later than one hundred twenty days after the Filing Date (the “Mandatory Effectiveness Date”).

July 2017 Offering

On July 14, 2017, Jerrick Media Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement and held the initial closing of a private placement offering (the “Offering”) of the Company’s securities for gross proceeds of $200,000. On July 18, 2017, the Company conducted the second and final closing of the Offering with one additional accredited investor for additional gross proceeds of $200,000, resulting in aggregate net proceeds to the Company of approximately $377,777.80, after deducting estimated Offering expenses payable by the Company.

In the aggregate, the Company entered into Securities Purchase Agreements with two accredited investors (as defined below) for (i) the issuance and sale of 8.5% Convertible Redeemable Debentures, containing a ten percent (10%) original issuance discount, due April 18, 2018 (the “ Debentures ”) and (ii) the issuance and sale of five-year Common Stock Purchase Warrants (the “ Warrants ” and, together with the Debentures, the “ Securities ”) to purchase up to 350,000 shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”).

II-3

The Debentures are convertible into shares of Common Stock at any time after January 18, 2018 until April 18, 2018 at a conversion price equal to the lower of $0.20 per share or 70% of the lowest volume weighted average price of the Common Stock as reported on the OTC QB or on any exchange upon which the Common Stock may trade in the future. During the first six months following the issuance of each Debenture, the Company may redeem such Debenture by paying the holder as follows: (i) if the redemption is within the first 30 days the Debenture is in effect, an amount equal to 140% of the unpaid principal amount of the Debenture plus any interest that has accrued during that period; and (ii) if the redemption is after the 31st day the Debenture is in effect, but prior to the 180th day the Debenture is in effect, an amount equal to 150% of the unpaid principal amount of the Debenture along with any accrued interest. The Debentures may not be redeemed after 180 days.

The Warrants were immediately exercisable upon issuance at an exercise price of $0.20 per share, subject to adjustment, and expire five years from the date of issuance.

The Securities were issued pursuant to the private placement exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). Both of the investors in the Offering represented that it is an “accredited investor,” as defined in Rule 501 of Regulation D. The Securities will be restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

February 2017 Offering

On February 22, 2017, Jerrick Media Holdings, Inc. (the “Company”) conducted the initial closing (the “Initial Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s securities by entering into a subscription agreement (the “Subscription Agreement”) with an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for gross proceeds of $140,605.

On March 17, 2017, the Company conducted the final closing of the Offering by entering into Subscription Agreements with eight accredited investors for additional gross proceeds of $775,980. In the aggregate, the Company entered into Subscription Agreements with nine accredited investors (the “Investors” and each, an “Investor,”), offering up to $1,000,000 of face value in secured promissory notes (each, a “Note” and collectively, the “Notes”) with an original issue discount of six percent (6%) and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase the Company’s common stock. Pursuant to the Subscription Agreements, the Company issued $975,511 aggregate principal amount of the Notes due on September 1, 2017 and warrants to purchase shares of the Company’s common stock for aggregate gross proceeds of $916,585.

The Notes are convertible into shares of the Company’s common stock at the time of Company’s next round of financing (the “Subsequent Offering”) at a price equal to eighty-five percent (85%) of the price per share offered in the Subsequent Offering (the “Conversion Price”). The Warrants have a five-year term. Investors received Warrants in the following amounts: (i) Investors purchasing $150,000 or more of the Offering received a Warrant equal to one hundred thirty percent (130%) of the dollar amount invested in the Offering; (ii) Investors purchasing at least $100,000 but less than $150,000 of the Offering received a Warrant equal to one hundred percent (100%) of the dollar amount invested in the Offering; and (iii) Investors purchasing less than $100,000 of the Offering received to a Warrant equal to seventy percent (70%) of the dollar amount invested in the Offering. The Warrants entitle the holder to purchase shares of the Company’s common stock at $0.20 per share (the “Exercise Price”).

II-4

The Conversion Price and the Exercise Price are subject to adjustments for issuances of (i) the Company’s common stock, (ii) any equity linked instruments or (iii) securities convertible into the Company’s common stock, at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustments shall result in the Conversion Price or Exercise Price being reduced to such lower purchase price, as described in the Notes and Warrants.

In connection with the Offering, the Company retained Bradley Woods & Co. Ltd., a registered FINRA broker-dealer, as its placement agent (the “Placement Agent”) to carry out the Offering on a “best-efforts” basis. The Company agreed to pay the Placement Agent for its services in the Offering, (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering and (ii) warrants to purchase shares of the Company’s common stock equal to ten percent (10%) of the number of shares of the Company’s common stock that are issuable upon conversion of the Notes sold in the Offering at the Exercise Price. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the Offering.

The securities issued pursuant to the Offering were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

November 2016 Financing

On November 1, 2016, Jerrick Media Holdings, Inc. (the “Company”) conducted the initial closing of a private placement offering to accredited investors (the “Offering”) of units of the Company’s securities by entering into a subscription agreement with an “accredited investor” (“Investor”) for aggregate gross proceeds of $100,000. On December 30, 2016, the Company conducted the final closing of the Offering. In the aggregate, the Company entered into a subscription agreement (each a “Subscription Agreement” and collectively, the “Subscription Agreements”) with 6 “accredited investors” (the “Investors”) for aggregate gross proceeds of $400,000.

The Company conducted the Offering, through its placement agent, Network 1 Financial Securities, Inc. (the “Placement Agent”), offering a minimum of $100,000 up to a maximum of $400,000 of units of its securities (each, a “Unit” and collectively, the “Units”), with each Unit consisting of (a) a 10% Convertible Unsecured Promissory Note in the aggregate face principal amount of $100,000 (the “Note”), convertible into shares of the Company’s common stock, par value $.001 per share (“Conversion Shares”) at an initial conversion price of $0.30 per share (the “Conversion Price”), and (b) a five-year warrant (“Warrants”) to purchase 100,000 shares of Common Stock (“Warrant Shares”) at $0.30 per share (“Exercise Price”) for $100,000 per Unit (the “Unit Purchase Price”), subject to pro-rata adjustment for purchases approved by the Company for less than the Unit Purchase Price.

The Conversion Price of the Note and the Exercise Price of the Warrants are subject to adjustment for issuances of the Company’s common stock or any equity linked instruments or securities convertible into the Company’s common stock at a purchase price of less than the prevailing Conversion Price or Exercise Price. Such adjustment shall result in the Conversion Price and Exercise Price being reduced to such lower purchase price, subject to carve-outs as described therein.

The Notes issued to the Investors, bear interest at a rate of ten percent (10%) per annum and matures on the first (1st) anniversary of the issuance date of such note.

In connection with the Offering, the Company retained the Placement Agent, a registered FINRA broker dealer, to carry out the Offering on a “best-efforts” basis. For services in its capacity as Placement Agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, (ii) a non-accountable expense allowance of three percent (3%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, and (iii) shares of Common Stock equal to ten percent (10%) of the number of Conversion Shares that are issuable upon conversion of the Notes sold in the Offering. The Placement Agent may reallocate a portion of its compensation to other licensed securities broker-dealers assisting in the sale and placement of the Units.

Additionally, on December 22, 2016, the Company entered into a subscription agreement (the “Subsequent Accredited Investor Subscription Agreement”), substantially the same in form and substance to the Subscription Agreements, with an accredited investor (“Accredited Investor”) for aggregate gross proceeds of $225,000 (the “Subsequent Debt Financing”). Though not part of the Offering, the Accredited Investor was issued a Note and Warrants on identical terms as those investing in the Offering. The Placement Agent did not receive compensation for the Subsequent Debt Financing.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

II-5

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits.  The exhibits listed below are filed as a part of this registration statement.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 5, 2016 by and among the Company, GPH Merger Sub., Inc., and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

2.2	Agreement and Plan of Merger dated February 28, 2016 by and among the Company and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.1	Articles of Incorporation, filed with the Nevada Secretary of State on December 30, 1999 (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).

3.2	Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on November 6, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2013).

3.3	Certificate of Designation, Preferences, and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on April 8, 2014).

3.4	Certificate of Designation, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).

3.5	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).

3.6	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.7	Jerrick Ventures, Inc. Certificate of Designation of Series A Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.8	Jerrick Ventures, Inc. Amendment to Certificate of Designation of Series A Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

3.9	Jerrick Ventures, Inc. Certificate of Designation of Series B Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

II-6

3.10	Certificate of Withdrawal of Certificate of Designation for Series A Preferred Stock. (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.11	Certificate of Withdrawal of Certificate of Designation for Series B Preferred Stock. (incorporated by reference to Exhibit 3.2 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.12	Certificate of Withdrawal of Certificate of Designation for Series C Preferred Stock. (incorporated by reference to Exhibit 3.3 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.13	Certificate of Designation for Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.14	Certificate of Designation for Series C Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).

3.15	Bylaws (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).

3.16	Certificate of Incorporation of Jerrick Ventures, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

4.1	Convertible Promissory Note between the Company and KBM Worldwide, Inc. dated August 22, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on August 26, 2014).

4.2	Convertible Promissory Note between the Company and KBM Worldwide, Inc. dated November 17, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on December 2, 2014).

4.3	Securities Purchase Agreement between the Company, Bonjoe Gourmet Chips LLC and certain purchasers dated December 10, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on December 10, 2014).

4.4	Amended and Restated Securities Purchase Agreement between the Company, Bonjoe Gourmet Chips LLC and certain purchasers dated January 30, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on February 3, 2015).

4.5	Convertible Debenture, dated March 17, 2016 (incorporated by reference to Exhibit 4.5 to the Company’s annual report on Form 10-K filed with the Commission on April 4, 2016).

4.6	Secured Promissory Note, dated April 5, 2016 (incorporated by reference to Exhibit 4.6 to the Company’s annual report on Form 10-K filed with the Commission on April 4, 2016).

4.7	Form of Warrant. (incorporated by reference to Exhibit 4.1 to the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

4.8	Form of Warrant. (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8- K filed with the Commission on March 21, 2017).

4.9	Form of Series A Preferred Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.5 the Company’s Registration Statement on Form S-1 filed with the Commission on August 31, 2016)

4.10	Form of Series B Preferred Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.6 the Company’s Registration Statement on Form S-1 filed with the Commission on August 31, 2016)

4.11	Common Stock Purchase Warrant, dated April 5, 2016 (incorporated by reference to Exhibit 10.15 to the Company’s annual report on Form 10-K filed with the Commission on April 4, 2016).

4.12	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

4.13	Form of Warrant (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on January 17, 2017).

II-7

4.14	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

4.15	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).

4.16	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)

4.17	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K filed with the Commission on January 2, 2018)

5.1†	Opinion of counsel

10.1	Agreement for the Purchase and Sale of Real Estate between Ashland Holdings, LLC and TD Bank dated October 29, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 1, 2013).

10.2	Release Agreement between the Company and George I. Norman dated August 15, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on August 15, 2014).

10.3	Securities Purchase Agreement between the Company and KBM Worldwide, Inc. dated August 22, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on August 26, 2014).

10.4	Sale and Purchase Agreement between Ashland Holdings, LLC and Jonathon and Jessica Delavan dated October 2, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on October 9, 2014).

10.5	Securities Purchase Agreement between the Company and KBM Worldwide, Inc. dated November 17, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 2, 2014).

10.6	Investment Agreement dated as of November 30, 2014 by and between the Company and Kent Campbell (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).

10.7	Royalty Agreement between the Company and Bonjoe Gourmet Chips LLC dated December 10, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on December 16, 2014).

10.8	Securities Purchase Agreement dated as of July 29, 2015 between Great Plains Holdings, Inc. and Cape One Master Fund II LP. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).

10.9	Spin-Off Agreement dated as of February 5, 2016 between the Company and Kent Campbell. (incorporated by reference to Exhibit 10.9 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.10	Share Exchange Agreement dated as of February 5, 2016 by and among Great Plains Holdings, Inc., Kent Campbell, Denis Espinoza and Sarah Campbell. (incorporated by reference to Exhibit 10.10 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.11	Form of Stock Purchase Agreement. (incorporated by reference to Exhibit 10.11 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.12	Loan Agreement by and between the Company and Arthur Rosen, dated May 26, 2016. (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on June 2, 2016).

10.13	Security Agreement by and between the Company and Arthur Rosen, dated May 26, 2016. (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on June 2, 2016).

10.14	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

10.15	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.16	Form of Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.17	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 24, 2016).

II-8

10.18	Assignment and Assumption Agreement, dated May 12, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).

10.19	Line of Credit Agreement, dated May 9, 2017 by and between the Company and Arthur Rosen (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).

10.20	Promissory Note Issued In Favor Grawlin, LLC, Dated May 12, 2017, (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).

10.21	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on January 17, 2017).

10.22	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on January 17, 2017).

10.23	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.24	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).

10.25	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).

10.26	Form of 8.5% Convertible Redeemable Debentures due April 18, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).

10.27	Securities Purchase Agreement between the Company and Crossover Capital Fund I, LLC dated July 11, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.28	Jerrick Media Holdings Inc. 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.29	First Amendment to 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

II-9

10.30	Securities Purchase Agreement between the Company and Diamond Rock LLC dated July 24, 2017 (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.31	Jerrick Media Holdings Inc 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.32	First Amendment to 8.5% Convertible Redeemable Note Due April 24, 2018 (incorporated by reference to Exhibit 10.6 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.33	First Amendment to 8.5% Convertible Redeemable Note Due April 18, 2018 (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)

10.34	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)

10.35	Form of Promissory Note (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)

10.36	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on February 14, 2018)

10.37	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on January 2, 2018)

10.38	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on January 2, 2018)

10.39	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on February 13, 2018)

10.40	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on February 13, 2018)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Registration Statement on Form S-1 filed with the Commission on August 31, 2016).

23.1*	Consent of KLJ & Associates, LLP

23.3†	Consent of counsel (included in Exhibit 5.1 filed herewith)

*        Filed herewith

†        To be filed by amendment

II-10

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of New Jersey, on March 9, 2018.

Jerrick Media Holdings, Inc.

By:	/s/ Jeremy Frommer
Name:	Jeremy Frommer
Title:	Chief Executive Officer
(Principal Executive Officer)
(Principal Financial Officer)
(Principal Accounting Officer)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Jeremy Frommer	Chief Executive Officer, Director	March 9, 2018
Jeremy Frommer

/s/ Rick Schwartz	President	March 9, 2018
Rick Schwartz

/s/ Andrew Taffin	Director	March 9, 2018
Andrew Taffin

/s/ Leonard Schiller	Director	March 9, 2018
Leonard Schiller

II-12